    As filed with the Securities and Exchange Commission on March 25, 2002


                                                    Registration Nos. 333-81622


                                                                   333-81622-01


                                                                   333-81622-02

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                                AMENDMENT NO. 1


                                      To

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               -----------------
                               Radio One, Inc.*
                               Radio One Trust I
                               Radio One Trust II
            (Exact name of Registrant as specified in its charter)
                               -----------------
         Delaware                 52-1166660                   4832
         Delaware              TO BE APPLIED FOR
         Delaware              TO BE APPLIED FOR
      (State of other          (I.R.S. Employer      (Primary Standard Industry
      jurisdiction of         Identification No.)     Classification Number)
     incorporation or
       organization)
                    5900 Princess Garden Parkway, 7th Floor
                               Lanham, MD 20706
                           Telephone: (301) 306-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                            ALFRED C. LIGGINS, III
                     Chief Executive Officer and President
                                Radio One, Inc.
                    5900 Princess Garden Parkway, 7th Floor
                               Lanham, MD 20706
                           Telephone: (301) 306-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 With copy to:
                           TERRANCE L. BESSEY, ESQ.
                             LAURA S. HARPER, ESQ.
                               Kirkland & Ellis
                          655 Fifteenth Street, N.W.
                            Washington, D.C. 20005
                           Telephone: (202) 879-5000
* The entities listed on the page following the Registration Fee Calculation Table (on next page) are also included in this Registration Statement on Form S-3 as additional Registrants.
                               -----------------
   Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434,please check the following box. [_]
   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                     Proposed
                                                                  Number/            Maximum            Proposed
                                                                 Amount of           Offering           Maximum
                                                               Securities to        Price Per          Aggregate
      Title of Each Class of Securities to be Registered       be Registered        Unit/Share       Offering Price
---------------------------------------------------------------------------------------------------------------------------
PRIMARY OFFERING:
Class D Common Stock, par value $0.001 per share /(1)/........
Preferred stock, par value $0.001 per share /(1)/.............
Warrants to purchase class D common stock, preferred stock or debt securities /(1)/........................................
Stock purchase contracts of Radio One, Inc. /(1)/.............
Stock purchase units of Radio One, Inc. /(1)/.................
8 7/8% Senior Subordinated Notes due 2011 /(1)/...............
Other debt securities of Radio One, Inc. /(1)/................
Guarantees of debt securities of Radio One, Inc. /(1)(2)/.....
Junior subordinated debentures of Radio One, Inc. /(1)(3)/....
Trust preferred securities of Radio One Trust I /(1)(4)/......
Trust preferred securities of Radio One Trust II /(1)(4)/.....
Radio One, Inc. guarantees with respect to the Trust preferred securities /(1) (2)/.........................................
  Primary Offering Total...................................... $500,000,000/(1)(5)/      N/A/(5)(6)/  $500,000,000/(1)(5)/
---------------------------------------------------------------------------------------------------------------------------
SECONDARY OFFERING:
Class D Common Stock, par value $0.001 per share..............    3,483,510           $17.48/(7)/     $ 60,891,755/(1)(5)/
---------------------------------------------------------------------------------------------------------------------------
TOTAL.........................................................          N/A              N/A          $560,891,755




                                                                Amount of
                                                               Registration
      Title of Each Class of Securities to be Registered           Fee
--------------------------------------------------------------------------------
PRIMARY OFFERING:
Class D Common Stock, par value $0.001 per share /(1)/........
Preferred stock, par value $0.001 per share /(1)/.............
Warrants to purchase class D common stock, preferred stock or debt securities /(1)/........................................
Stock purchase contracts of Radio One, Inc. /(1)/.............
Stock purchase units of Radio One, Inc. /(1)/.................
8 7/8% Senior Subordinated Notes due 2011 /(1)/...............
Other debt securities of Radio One, Inc. /(1)/................
Guarantees of debt securities of Radio One, Inc. /(1)(2)/.....
Junior subordinated debentures of Radio One, Inc. /(1)(3)/....
Trust preferred securities of Radio One Trust I /(1)(4)/......
Trust preferred securities of Radio One Trust II /(1)(4)/.....
Radio One, Inc. guarantees with respect to the Trust preferred securities /(1) (2)/.........................................
  Primary Offering Total......................................   $46,000/(9)/
--------------------------------------------------------------------------------
SECONDARY OFFERING:
Class D Common Stock, par value $0.001 per share..............   $ 5,602/(9)/
--------------------------------------------------------------------------------
TOTAL.........................................................   $51,602/(8)(9)/

================================================================================
/(1)/ Such indeterminate number or amount of class D common stock, preferred stock, warrants, stock purchase contracts, stock purchase units, 8 7/8% Senior Subordinated Notes due 2011, other senior and subordinated debt securities and junior subordinated debentures of Radio One, Inc., and trust preferred securities of Radio One Trust I and Radio One Trust II, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
/(2)/ Pursuant to Rule 457(h), no separate fee is payable with respect to the guarantees being registered hereby.
/(3)/ Junior subordinated debentures or other debt securities may be issued and sold to Radio One Trust I or Radio One Trust II in connection with the issuance of trust preferred securities by Radio One Trust I or Radio One Trust II, in which event such junior subordinated debentures or other debt securities may later be distributed to holders of the trust preferred securities upon dissolution and liquidation of Radio One Trust
      I or Radio One Trust II. No separate consideration will be received for the junior subordinated debentures or other debt securities of Radio One, Inc. distributed upon any liquidation of Radio One Trust I or Radio One Trust II.
/(4)/ Radio One, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to trust preferred securities issued by Radio One Trust I and Radio One Trust II. No separate consideration will be received for the Radio One, Inc.
      guarantees or any other such obligations.
/(5)/ United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
/(6)/ The Registrants will determine the proposed maximum offering price per unit/share from time to time in connection with issuance of the securities registered hereunder.
/(7)/ These amounts, estimated solely for the purpose of determining the registration fee, were calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and were based on the average high and low sale price per share on The Nasdaq Stock Market's National Market of Radio One, Inc.'s class D common stock, par value $0.001 per share, determined on January 28, 2002.

/(8)/ As permitted by Rule 429 under the Securities Act of 1933, as amended, and Securities Act Release No. 33-7168, footnote 21, Radio One is carrying forward the filing fee related to Registration Statement No. 333-58436 previously filed, as to which all 5,000,000 shares of class D common stock of Radio One thereunder remain unsold. The registration fee of $24,750 associated with such securities was previously paid. Accordingly, the registration fee owed with respect to the securities being registered hereby is $26,852.


/(9)/ Previously paid.

================================================================================

   The following direct and indirect subsidiaries of Radio One, Inc. are guarantors of the 8 7/8% Senior Subordinated Notes due 2011 and may guarantee certain of the other debt securities and are additional Registrants under this Registration Statement:

                                                                    I.R.S. Employer
 Exact Name of Additional Registrants*   Jurisdiction of Formation Identification No.
 -------------------------------------   ------------------------- ------------------
RADIO ONE LICENSES, LLC.................         Delaware                 52-1166660
BELL BROADCASTING COMPANY...............         Michigan                 38-1537987
RADIO ONE OF DETROIT, LLC...............         Delaware                 38-1537987
RADIO ONE OF ATLANTA, LLC...............         Delaware                 52-1166660
ROA LICENSES, LLC.......................         Delaware                 52-1166660
RADIO ONE OF CHARLOTTE, LLC.............         Delaware                 57-1103928
RADIO ONE OF AUGUSTA, LLC...............         Delaware                 52-1166660
CHARLOTTE BROADCASTING, LLC.............         Delaware                 52-1166660
RADIO ONE OF NORTH CAROLINA, LLC........         Delaware                 52-1166660
RADIO ONE OF BOSTON, INC................         Delaware                 52-2297366
RADIO ONE OF BOSTON LICENSES, LLC.......         Delaware                 52-2297366
BLUE CHIP MERGER SUBSIDIARY, INC........         Delaware                 52-2334006
BLUE CHIP BROADCAST COMPANY.............             Ohio                 31-1402186
BLUE CHIP BROADCASTING, LTD.............             Ohio                 31-1459349
BLUE CHIP BROADCASTING LICENSES, LTD....             Ohio                 31-1402186
BLUE CHIP BROADCASTING LICENSES II, LTD.           Nevada                 31-1688377
RADIO ONE OF INDIANA, L.P...............         Delaware                 52-2359338
RADIO ONE OF INDIANA, LLC...............         Delaware                 52-1166660
RADIO ONE OF TEXAS, L.P.................         Delaware                 52-2359336
RADIO ONE OF TEXAS I, LLC...............         Delaware                 52-2359328
RADIO ONE OF TEXAS II, LLC..............         Delaware                 52-2359333
SATELLITE ONE, L.L.C....................         Delaware          To Be Applied For

--------
* The address for each of the additional Registrants is Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706, telephone (301) 306-1111. The primary standard industrial classification number for each of the additional Registrants is 4832.

                               EXPLANATORY NOTE


   This registration statement consists of three separate prospectuses. The first prospectus relates to (i) the offer and sale from time to time by Radio One, Inc. of its class D common stock, preferred stock, warrants, stock purchase contracts, stock purchase units, debt securities and guarantees, and
(ii) the offer and sale from time to time of trust preferred securities by Radio One Trust I and Radio One Trust II. The second prospectus relates to the offer and sale from time to time by certain selling stockholders of Radio One, Inc. named therein of class D common stock of Radio One, Inc. The third prospectus relates to (i) the offer and sale by Radio One, Inc. of 8,700,000 shares of its class D common stock, (ii) the offer and sale by certain selling stockholders of Radio One, Inc. named therein of 1,300,000 shares of class D common stock of Radio One, Inc., and (iii) if the underwriters named therein exercise their option to purchase such shares to cover over-allotments of shares, the offer and sale by (A) Radio One, Inc. of up to an additional 316,490 shares of class D common stock of Radio One, Inc., and (B) certain selling stockholders of Radio One, Inc. named therein of up to an additional 1,183,510 shares of class D common stock of Radio One, Inc. The sale of shares of its class D common stock by Radio One, Inc. pursuant to the third prospectus will reduce the aggregate initial public offering price of the securities of Radio One, Inc. available for sale under the first prospectus. The sale of shares by the selling stockholders of Radio One, Inc. named in the third prospectus will reduce the number of shares of class D common stock of Radio One, Inc. available for sale by those same selling stockholders under the second prospectus.

   The information in this preliminary prospectus is not complete and may be changed. Radio One and the Radio One Trusts may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY 29, 2002

[LOGO] Radio One Logo

                                 $500,000,000

                                RADIO ONE, INC.
                               -----------------
                             Class D Common Stock
                                Preferred Stock
                   8 7/8% Senior Subordinated Notes Due 2011
                            Senior Debt Securities
                         Subordinated Debt Securities
                        Junior Subordinated Debentures
                                   Warrants
                           Stock Purchase Contracts
                             Stock Purchase Units

                               RADIO ONE TRUST I
                               RADIO ONE TRUST II
                               -----------------
        Trust Preferred Securities Fully and Unconditionally Guaranteed
         to the Extent Provided in this Prospectus by Radio One, Inc.
                               -----------------

   This prospectus is part of a shelf registration statement which Radio One and the Radio One Trusts have filed with the Securities and Exchange Commission. Under the shelf registration statement, Radio One may offer: shares of class D common stock; shares of preferred stock; stock purchase contracts to purchase shares of class D common stock; stock purchase units to purchase shares of class D common stock; 8 7/8% senior subordinated notes due 2011, other unsecured debentures, notes, bonds or other evidences of indebtedness; and warrants to purchase shares of class D common stock, preferred stock or debt securities; and the Radio One Trusts may offer trust preferred securities, all of which securities combined, have an aggregate initial public offering price of $500,000,000, including the U.S. dollar equivalent if the initial public offering is denominated in one or more foreign currencies, foreign currency units or composite currencies.

   Under the shelf registration process, we may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale. Radio One's debt securities may be issuable in global form, in registered form without coupons attached, or in bearer form with or without coupons attached.

   Our class D common stock is traded on The Nasdaq Stock Market's National Market under the symbol "ROIAK." The last reported sale price for our class D common stock on January 28, 2002 was $17.65 per share.

   In addition to class D common stock, Radio One also has shares of class A common stock, class B common stock and class C common stock issued and outstanding. The rights of holders of each of these classes of common stock differ with respect to some aspects of convertibility and voting. Radio One will not offer or sell any shares of class A common stock, class B common stock or class C common stock using this prospectus.

   This prospectus provides a general description of the securities Radio One and the Radio One Trusts may offer. Each time Radio One sells a particular series of debt securities or preferred stock, shares of class D common stock, stock purchase contracts, stock purchase units or warrants or a Radio One Trust sells trust preferred securities, it will provide a prospectus supplement which will contain the specific terms of the securities being offered at that time. Unless otherwise specified in the prospectus supplement, the debt securities will be senior debt securities of Radio One.

   The prospectus supplement may add, update or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement in conjunction with the additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

   Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is       , 2002.

                               -----------------

                               TABLE OF CONTENTS

                                                       Page
                    -                                  ----
                    RADIO ONE, INC....................   1
                    THE RADIO ONE TRUSTS..............   1
                    CAUTIONARY NOTE REGARDING
                      FORWARD-LOOKING STATEMENTS......   2
                    USE OF PROCEEDS...................   2
                    RATIO OF EARNINGS TO FIXED CHARGES
                      AND PREFERRED STOCK DIVIDENDS...   3
                    GENERAL DESCRIPTION OF SECURITIES.   3
                    RISK FACTORS......................   3
                    DESCRIPTION OF CAPITAL STOCK......   3
                    DESCRIPTION OF NOTES..............   5
                    DESCRIPTION OF OTHER DEBT
                      SECURITIES......................  41
                    DESCRIPTION OF GUARANTEES.........  49
                    DESCRIPTION OF JUNIOR SUBORDINATED
                      DEBENTURES......................  50
                    DESCRIPTION OF TRUST PREFERRED
                      SECURITIES......................  59

                                                        Page
                    -                                   ----
                    DESCRIPTION OF PREFERRED SECURITIES
                      GUARANTEES.......................  68
                    RELATIONSHIP AMONG THE TRUST
                      PREFERRED SECURITIES, THE
                      CORRESPONDING JUNIOR
                      SUBORDINATED DEBENTURES OR OTHER
                      DEBT SECURITIES AND THE PREFERRED
                      SECURITIES GUARANTEES............  73
                    DESCRIPTION OF WARRANTS............  74
                    DESCRIPTION OF STOCK PURCHASE
                      CONTRACTS AND STOCK PURCHASE
                      UNITS............................  76
                    PLAN OF DISTRIBUTION...............  77
                    LEGAL MATTERS......................  78
                    EXPERTS............................  78
                    WHERE YOU CAN FIND MORE
                      INFORMATION......................  79
                    INFORMATION INCORPORATED BY
                      REFERENCE........................  79

                               -----------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                RADIO ONE, INC.

   Radio One was founded in 1980 and is one of the largest radio broadcasting companies in the United States. We are also the largest radio broadcasting company in the United States primarily targeting African-Americans.

   Our strategy is to expand within our existing markets and into new markets that have a significant African-American presence. We believe radio broadcasting primarily targeting African-Americans has significant growth potential. We also believe that we have a competitive advantage in the African-American market and the radio industry in general, due to our primary focus on urban formats, our skill in programming and marketing these formats, and our turnaround expertise.

   Radio One is led by our Chairperson and co-founder, Catherine L. Hughes, and her son, Alfred C. Liggins, III, our Chief Executive Officer and President, who together have 45 years of operating experience in radio broadcasting. Ms. Hughes, Mr. Liggins and our strong management team have successfully executed a strategy of acquiring and turning around underperforming radio stations.

   Our principal executive offices are located at 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706 and our telephone number is (301) 306-1111.

   For more information about our business, please see our Form 10-K/A for the year ended December 31, 2000, which is incorporated by reference in this prospectus. The description of our business contained in our Form 10-K/A for the year ended December 31, 2000 will be updated and superseded by later filings we make with the SEC that are incorporated by reference in this prospectus.

                             THE RADIO ONE TRUSTS

   Each Radio One Trust is a statutory business trust created under Delaware law pursuant to:

    . a trust agreement executed by Radio One as sponsor for each Radio One Trust and by the initial trustees of such Radio One Trust; and

    . the filing of a certificate of trust with the Delaware Secretary of State.

   Each Radio One Trust exists for the exclusive purposes of:

    . issuing and selling trust preferred securities representing preferred undivided beneficial interests in the assets of such Radio One Trust and trust common securities representing common undivided beneficial interests in the assets of such Radio One Trust;

    . using the proceeds from the sale of such trust securities to acquire a series of corresponding junior subordinated debentures or other debt securities of Radio One; and

    . engaging in only those other activities necessary, advisable or incidental to these purposes.

   Radio One's junior subordinated debentures or other debt securities, as the case may be, will be the sole assets of a Radio One Trust and, accordingly, payments under the corresponding junior subordinated debentures or other debt securities, as the case may be, will be the sole revenues of that Radio One Trust.

   All of the trust common securities of a Radio One Trust will be owned by Radio One and will rank equally, and payments will be made on trust common securities pro rata, with the trust preferred securities of such Radio One Trust, except that upon the occurrence and continuance of an event of default under the applicable trust agreement resulting from an event of default under the applicable indenture, the rights of Radio One as the trust common securities holder to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of trust preferred securities of such Radio One Trust.

See "Description of Trust Preferred Securities--Subordination of Trust Common Securities." Radio One will acquire trust common securities of each Radio One Trust in an aggregate liquidation amount equal to at least 3% of the total capital of that Radio One Trust. Each Radio One Trust will dissolve on the date specified in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable trust agreement.

   Each Radio One Trust's business and affairs are conducted by its trustees who are appointed by Radio One as the trust common securities holder. Unless otherwise specified in the prospectus supplement, the trustees for each Radio One Trust will be Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and three individual trustees, which are referred to as administrative trustees, who are officers or employees of Radio One. Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement. Wilmington Trust Company will act as indenture trustee under any preferred securities guarantee and the junior subordinated debenture indenture. See "Description of Preferred Securities Guarantees," "Description of Other Debt Securities" and "Description of Junior Subordinated Debentures." The trust common securities holder of a Radio One Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities of such Radio One Trust will be entitled to appoint, remove or replace such Radio One Trust's property trustee and the Delaware trustee. In no event will the holders of trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in Radio One as the trust common securities holder. The duties and obligations of the trustees will be governed by the applicable trust agreement.

   Radio One, as sponsor of the Radio One Trusts, will pay all fees, expenses, debts and obligations, other than payments in respect of trust securities, related to each Radio One Trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Radio One Trust, other than payments in respect of trust securities.

   For financial reporting purposes, we will treat the Radio One Trusts as our subsidiaries. Accordingly, we will include the accounts of the Radio One Trusts in our consolidated financial statements. We will present the Radio One Trusts' preferred securities as a separate line item in our consolidated balance sheet, as mandatorily redeemable preferred securities of Radio One Trust I and Radio One Trust II, and we will include appropriate disclosures about these securities in the notes to our consolidated financial statements.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Radio One's industry, our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                USE OF PROCEEDS

   Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in such prospectus supplement for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures, pending and future acquisitions and strategic investment opportunities. We may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis to fund our future capital and working capital requirements in excess of internally generated funds.

   The proceeds from the sale of trust preferred securities by a Radio One Trust will be invested in either junior subordinated debentures or other debt securities of Radio One. Except as may otherwise be described in the related prospectus supplement, Radio One expects to use the net proceeds from the sale of such junior subordinated debentures or other debt securities to the applicable Radio One Trust for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

       RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

          Fiscal Year Ended December 31,         Nine Months Ended September 30,
        ---------------------------------        -------------------------------
        1996   1997    1998    1999  2000            2000           2001
        ----   ----    ----    ----  ----            ----           ----
          --     --      --   1.08x    --            2.0x             --

Earnings were insufficient to cover combined fixed charges and preferred stock dividends for the fiscal years ended December 31, 1996, 1997, 1998 and 2000 and for the nine months ended September 30, 2001 by approximately $3.6 million, $5.0 million, $4.5 million, $12.7 million and $66.9 million, respectively.

                       GENERAL DESCRIPTION OF SECURITIES

   Radio One may offer shares of class D common stock, preferred stock, 8 7/8% senior subordinated notes due 2011, other debt securities, junior subordinated debentures, warrants, stock purchase contracts, stock purchase units, or any combination of them either individually or as units consisting of one or more securities under this prospectus. Each Radio One Trust may offer trust preferred securities under this prospectus.

                                 RISK FACTORS

   The securities to be offered may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in any securities that may be offered.

                         DESCRIPTION OF CAPITAL STOCK

   The following description of Radio One's capital stock sets forth general terms and provisions of the particular issuance of capital stock to which any prospectus supplement may relate. The prospectus supplement will describe the particular terms of any sale of capital stock and the extent, if any, to which such general provisions will not apply to such sale. The following description is a summary of the material provisions of our certificate of incorporation and is qualified in its entirety by Radio One's certificate of incorporation, which is incorporated as an exhibit to our registration statement of which this prospectus is a part.

   Our capital stock consists of (1) 480,000,000 authorized shares of common stock, $0.001 par value per share, which consists of (a) 30,000,000 shares of class A common stock, (b) 150,000,000 shares of class B common stock, (c) 150,000,000 shares of class C common stock, and (d) 150,000,000 shares of class D common stock, and (2) 1,000,000 shares of preferred stock, par value $0.001 per share, 310,000 shares of which have been designated as 61/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities, known as HIGH TIDES. We have no shares of preferred stock other than the HIGH TIDES designated or outstanding.

Class A Common Stock

   The holders of class A common stock are entitled to one vote for each share held on all matters voted upon by stockholders, including the election of directors and any proposed amendment to the certificate of incorporation. The holders of class A common stock are entitled to vote as a class to elect two directors to the board of directors. The holders of class A common stock will be entitled to such dividends as may be declared at the discretion of the board of directors out of funds legally available for that purpose. The holders of class A common stock will be entitled to share ratably with all other classes of common stock in the net assets of Radio One upon liquidation after payment or provision for all liabilities. All shares of class A common stock may be converted at any time into a like number of shares of class C common stock or class D common stock at the option of the holder of such shares.

Class B Common Stock

   The holders of class B common stock are entitled to the same rights, privileges, benefits and notices as the holders of class A common stock, except that the holders of class B common stock will be entitled to ten votes per share. All shares of class B common stock may be converted at any time into a like number of shares of class A common stock at the option of the holder of such shares. Catherine L. Hughes and Alfred C. Liggins, III may transfer shares of class B common stock held by them only to "Class B Permitted Transferees," and Class B Permitted Transferees may transfer shares of class B common stock only to other Class B Permitted Transferees. If any shares of class B common stock are transferred to any person or entity other than a Class B Permitted Transferee, such shares will automatically be converted into a like number of shares of class A common stock. "Class B Permitted Transferees" include Ms. Hughes, Mr. Liggins, their respective estates, spouses, former spouses, parents or grandparents or lineal descendants thereof, and certain trusts and other entities for the benefit of, or beneficially owned by, such persons. Ms. Hughes and Mr. Liggins have agreed to vote their shares of common stock together in elections of members of the board of directors.

Class C Common Stock

   The holders of class C common stock are entitled to the same rights, privileges, benefits and notices as the holders of class A common stock and class B common stock, except that the holders of class C common stock, unless otherwise required by law, will be entitled to no votes per share. All shares of class C common stock may be converted at any time into a like number of shares of class A common stock at the option of the holder of such shares, except that Class B Permitted Transferees may convert shares of class C common stock into shares of class A common stock, or otherwise acquire shares of class A common stock, only in connection with:

    . a merger or consolidation of Radio One with or into, or other acquisition of, another entity pursuant to which the Class B Permitted Transferees are to receive shares of class A common stock in exchange for their interest in such entity;

    . the transfer of such shares of class A common stock to a person or entity other than a Class B Permitted Transferee; or

    .  a registered public offering of such shares of class A common stock.

Class D Common Stock

   The holders of class D common stock are entitled to the same rights, privileges, benefits and notices as the holders of class A common stock, class B common stock, and class C common stock except that the holders of class D common stock, unless otherwise required by law, will be entitled to no votes per share. The class D common stock is not convertible into shares of any other class of common stock.

Preferred Stock

   Radio One may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including but not limited to:

    . the distinctive designation of each series and the number of shares that will constitute such series;

    . the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

    . the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

    . the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

    . the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

    . any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of the assets of, Radio One; and

    . the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, if such shares are convertible or exchangeable.

   The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material United Stated federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Foreign Ownership

   Radio One's certificate of incorporation restricts the ownership, voting and transfer of our capital stock, in accordance with the Communications Act of 1934, as amended, and the rules of the FCC, which prohibit the issuance of more than 25% of our outstanding capital stock (or more than 25% of the voting rights such stock represents) to or for the account of aliens (as defined by the FCC) or corporations otherwise subject to domination or control by aliens. Our certificate of incorporation prohibits any transfer of our capital stock that would cause a violation of this prohibition. In addition, the certificate of incorporation authorizes the board of directors to take action to enforce these prohibitions, including restricting the transfer of shares of capital stock to aliens and placing a legend restricting foreign ownership on the certificates representing the class A common stock.

Transfer Agent

   The transfer agent and registrar for the class D common stock is American Stock Transfer & Trust Company.

                             DESCRIPTION OF NOTES

   You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the word "Radio One" refers only to Radio One, Inc. and not to any of its subsidiaries.

   As of the date of this prospectus, Radio One may issue up to $200.0 million in aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011 under an Indenture among itself, the Guarantors and The Bank of New York, as trustee, as amended by that First Supplemental Indenture dated as of August 10, 2001 and Second

Supplemental Indenture dated as of December 31, 2001. The terms of these Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The prospectus supplement, including any related pricing supplement, relating to the Notes will state the price at which the Notes will be offered.

   The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture and the applicable prospectus supplement because they, and not this description, define your rights as holders of the Notes. Copies of the Indenture are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the Indenture.

   The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

  The Notes

   The Notes:

    .  are general unsecured obligations of Radio One;

    . are subordinated in right of payment to all existing and future Senior Debt of Radio One;

    . are pari passu in right of payment with any future senior subordinated Indebtedness of Radio One; and

    .  are unconditionally guaranteed by the Guarantors.

  The Guarantees

   The Notes are guaranteed by all of Radio One's Domestic Subsidiaries.

   Each guarantee of the Notes:

    .  is a general unsecured obligation of the Guarantor;

    . is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

    . is pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

   The applicable prospectus supplement or the information we incorporate by reference will indicate the approximate amount of total Senior Debt outstanding as of the end of the most recent fiscal quarter. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the Notes and under these guarantees will be subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

   Under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

   The Indenture permits Radio One to issue Notes with a maximum aggregate principal amount of $500.0 million, of which $300.0 million were initially issued in a private transaction that was not subject to the registration requirements of the Securities Act. In accordance with the provisions of the Indenture and related documents, on November 16, 2001, Radio One completed an exchange offer pursuant to which all of the Notes issued in the initial private transaction were exchanged for a like principal amount of substantially identical

Notes registered under the Securities Act. Radio One may issue additional Notes from time to time. Any offering of additional Notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The initial Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Radio One will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on July 1, 2011.

   Interest on the Notes will accrue at the rate of 8 7/8% per annum and will be payable semi-annually in arrears on January 1 and July 1. Radio One will make each interest payment to the Holders of record on the immediately preceding December 15 and June 15.

   Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

   If a Holder has given wire transfer instructions to Radio One, Radio One will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Radio One elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

   The trustee will initially act as paying agent and registrar. Radio One may change the paying agent or registrar without prior notice to the Holders of the Notes, and Radio One or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

   A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. Radio One is not required to transfer or exchange any Note selected for redemption. Also, Radio One is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Subsidiary Guarantees

   The Notes will be guaranteed by each of Radio One's current and future Domestic Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

   A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Radio One or another Guarantor, unless:

      (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

      (2)  either:

          (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental Indenture satisfactory to the trustee; or

          (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

   The Subsidiary Guarantee of a Guarantor will be released:

      (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Radio One, if the sale or other disposition complies with the "Asset Sale" provisions of the Indenture;

      (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Radio One, if the sale complies with the "Asset Sale" provisions of the Indenture;

      (3) if Radio One designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

      (4) in connection with any transaction whereby a Guarantor is no longer a Restricted Subsidiary immediately after giving effect to such transaction if the transaction complies with the "Asset Sale Provisions" of the Indenture; or

      (5) upon the discharge or release of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing all other Indebtedness of Radio One and its Restricted Subsidiaries.

   See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

   The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full of all Senior Debt of Radio One, including Senior Debt incurred after the date of the Indenture.

   The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes or on account of any purchase or redemption or other acquisition on any Note (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein), in the event of any distribution to creditors of Radio One:

      (1)  in a liquidation or dissolution of Radio One;

      (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Radio One or its property;

      (3)  in an assignment for the benefit of creditors; or

      (4)  in any marshaling of Radio One's assets and liabilities.

   Neither Radio One nor any Guarantor may make any payment in respect of the Notes or on account of any purchase or redemption or other acquisition of any Note (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein) if:

      (1) a default in the payment of the principal of, or premium, if any, or interest on, or any fees or other amounts relating to Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

      (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Radio One or the holders of any Designated Senior Debt.

   Payments on the Notes (including any missed payments) may and will be resumed:

      (1) in the case of a payment default, upon the date on which such default is cured or waived; and

      (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived, 179 days after the date on which the applicable Payment Blockage Notice is received, or the date on which the trustee receives notice from or on behalf of the holders of Designated Senior Debt to terminate the applicable Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated. the holders of Designated Senior Debt to terminate the applicable Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

   If the trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein) when the payment is prohibited by these subordination provisions, the trustee or Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

   Radio One must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Radio One, Holders of Notes may recover less ratably than creditors of Radio One who are holders of Senior Debt.

   "Designated Senior Debt" means:

      (1)  any Indebtedness outstanding under the Credit Agreement; and

      (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more (or otherwise available under a committed facility) and that has been designated by Radio One or a Guarantor as "Designated Senior Debt."

   "Permitted Junior Securities" means:

      (1) Equity Interests in Radio One or, subject to the provisions of the Credit Agreement, any Guarantor; or

      (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under the Indenture.

   "Senior Debt" means:

      (1) all Indebtedness of Radio One or any Guarantor outstanding under the Credit Facility and all Hedging Obligations with respect thereto;

      (2) any other Indebtedness of Radio One or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

      (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

   Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

      (1) any liability for federal, state, local or other taxes owed or owing by Radio One;

      (2) any intercompany Indebtedness of Radio One or any of its Restricted Subsidiaries to Radio One or any of its Affiliates;

      (3)  any trade payables; or

      (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

Optional Redemption

   At any time prior to July 1, 2004, Radio One may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

      (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Radio One and its Subsidiaries); and

      (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

   Except pursuant to the preceding paragraph, the Notes will not be redeemable at Radio One's option prior to July 1, 2006.

   On or after July 1, 2006, Radio One may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

                         Year                Percentage
                         ----                ----------
                         2006...............  104.438%
                         2007...............  102.958%
                         2008...............  101.479%
                         2009 and thereafter  100.000%

Mandatory Redemption

   Radio One is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

  Change of Control

   If a Change of Control occurs, each Holder of Notes will have the right to require Radio One to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Radio One will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase. Within 10 days following any Change of Control, Radio One will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Radio One will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Radio One will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

   On the Change of Control Payment Date, Radio One will, to the extent lawful:

      (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

      (3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Radio One.

   The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

   Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Radio One will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. Radio One will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The provisions described above that require Radio One to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that Radio One repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

   Radio One will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Radio One and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Radio One and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Radio One to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Radio One and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

   (A) Radio One will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) Radio One (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

      (2) the fair market value is determined by Radio One's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

      (3) at least 75% of the consideration received in the Asset Sale by Radio One or such Restricted Subsidiary is in the form of cash or Cash Equivalents except to the extent Radio One is undertaking a Permitted Asset Swap. For purposes of this provision and the next paragraph, each of the following will be deemed to be cash:

          (a) any liabilities, as shown on Radio One's or such Restricted Subsidiary's most recent balance sheet, of Radio One or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Radio One or such Restricted Subsidiary from further liability; and

          (b) any securities, notes or other obligations received by Radio One or any such Restricted Subsidiary from such transferee that are converted by Radio One or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

   The 75% limitation referred to in clause (3) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

   Notwithstanding the foregoing, Radio One, a Guarantor or any Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing if:

      (x) Radio One, such Guarantor or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of;

      (y) the fair market value is determined by Radio One's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

      (z) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash;

   provided that any cash (other than any amount deemed cash under clause
(3)(a) of the preceding paragraph) received by Radio One, such Guarantor or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

   (B) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, provided that (i) such Net Proceeds either singularly or when aggregated with all other Net Proceeds from all Asset Sales consummated since the date of the Indenture exceed $10,000,000; and (ii) the Leverage Ratio as of the end of the fiscal quarter immediately prior to the date on which such application of such Net Proceeds would otherwise be required is greater than 6.00 to 1.00, and then only to the extent necessary to reduce the Leverage Ratio to 6.00 to 1.00, Radio One, such Guarantor or such Restricted Subsidiary may apply those Net Proceeds at its option:

      (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

      (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

      (3)  to make capital expenditures; or

      (4)  to acquire other assets that are used or useful in a Permitted
   Business.

   Pending the final application of any Net Proceeds, Radio One may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Radio One will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Radio One may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

   (C) Radio One will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Radio One will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

   The agreements governing Radio One's outstanding Senior Debt currently prohibit Radio One from purchasing any Notes, and also provide that certain change of control or asset sale events with respect to Radio One would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Radio One becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Radio One is prohibited from purchasing Notes, Radio One could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Radio One does not obtain such a consent or repay such borrowings, Radio One will remain prohibited from purchasing Notes. In such case, Radio One's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

      (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

      (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

   No Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

   If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

   Radio One will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

      (1) declare or pay any dividend or make any other payment or distribution on account of Radio One's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Radio One or any of its Restricted Subsidiaries) or to the direct or indirect holders of Radio One's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Radio One and other than dividends or distributions payable to Radio One or a Restricted Subsidiary of Radio One);

      (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Radio One) any Equity Interests of Radio One or any direct or indirect parent of Radio One (other than any such Equity Interests owned by Radio One or a Restricted Subsidiary);

      (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof (except for payments into a trust within one year of the stated maturity of any such Subordinated Indebtedness which payments effect a defeasance or discharge of such Indebtedness); or

      (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

      (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

      (2) Radio One would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

      (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Radio One and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (5), (7), (9) and (11) of the next succeeding paragraph) is less than the sum, without duplication of:

          (a) (i) 100% of the aggregate Consolidated Cash Flow of Radio One (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning April 1, 2001 and ending on the last day of Radio One's most recent calendar month for which financial information is available to Radio One ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (ii) 1.4 times Consolidated Interest Expense for the same period, plus

          (b) 100% of the aggregate net proceeds (including the fair market value of property other than cash or Cash Equivalents) received by Radio One since the date of the Indenture from the issue or sale of Equity Interests of Radio One (other than Disqualified Stock), or of Disqualified Stock or debt securities of Radio One that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

          (c) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the fair market value of such Subsidiary as of the date of such redesignation, plus

          (d) the aggregate amount returned in cash with respect to Investments (other than Permitted Investments) made after the issue date whether through interest payments, principal payments, dividends or other distributions, plus

          (e) the net cash proceeds received by Radio One or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments referred to in clause (4) above (other than to a Restricted Subsidiary), plus

          (f)  $15.0 million.

   The preceding provisions will not prohibit:

      (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

      (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Radio One or any Guarantor or of any Equity Interests of Radio One in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Radio One) of, Equity Interests of Radio One (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

      (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Radio One or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

      (4) the payment of any dividend by a Restricted Subsidiary of Radio One to the holders of its common Equity Interests on a pro rata basis;

      (5) so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends on Existing Preferred Stock in accordance with the terms thereof;

      (6) loans to members of management of Radio One or any Restricted Subsidiary, the proceeds of which are used for a concurrent purchase of Equity Interests of Radio One or a capital contribution to Radio One (provided that the proceeds from such purchase of Equity Interests or capital contribution shall be excluded from the calculation of amounts under clause (3) above), provided that such loans shall be included in the calculation of the amount of Restricted Payments from and after such time;

      (7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Radio One or any Restricted Subsidiary of Radio One or the payment of a dividend to any Restricted Subsidiary of Radio One to effect the repurchase, redemption, acquisition or retirement of Radio One or its Restricted Subsidiary's Equity Interests, that are held by any member or former member of Radio One's (or any of the Restricted Subsidiaries') management, or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $1,000,000 in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years) and (b) the net cash proceeds to Radio One and its Restricted Subsidiaries from any issuance or reissuance of Equity Interests of Radio One or its Restricted Subsidiaries (other than Disqualified Stock) to members of management (which are excluded from the calculation set forth in clause (3)(b) of the proceeding paragraph) and the net cash proceeds to Radio One and its Restricted Subsidiaries of any "key man" life insurance proceeds; provided that the cancellation of Indebtedness owing to Radio One and its Restricted Subsidiaries from members of management shall not be deemed Restricted Payments;

      (8) payment of the dividends on Disqualified Stock the incurrence of which was permitted by the Indenture;

      (9) repurchases of Equity Interests deemed to occur upon the exercise of stock options;

      (10) the retirement of any shares of Disqualified Stock of Radio One by conversion into, or by exchange for, shares of Disqualified Stock of Radio One, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Radio One) of other shares of Disqualified Stock of Radio One, provided that the Disqualified Stock of Radio One that replaces the retired shares of Disqualified Stock of Radio One shall not require the direct or indirect payment of the liquidation preference earlier in time than the final stated maturity of the retired shares of Disqualified Stock of Radio One;

      (11) repurchases of Equity Interests of Radio One in open market purchases, provided that the aggregate amount expended for such repurchases shall not exceed $40.0 million; and

      (12) redemption of the Existing Preferred Stock in accordance with the terms thereof, provided that either (i) after giving pro forma effect to such redemption, the Leverage Ratio is 4.00 to 1.00 or lower, or (ii) such redemption is funded with the net cash proceeds of one or more Equity Offerings (so long as such redemption occurs within 180 days of the date of the closing of such Equity Offering).

   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Radio One or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million.

  Incurrence of Indebtedness and Issuance of Preferred Stock

   Radio One and the Guarantors will not, and will not permit any of their Subsidiaries to, directly, or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Radio One or any Guarantor may incur Indebtedness (including

Acquired Debt) or issue shares of Disqualified Stock or preferred stock if Radio One's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of Radio One for which internal financial statements are available, would have been no greater than 7.0 to 1.

   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (1) the incurrence by Radio One and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Radio One and its Subsidiaries thereunder) not to exceed $600.0 million less the aggregate amount applied by Radio One and the Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Credit Facility pursuant to the covenant described under the caption "--Repurchase as the Option of Holders--Asset Sales";

      (2) the incurrence by Radio One and its Restricted Subsidiaries of the Existing Indebtedness;

      (3) the incurrence by Radio One and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the Indenture;

      (4) the incurrence by Radio One or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment whether through the direct purchase of assets or at least a majority of the Voting Stock of any person owning such assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

      (5) the incurrence by Radio One or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
   (4), (5), (10) or (12) of this paragraph;

      (6) the incurrence by Radio One or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Radio One and any of its Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Radio One or a Subsidiary of Radio One and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Radio One or a Restricted Subsidiary of Radio One will be deemed, in each case, to constitute an incurrence of such Indebtedness by Radio One or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

      (7) the incurrence by Radio One or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging
   (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (y) currency exchange rate risk in ordinary course of business;

      (8) the guarantee by Radio One of Indebtedness of any Restricted Subsidiary of Radio One that was permitted to be incurred by another provision of this covenant;

      (9) the guarantee by any Restricted Subsidiary of Indebtedness of Radio One or any Guarantor that was permitted to be incurred by another provision of this covenant;

      (10) Indebtedness incurred by Radio One or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

      (11) Obligations in respect of performance and surety bonds and completion guarantees provided by Radio One or any of its Restricted Subsidiaries in the ordinary course of business;

      (12) Acquisition Debt of Radio One or any Restricted Subsidiary if (w) such Acquisition Debt is incurred within 270 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by Radio One or such Restricted Subsidiary, (x) the aggregate principal amount of such Acquisition Debt is no greater than the aggregate principal amount of Acquisition Debt set forth in a notice from Radio One to the Trustee (an "Incurrence Notice") within ten days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by Radio One or such Restricted Subsidiary, which notice shall be executed on Radio One's behalf by the chief financial officer of Radio One in such capacity and shall describe in reasonable detail the acquisition or LMA, as the case may be, which such Acquisition Debt will be incurred to finance, (y) after giving pro forma effect to the acquisition or LMA, as the case may be, described in such Incurrence Notice, Radio One or such Restricted Subsidiary could have incurred such Acquisition Debt under the Indenture as of the date upon which Radio One delivers such Incurrence Notice to the Trustee and (z) such Acquisition Debt is utilized solely to finance the acquisition or LMA, as the case may be, described in such Incurrence Notice (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses);

      (13) guarantees by Radio One or any Restricted Subsidiary of Indebtedness of officers of Radio One or any Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

      (14) the incurrence by Radio One's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Radio One that was not permitted by this clause (14); and

      (15) the incurrence by Radio One or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $20.0 million.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Radio One will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause
(1) of the definition of Permitted Debt.

  No Senior Subordinated Debt

   Radio One will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Radio One and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

   Radio One will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

   Radio One will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its Capital Stock to Radio One or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Radio One or any of its Restricted Subsidiaries;

      (2) make loans or advances to Radio One or any of its Restricted Subsidiaries; or

      (3) transfer any of its properties or assets to Radio One or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

      (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

      (2)  the Indenture, the Notes and the Subsidiary Guarantees;

      (3)  applicable law, rule, regulation or order;

      (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Radio One or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

      (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

      (6) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions only on that property of the nature described in clause (3) of the preceding paragraph;

      (7) contracts for the sale of assets, including without limitation any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

      (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

      (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

      (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

      (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

   Radio One may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Radio One is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Radio One and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

      (1) either: (a) Radio One is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Radio One) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

      (2) the Person formed by or surviving any such consolidation or merger (if other than Radio One) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Radio One under the Notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

      (3) immediately after such transaction no Default or Event of Default exists; and

      (4) Radio One or the Person formed by or surviving any such consolidation or merger (if other than Radio One), or to which such sale, assignment, transfer, conveyance or other disposition has been made (a) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," or
   (b) would have a lower Leverage Ratio immediately after the transaction, after giving pro forma effect to the transaction as if the transaction had occurred at the beginning of the applicable four quarter period, than Radio One's Leverage Ratio immediately prior to the transaction.

   The preceding clause (4) will not prohibit: (a) a merger between Radio One and one of Radio One's Wholly Owned Restricted Subsidiaries; or (b) a merger between Radio One and one of Radio One's Affiliates incorporated solely for the purpose of reincorporating in another state of the United States.

   In addition, Radio One may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Radio One and any of its Wholly Owned Restricted Subsidiaries.

  Transactions with Affiliates

   Radio One will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

      (1) the Affiliate Transaction is on terms that are no less favorable to Radio One or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Radio One or such Restricted Subsidiary with an unrelated Person; and

      (2)   Radio One delivers to the trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

      (1) any employment agreement entered into by Radio One or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of Radio One or such Subsidiary;

      (2) transactions between or among Radio One and/or its Restricted Subsidiaries;

      (3) loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to officers, directors employees and consultants who are not otherwise Affiliates of Radio One;

      (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Radio One;

      (5) transactions under any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any amendment, modification, or replacement is no less favorable to Radio One and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture;

      (6) services provided to any Unrestricted Subsidiary of Radio One in the ordinary course of business, which the Board of Directors has determined, pursuant to a resolution thereof, that such services are provided on terms at least as favorable to Radio One and its Restricted Subsidiaries as those that would have been obtained in a comparable transaction with an unrelated Person; and


      (7) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

  Additional Subsidiary Guarantees

   If Radio One or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, excluding all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental Indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created.

  Designation of Restricted and Unrestricted Subsidiaries

   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Radio One and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by Radio One. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

   Radio One will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Radio One to any Person (other than Radio One or a Wholly Owned Restricted Subsidiary of Radio One), unless:

      (1) as a result of such transfer, conveyance, sale, lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary; and

      (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

   In addition, Radio One will not permit any Wholly Owned Restricted Subsidiary of Radio One to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Radio One or a Wholly Owned Restricted Subsidiary of Radio One.

  Payments for Consent

   Radio One will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

   Whether or not required by the SEC so long as any Notes are outstanding, Radio One will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

      (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Radio One were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Radio One's certified independent accountants; and

      (2) all current reports that would be required to be filed with the SEC on Form 8-K if Radio One were required to file such reports.

   If Radio One or any Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, a reasonably detailed summary of financial condition and results of operations of the Unrestricted Subsidiaries containing line items substantially consistent with those contained in the summary section of this prospectus.

   In addition, following the consummation of the exchange offer for the initial Notes on November 16, 2001, whether or not required by the SEC, Radio One is obligated to file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Radio One has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

      (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

      (2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

      (3) failure by Radio One or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control;"

      (4) failure by Radio One or any of its Restricted Subsidiaries for 30 days after notice from the trustee or holders of at least 25% in principal amount of the Notes to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

      (5) failure by Radio One or any of its Restricted Subsidiaries for 60 days after notice from the trustee or holders of 25% in principal amount of the Notes to comply with any of the other agreements in the Indenture;

      (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Radio One or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Radio One or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

          (a) is caused by a failure to pay principal of such Indebtedness at the final stated maturity thereof (a "Payment Default"), or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

   and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

      (7) failure by Radio One or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

      (8) except as permitted by the Indenture, any Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Significant Subsidiary that is a Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

      (9) certain events of bankruptcy or insolvency described in the Indenture with respect to Radio One or any of its Restricted Subsidiaries.

   In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of the preceding paragraph have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

      (1) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

      (2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Radio One, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the Notes to be due and payable immediately.

   Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Radio One with the intention of avoiding payment of the premium that Radio One would have had to pay if Radio One then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Radio One with the intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2006, then the premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

   Radio One is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Radio One is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of Radio One, any Subsidiary of Radio One, or any Guarantor, as such, will have any liability for any obligations of Radio One or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

   Radio One may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

      (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

      (2) Radio One's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trusts, duties and immunities of the trustee, and Radio One's and the Guarantors' obligations in connection therewith; and

      (4)   the Legal Defeasance provisions of the Indenture.

   In addition, Radio One may, at its option and at any time, elect to have the obligations of Radio One and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) Radio One must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Radio One must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (2) in the case of Legal Defeasance, Radio One has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Radio One has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (3) in the case of Covenant Defeasance, Radio One has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

      (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Radio One or any of its Restricted Subsidiaries is a party or by which Radio One or any of its Restricted Subsidiaries is bound;

      (6) Radio One must deliver to the trustee an officers' certificate stating that the deposit was not made by Radio One with the intent of preferring the Holders of Notes over the other creditors of Radio One with the intent of defeating, hindering, delaying or defrauding creditors of Radio One or others; and

      (7) Radio One must deliver to the trustee an officers' certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

   The Credit Agreement restricts Radio One's ability to effect a Legal Defeasance or a Covenant Defeasance.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

      (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

      (3) reduce the rate of or change the time for payment of interest on any Note;

      (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

      (5)   make any Note payable in money other than that stated in the Notes;

      (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

      (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

      (8)   make any change in the preceding amendment and waiver provisions.

   In addition, (x) any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes or (y) the release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

   Notwithstanding the preceding, without the consent of any Holder of Notes, Radio One, the Guarantors and the trustee may amend or supplement the Indenture or the Notes:

      (1)   to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (3) to provide for the assumption of Radio One's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Radio One's assets;

      (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

      (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

      (6) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture as of its date; or

      (7) to allow any Guarantor to execute a supplemental Indenture and/or a Guarantee with respect to the Notes.

Satisfaction and Discharge

   The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

      (1)   either:

          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Radio One, have been delivered to the trustee for cancellation; or

          (b) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Radio One or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

      (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Radio One or any Guarantor is a party or by which Radio One or any Guarantor is bound;

      (3) Radio One or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

      (4) Radio One has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

   In addition, Radio One must deliver an officers' certificate and an opinion of counsel, which may be subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

   If the trustee becomes a creditor of Radio One or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706, Attention: Investor Relations, or by sending an email message to invest@radio-one.com.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Acquisition Debt" means Indebtedness the proceeds of which are utilized solely to (x) acquire all or substantially all of the assets or a majority of the Voting Stock of an existing radio broadcasting business or station or (y) finance an LMA (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses).

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

   "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Radio One and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

      (2) the issuance of Equity Interests in any of Radio One's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

   Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a fair market value of $1.0 million or less;

      (2) a transfer of assets between or among Radio One and its Subsidiaries;

      (3) an issuance of Equity Interests by a Subsidiary to Radio One or to another Subsidiary;

      (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

      (5) the sale and leaseback of any assets within 90 days of the acquisition thereof;

      (6)   foreclosures on assets;

      (7) the disposition of equipment no longer used or useful in the business of such entity;

      (8)   the sale or other disposition of cash or Cash Equivalents;

      (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
   Covenants--Restricted Payments;" and

      (10)   the licensing of intellectual property.

   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

   "Board of Directors" means:

      (1) with respect to a corporation, the board of directors of the corporation;

      (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

   "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

      (1)   in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means:

      (1)   United States dollars;

      (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

      (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Facility or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

      (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

      (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

      (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

   "Change of Control" means the occurrence of any of the following:

      (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Radio One and its Restricted Subsidiaries, taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

      (2) the adoption of a plan relating to the liquidation or dissolution of Radio One;

      (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Radio One, measured by voting power rather than number of shares; or

      (4) the first day on which a majority of the members of the Board of Directors of Radio One are not Continuing Directors.

   "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

      (1) an amount equal to any extraordinary loss plus any net loss, together with any related provision for taxes, realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale (including any sale and leaseback transaction), or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to obligations with respect to any sale and leaseback transaction, all fees, including but not limited to agency fees, letter of credit fees, commitment fees, commissions, discounts and other fees and charges incurred in respect of Indebtedness and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

      (4) depreciation, amortization (including non-cash employee and officer equity compensation expenses, amortization of goodwill and other intangibles, amortization of programming costs and barter expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

      (5) any extraordinary or non-recurring expenses of such Person and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus

      (6) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions; minus

      (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

      (8) cash payments related to non-cash charges that increased Consolidated Cash Flow in any prior period; minus

      (9)  barter revenues,

   in each case, on a consolidated basis and determined in accordance with GAAP.

   Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Radio One will be added to Consolidated Net Income to compute Consolidated Cash Flow of Radio One only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Radio One by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of:

      (1) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

      (2) the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

      (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of the Restricted Subsidiaries or secured by a Lien on assets of such Person or any of the Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

      (4)   the product of:

          (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of the Restricted Subsidiaries, times

          (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

      (4) the cumulative effect of a change in accounting principles will be excluded.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Radio One who:

      (1) was a member of or nominated to such Board of Directors on the date of the Indenture; or

      (2) was nominated for election by either (a) one or more of the Principals or (b) the Board of Directors of Radio One, a majority of whom were members of or nominated to the Board of Directors on the date of the Indenture or whose election or nomination for election was previously approved by one or more of the Principals beneficially owning at least 25% of the Voting Stock of Radio One (determined by reference to voting power and not number of shares held) or such directors.

   "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of July 17, 2000, by and among Radio One, the guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount).

   "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including any increase in principal amount).

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Radio One to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Radio One may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Domestic Subsidiary" means any Restricted Subsidiary of Radio One that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Radio One.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equity Offering" means an offering of Capital Stock (other than Disqualified Stock) of Radio One or one of its Subsidiaries, the net proceeds of which are contributed to Radio One, in each case to any Person that is not an Affiliate of Radio One, which offering results in at least $25.0 million of net aggregate proceeds to Radio One.

   "Existing Indebtedness" means Indebtedness of Radio One and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture.

   "Existing Preferred Stock" means the 61/2% Convertible Preferred Remarketable Term Income Deferrable Equity Securities of Radio One pursuant to the Certificate of Designations filed with the State of Delaware on July 13, 2000, as in effect on the date of the Indenture.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each of:

      (1)  Radio One's Restricted Subsidiaries on the date of the Indenture; and

      (2) any other subsidiary of Radio One that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

   and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

      (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

   "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (1)  in respect of borrowed money;

      (2) evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3)  in respect of banker's acceptances;

      (4)  representing Capital Lease Obligations;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge of the Capital Stock of an Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary; and, provided further, in no event shall the Existing Preferred Stock (including all accrued dividends thereon) be deemed Indebtedness.

   The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

   "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Radio One or any Subsidiary of Radio One sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Radio One such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Radio One, Radio One will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of Radio One and the Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of Radio One and preferred stock of the Restricted Subsidiaries (except preferred stock issued to Radio One or a Restricted Subsidiary) as of the last day of such fiscal quarter to (ii) the aggregate Consolidated Cash Flow of Radio One for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination (the "Reference Period").

   For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of Radio One and the Restricted Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and the Restricted Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness or preferred stock, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (12) of the definition of Permitted Debt), as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (12) of the definition of Permitted Debt), as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition Radio One reasonably anticipates in good faith if Radio One delivers to the Trustee an officer's certificate executed by the chief financial or accounting officer of Radio One certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "LMA" means a local marketing arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell a portion of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to exhibit programming and sell advertising time during a portion of the air time of a radio station or (iii) manages a portion of the operations of a radio station.

   "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

      (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

   "Net Proceeds" means the aggregate cash proceeds received by Radio One or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and
(iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Recourse Debt" means Indebtedness:

      (1) as to which neither Radio One, the Guarantors, nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
   Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

      (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Radio One, the Guarantors, or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

   "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are useful to the business of such aforementioned Person.

   "Permitted Business" means any business engaged in by Radio One or its Restricted Subsidiaries as of the Closing Date or any business reasonably related, ancillary or complementary thereto.

   "Permitted Investments" means:

      (1)  any Investment in Radio One or in a Restricted Subsidiary;

      (2)  any Investment in Cash Equivalents;

      (3) any Investment by Radio One or any Restricted Subsidiary in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of Radio One; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Radio One or a Restricted Subsidiary;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

      (5) any acquisition of assets (including Investments in Unrestricted Subsidiaries) solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Radio One;

      (6) notes and accounts receivable incurred in the ordinary course of business and any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

      (7)  Hedging Obligations;

      (8) guarantees of loans to management incurred pursuant to clause (13) of the definition of Permitted Debt;

      (9) loans and advances to employees of Radio One or any Restricted Subsidiary in the ordinary course of business not in excess of $10,000,000 in aggregate principal amount at any time outstanding; or

      (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $30.0 million.

   "Permitted Liens" means:

      (1) Liens of Radio One and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

      (2)  Liens in favor of Radio One or the Guarantors;

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      (3)  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Radio One or any Restricted Subsidiary of Radio One; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Radio One or the Subsidiary;

      (4) Liens on property existing at the time of acquisition of the property by Radio One or any Restricted Subsidiary of Radio One, provided that such Liens were in existence prior to the contemplation of such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

      (7)  Liens existing on the date of the Indenture;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (9) Liens incurred in the ordinary course of business of Radio One or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding;

      (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

      (11) Liens to secure Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured thereby;

      (12) Liens securing Permitted Refinancing Indebtedness where the liens securing indebtedness being refinanced were permitted under the Indenture;

      (13) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

      (14)  any interest or title of a lessor under any Capital Lease
   Obligation;

      (15) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

      (16) Liens encumbering deposits made to secure statutory, regulatory, contractual or warranty obligations, including rights of offset and set-off;

      (17) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

      (18)  leases or subleases granted to others;

      (19)  Liens under licensing agreements;

      (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

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      (21)  judgment Liens not giving rise to an Event of Default;

      (22) Liens encumbering property of Radio One or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen, and landlords, and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of Radio One or a Restricted Subsidiary in accordance with GAAP; and

      (23) Liens encumbering property of Radio One or a Restricted Subsidiary incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of Radio One or a Restricted Subsidiary.

   "Permitted Refinancing Indebtedness" means any Indebtedness of Radio One or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Radio One or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) such Indebtedness is incurred either by Radio One or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

   "Principals" means Catherine L. Hughes and Alfred C. Liggins, III.

   "Related Party" means:

      (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

      (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

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

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" all current and future Domestic Subsidiaries of Radio One, other than Unrestricted Subsidiaries.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

   "Unrestricted Subsidiary" means any Subsidiary of Radio One that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

      (1)  has no Indebtedness other than Non-Recourse Debt;

      (2) is not party to any agreement, contract, arrangement or understanding with Radio One or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Radio One or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Radio One;

      (3) is a Person with respect to which neither Radio One nor any of the Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Radio One or any of the Restricted Subsidiaries.

   Any designation of a Subsidiary of Radio One as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Radio One will be in default of such covenant. The Board of Directors of Radio One may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a

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

Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

      (2)  the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                     DESCRIPTION OF OTHER DEBT SECURITIES

   Subject to compliance with the Credit Agreement and the Indenture, we may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part.

   We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

   The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

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

   The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

    .  the title of the series of debt securities;

    . whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

    . the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

    . the date or dates on which principal and premium, if any, on the debt securities will be payable;

    . the terms and conditions, if any, under which the debt securities may be converted into or exchanged for our class D common stock or other securities;

    . the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, whether the interest on the debt securities will be paid in the form of additional debt securities and if so, the terms and provisions for the payment of those additional debt securities, including the method for calculating the amount of additional debt securities so payable, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

    . the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

    . any covenants to which Radio One may be subject with respect to the debt securities;

    . the place or places where the debt securities may be exchanged or transferred;

    . the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

    . the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

    . the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

    . if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

    . if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

    . if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

    . if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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

    . the applicability of the provisions described in "--Defeasance and Covenant Defeasance" below;

    . whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

    .  the events of default;

    . any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

    . any provisions relating to the satisfaction and discharge of the debt securities;

    . if we will issue the debt securities in whole or in part in the form of global securities; and

    . any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

   The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

   Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. We will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

   All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

   In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

   The following provisions will apply to the debt securities of any series, including the 8 7/8% Senior Subordinated Notes due 2011, if the prospectus supplement relating to such series so indicates.

   Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants,

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

such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

   Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

   The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

   DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

   DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

   We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

   It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

   So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

    . DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

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    .  we determine not to require all of the debt securities of a series to be represented by a global security.

   If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

Indentures

   Debt securities that will be senior debt will be issued under a senior indenture between us and Wilmington Trust Company, as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between us and Wilmington Trust Company, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to Wilmington Trust Company as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

Subordination of Subordinated Debt Securities

   Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness.

   Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

    . of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

    . that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

    . that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.

Consolidation, Merger and Sale of Assets

   We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

    . we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and each indenture; and

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

    . immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

   If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Events of Default

   Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

    . default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

    . default in the payment of principal of or premium on any debt security of that series when due;

    . default in the deposit of any sinking fund payment on that series for five days after it becomes due;

    . failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

    . failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of our receiving written notice of the failure in accordance with the indenture;

    .  certain events of bankruptcy, insolvency or reorganization; and

    . any other events of default specified in the applicable prospectus supplement.

   No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

   In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

   If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

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   Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

   No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

   Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

   Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

Satisfaction and Discharge

   We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

   Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

   Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

    . to evidence the succession of another corporation and the assumption of our covenants under such indenture and the debt securities;

    . to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

    .  to cure any ambiguity, defect or inconsistency; and

    .  for other purposes as described in each indenture.

   Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

    . change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

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    .  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

    .  reduce the amount of principal payable upon acceleration of maturity;

    . change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

    . reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

    . modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

   The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

   We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

   Except as provided in the applicable prospectus supplement, we may elect either:

    . to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

    . to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

   We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is

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applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion Rights

   The terms and conditions, if any, on which debt securities being offered are convertible into common stock or other of our securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Regarding The Trustee

   Wilmington Trust Company will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee.

   Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

                           DESCRIPTION OF GUARANTEES

   Certain of the direct and indirect wholly-owned subsidiaries of Radio One may guarantee the obligations of Radio One relating to its debt securities issued under this prospectus.

   The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

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                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

General

   The junior subordinated debentures will be issued from time to time in one or more series under a junior subordinated debenture indenture, as supplemented, between Radio One and Wilmington Trust Company, as the debenture trustee or another junior subordinated debenture trustee named in a prospectus supplement. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, and will be subject to, and governed by, the Trust Indenture Act and is included as an exhibit to the registration statement of which this prospectus is a part. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such junior subordinated debentures and the junior subordinated debenture indenture, including the definitions therein of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

   The prospectus supplement will describe the specific terms of each series of junior subordinated debentures offered thereby, including:

    . the specific title and designation, aggregate principal amount, including any limit on the principal amount, purchase price and denominations of those junior subordinated debentures;

    . the date or dates on which the junior subordinated debentures will mature, the principal of those junior subordinated debentures is payable or the method of determining the same, if applicable;

    . the rate or rates, which may be fixed or variable, at which those junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

    . whether the interest on those junior subordinated debentures will be paid in the form of additional junior subordinated debentures and if so, the terms and provisions for the payment of those additional junior subordinated debentures, including the method for calculating the amount of additional junior subordinated debentures so payable;

    . the date or dates from which interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on those junior subordinated debentures;

    . the duration of the maximum consecutive period that Radio One may elect to defer payments of interest on those junior subordinated debentures;

    . the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment or purchase options;

    . if other than U.S. dollars, the currency, currencies or currency units in which the principal of and premium and interest, if any, on the junior subordinated debentures of the series may be denominated or payable;

    . if the currency, currencies or currency units for which the junior subordinated debentures may be purchased or in which the principal, any premium and any interest may be payable is at Radio One's election or the purchaser's election, the manner in which the election may be made;

    . if the amount of payments on the junior subordinated debentures is determined by an index or indices based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one more commodities, the manner in which the amounts may be determined;

    . the extent to which any of the junior subordinated debentures will be issuable in a temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid, including, in any such case, the respective depositaries for the temporary or permanent global securities and the form of any legend or legends which will be borne by any global security, if applicable;

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    .  the appointment of any paying agent or agents for the junior subordinated debentures of the series;

    . whether those junior subordinated debentures are convertible into or exchangeable for class D common stock, preferred stock, indebtedness, or other securities or rights of Radio One or other issuers, or a combination of the foregoing and, if so, the applicable conversion or exchange terms and conditions;

    .  information with respect to book-entry procedures, if any;

    . a discussion of the United States federal income tax, accounting and other special considerations, procedures and limitations with respect to the junior subordinated debentures; and

    . any other specific terms pertaining to those junior subordinated debentures, whether in addition to, or by modification or deletion of, the terms described herein.

Ranking

   Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures to be issued by Radio One and sold to other trusts or other entities to be established by Radio One that are similar to the Radio One Trusts and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Radio One as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Radio One or its subsidiaries. See "Subordination."

Form, Registration and Transfer

   The junior subordinated debentures will be issued in fully registered form. Until any dissolution of the applicable Radio One Trust, the junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust securities. If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to such holders in the same form as the trust securities were held. Accordingly, any depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See "Description of Trust Preferred Securities--Global Trust Preferred Securities."

Payment and Paying Agents

   Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium and interest, if any, on the junior subordinated debentures will be made at the office of the debenture trustee in Wilmington, Delaware, or at the office of such paying agent or paying agents as Radio One may designate from time to time, except that at the option of Radio One payment of any interest may be made, except in the case of a global security representing junior subordinated debentures, by:

    1. check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register for junior subordinated debentures; or

    2. transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

   Payment of any interest on any junior subordinated debenture will be made to the person in whose name such junior subordinated debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. Radio One may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, Radio One will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

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   Any moneys deposited with the debenture trustee or any paying agent, or then held by Radio One in trust, for the payment of the principal of or premium or interest, if any, on any junior subordinated debentures and remaining unclaimed for two years after such principal or premium or interest, if any, has become due and payable shall, at the request of Radio One, be repaid to Radio One and the holder of such junior subordinated debentures shall thereafter look, as a general unsecured creditor, only to Radio One for payment thereof.

Option to Extend Interest Payment Date

   So long as no debenture event of default has occurred and is continuing, Radio One will have the right under the junior subordinated debenture indenture to defer the payment of interest, if any, on the junior subordinated debentures at any time or from time to time up to the maximum period specified in the applicable prospectus supplement for the deferral of interest. Each of these deferral periods is referred to in this prospectus as an extension period. An extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. At the end of an extension period, Radio One must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue on the junior subordinated debentures, compounded on the same periodic basis upon which interest otherwise accrues and deferred interest payments will accrue additional interest. No interest will be due and payable on the junior subordinated debentures until the end of the extension period except upon a redemption of the junior subordinated debentures during an extension period. Holders of junior subordinated debentures and holders of the related trust securities that are outstanding may be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.

   Prior to the termination of any extension period, Radio One may extend such extension period, provided that such extension does not:

    .  cause such extension period to exceed the maximum extension period;

    .  end on a date other than an interest payment date; or

    . extend beyond the stated maturity of the related junior subordinated debentures.

   Upon the termination of any extension period, or any extension of the related extension period, and the payment of all amounts then due, Radio One may begin a new extension period, subject to the limitations described above. No interest shall be due and payable during an extension period except at the end thereof. Radio One must give the debenture trustee notice of its election to begin or extend an extension period at least five business days prior to the earlier of:

    . the date cash distributions on the related trust securities would have been payable except for the election to begin or extend such extension period; or

    . the date the applicable Radio One Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to such record date.

   The debenture trustee shall give notice of Radio One's election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that Radio One may begin or extend an extension period.

Restrictions on Certain Payments

   Radio One will covenant that if at any time:

    1. there shall have occurred any event of which Radio One has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default;

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    2. Radio One shall be in default with respect to any of its payment obligations under the preferred securities guarantee; or

    3. Radio One shall have given notice of its election to exercise its right to begin or extend an extension period as provided in the junior subordinated debenture indenture and shall not have rescinded such notice, and such extension period, or any extension thereof, shall have commenced and be continuing, then it will not:

    . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Radio One's capital stock; or

    . make any payment of principal of or premium or interest, if any, on or repay, repurchase or redeem any debt securities of Radio One, including other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

    . make any guarantee payments with respect to any guarantee by Radio One of the debt securities of any subsidiary of Radio One, including under any guarantees to be issued by Radio One with respect to securities of other Radio One trusts or entities to be established by Radio One similar to the Radio One Trusts, if such guarantee ranks equally with or junior in right of payment to the junior subordinated debentures other than:

    . dividends, redemptions, purchases, acquisitions, distributions or payments made by Radio One by way of issuance of shares of, or options, warrants or rights to subscribe for, its class A or class D common stock;

    . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

    .  payments under the preferred securities guarantee;

    . as a result of reclassification of Radio One's capital stock or the exchange or conversion of one class or series of Radio One's capital stock for another class or series of Radio One's capital stock;

    . the purchase of fractional interests in shares of Radio One's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    . purchases of class A or class D common stock related to the issuance of class A or class D common stock or rights under any of Radio One's benefit plans for its directors, officers or employees or any of Radio One's dividend reinvestment or stockholder stock purchase plans.

   So long as the trust securities remain outstanding, Radio One also will covenant:

    . to maintain 100% direct or indirect ownership of the related trust common securities, provided that any permitted successor of Radio One under the junior subordinated debenture indenture may succeed to Radio One's ownership of such trust common securities;

    .  to use its best efforts to cause each Radio One Trust:

       . to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of such Radio One Trust, the conversion, exchange or redemption of all of such trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

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       .  to otherwise continue to be classified as a grantor trust for United
          States federal income tax purposes;

       . to use its reasonable best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and

       . not to cause, as sponsor of the Radio One Trusts, or to permit, as the trust common securities holder, the dissolution, liquidation or winding-up of any Radio One Trust, except as provided in the trust agreement.

Modification of Junior Subordinated Debenture Indenture

   From time to time, Radio One and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities or adding provisions, provided that any such action does not adversely affect the interests of the holders of the junior subordinated debentures in any material respect, and maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. The junior subordinated debenture indenture will permit Radio One and the debenture trustee, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, to modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

    . change the stated maturity or reduce the principal amount of any such junior subordinated debentures;

    . change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any such junior subordinated debentures except pursuant to Radio One's right under the junior subordinated debenture indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date");

    . change any of the conversion, exchange or redemption provisions applicable to any such junior subordinated debentures;

    . change the currency in respect of which payments of principal of or any premium or interest on any such junior subordinated debentures are to be made;

    . change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

    . impair or affect the right of any holder of any such junior subordinated debentures to institute suit for the payment of the principal thereof or premium or interest, if any, thereon or for the conversion or exchange of any such junior subordinated debentures in accordance with their terms;

    . change the subordination provisions adversely to the holders of the junior subordinated debentures; or

    . reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any such modification of the junior subordinated debenture indenture.

Debenture Events of Default

   The following described events with respect to any series of junior subordinated debentures will constitute a debenture event of default, whatever the reason for such debenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officer's certificate establishing the terms of such series pursuant to the junior subordinated debenture indenture:

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

    1. failure for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral thereof; provided that, during any extension period for such series of junior subordinated debentures, failure to pay interest on such series of junior subordinated debentures shall not constitute a debenture event of default; or

    2. failure to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

    3. if applicable, failure by Radio One to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities; or

    4. failure to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after written notice to Radio One from the debenture trustee or, if that series of junior subordinated debentures is held by a Radio One Trust, from the holders of at least 25% in aggregate liquidation amount of that series of the outstanding trust preferred securities; or

    5. certain events in bankruptcy, insolvency or reorganization of Radio One.

   The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of such junior subordinated debentures. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on such junior subordinated debentures due and payable immediately upon a debenture event of default, other than a debenture event of default referred to in paragraph (5) above, which shall result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul such declaration and waive the default in respect of such junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee.

   The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of such series, waive any past default except:

    . a default in the payment of the principal of or premium or interest, if any, on the junior subordinated debentures, unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee; or

    . a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of such series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take such action if such action is not taken by the property trustee of the related Radio One Trust. Notwithstanding the foregoing, if a debenture event of default has occurred and is continuing and is attributable either to:

    . the failure of Radio One to pay the principal of or premium or interest, if any, on the junior subordinated debentures on the due date; or

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    .  the failure by Radio One to deliver the required securities or other rights upon an appropriate conversion or exchange right election,

a holder of the related trust preferred securities may institute a legal proceeding directly against Radio One for enforcement of payment to such holder of the principal of or premium or interest, if any, on such junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. Radio One may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the applicable Radio One Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Radio One in connection with a direct action, Radio One shall remain obligated to pay the principal of and premium and interest, if any, on the related junior subordinated debentures, and Radio One shall be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Radio One to such holder in any direct action.

   The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the applicable trust agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

   Radio One shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into Radio One or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Radio One, unless:

    . in case Radio One consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes Radio One's obligations under the junior subordinated debentures and the preferred securities guarantee;

    . immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing; and

    . certain other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

   The junior subordinated debenture indenture will cease to be of further effect, except as to Radio One's obligations to pay all other sums due pursuant to the junior subordinated debenture indenture and to provide the required officers' certificates and opinions of counsel, and Radio One will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

    .  have become due and payable;

    . will become due and payable at maturity or upon redemption within one year; or

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    .  if redeemable at the option of Radio One, are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee in the name, and at the expense, of Radio One;

and Radio One deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, and premium and interest, if any, to the date of the deposit or to the stated maturity thereof, as the case may be.

Subordination

   The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Radio One, the holders of senior indebtedness will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

   In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

   No payments on account of principal or premium or interest, if any, in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness, or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

   Indebtedness, under the junior subordinated debentures indenture, shall mean:

    1. every obligation of Radio One for money borrowed;

    2. every obligation of Radio One evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

    3. every reimbursement obligation of Radio One with respect to letters of credit, banker's acceptances or similar facilities issued for the account of Radio One;

    4. every obligation of Radio One issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

    5. every capital lease obligation of Radio One which generally accepted accounting principles require to be classified and accounted for as a capital lease on Radio One's balance sheet;

    6. all indebtedness of Radio One, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

    7. letters of credit, performance bonds and similar obligations issued in favor of governmental or licensing authorities as a term of a governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries;

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

    8. every obligation of the type referred to in paragraphs (1) through (7) of another person and all dividends of another person the payment of which, in either case, Radio One has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and

    9. obligations of the type referred to in paragraphs (1) through (8) of another person secured by any lien on any property or asset of Radio One, whether or not such obligation is assumed by Radio One; and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

   Indebtedness ranking on a parity with the junior subordinated debentures shall mean:

    1. Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Radio One; and

    2. all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Radio One that is a financing vehicle of Radio One, which is referred to as a financing entity, in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Radio One pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. The securing of any Indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not prevent such Indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

   Indebtedness ranking junior to the junior subordinated debentures shall mean any Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to:

    .  the junior subordinated debentures; and

    . any other Indebtedness ranking equally with the junior subordinated debentures in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Radio One.

   The securing of any Indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness ranking junior to the junior subordinated debentures.

   Senior indebtedness shall mean all Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

Governing Law

   The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of Delaware.

Information Concerning the Debenture Trustee

   The debenture trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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                   DESCRIPTION OF TRUST PREFERRED SECURITIES

   The trust preferred securities will be issued by a Radio One Trust under a trust agreement of such Radio One Trust and will represent preferred beneficial interests in the assets of such Radio One Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of such Radio One Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Radio One Trust under the circumstances described under "Subordination of Trust Common Securities." The trust agreement will be qualified under the Trust Indenture Act and will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and such trust agreement, including the definitions therein of certain terms, and those made a part of such trust agreement by the Trust Indenture Act.

   Reference is made to the applicable prospectus supplement for a description of the specific terms of the trust preferred securities offered thereby, including:

    .  the particular Radio One Trust issuing such trust preferred securities;

    . the specific designation, number and purchase price of such trust preferred securities;

    . the annual distribution rate, or method of calculation of the distribution rate, for such trust preferred securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;

    . the liquidation amount per trust preferred security which shall be paid out of the assets of such Radio One Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Radio One Trust;

    . the obligation or right, if any, of such Radio One Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such trust preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

    . the terms and conditions, if any, upon which such trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

    . the voting rights, if any, of such trust preferred securities issued by the Radio One Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of such trust preferred securities, or of trust preferred securities issued by one or more Radio One Trusts, or of both, as a condition to specified actions or amendments to the trust agreement of the Radio One Trust;

    . if applicable, any securities exchange upon which such trust preferred securities shall be listed;

    . whether such trust preferred securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

    . any other rights, preferences, privileges, limitations or restrictions of such trust preferred securities consistent with the trust agreement or with law which may differ from those described in this prospectus, whether in addition to, or by modification or deletion of, the terms described herein.

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

   Certain material United States federal income tax considerations applicable to any offering of trust preferred securities will also be described in the applicable prospectus supplement.

General

   The trust preferred securities of a Radio One Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of that Radio One Trust except as described under --"Subordination of Trust Common Securities." The proceeds from the sale of trust preferred securities and trust common securities by a Radio One Trust will be used by such Radio One Trust to purchase an aggregate principal amount of junior subordinated debentures or other debt securities of Radio One equal to the aggregate liquidation amount of such trust preferred securities and trust common securities. Legal title to such junior subordinated debentures will be held by the property trustee of the Radio One Trust for the benefit of the Radio One Trust and the holders of the related trust securities. In addition, Radio One will execute a preferred securities guarantee for the benefit of the holders of the related trust preferred securities. The preferred securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of a Radio One Trust when such Radio One Trust does not have funds legally available for the payment thereof. See "Description of Preferred Securities Guarantees."

   The revenue of a Radio One Trust available for distribution to holders of its trust preferred securities will be limited to payments received under the related junior subordinated debentures which such Radio One Trust purchased with the proceeds from the sale of its trust securities. If Radio One fails to make a required payment in respect of such junior subordinated debentures, the applicable Radio One Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities. Each of the Radio One Trusts is a separate legal entity, and the assets of one are not available to satisfy the obligations of the other.

Deferral of Distributions

   So long as no debenture event of default has occurred and is continuing, Radio One will have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. If Radio One elects to exercise such right, distributions on the related trust preferred securities will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions thereon. Radio One has no current intention to exercise its right to defer payments of interest on the junior subordinated debentures Radio One may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

   Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the junior subordinated debentures, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related trust securities equal to the aggregate principal amount of such junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Radio One Trust has funds legally available for the payment thereof. See "--Subordination of Trust Common Securities."

   If less than all of the junior subordinated debentures are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the trust preferred securities and the trust common securities of the applicable Radio One Trust except as described under "--Subordination of Trust Common Securities." If less than all of the trust preferred securities held in book-entry form, if any, are to be redeemed, such trust preferred securities will be redeemed in accordance with the procedures of The Depository Trust Company. See "--Global Trust Preferred Securities."

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

Redemption Procedures

   If a Radio One Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,

    . with respect to trust preferred securities held by The Depository Trust Company or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price, and

    . with respect to trust preferred securities held in certificated form, the property trustee will pay the applicable redemption price to the holders thereof.

   If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Radio One Trust or by Radio One pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees,"

    . distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Radio One Trust to the date such applicable redemption price is actually paid; and

    . the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

   Subject to applicable law, including, without limitation, United States federal securities law, Radio One or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of a Radio One Trust and Distribution of Junior Subordinated Debentures

   Radio One will have the right at any time to dissolve a Radio One Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Radio One Trust in liquidation of such Radio One Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Radio One Trust as required by applicable law. Such right is subject to the administrative trustees of such Radio One Trust having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the trust preferred securities of such Radio One Trust.

   The applicable Radio One Trust shall automatically dissolve upon the first to occur of:

    1. certain events of bankruptcy, dissolution or liquidation of Radio One;

    2. the distribution of the related junior subordinated debentures to the holders of the trust securities of such Radio One Trust, if Radio One, as sponsor, has given written direction to the property trustee to dissolve such Radio One Trust, which direction is optional and, except as described above, wholly within the discretion of Radio One, as sponsor;

    3. the redemption of all of the trust securities of such Radio One Trust;

    4. expiration of the term of such Radio One Trust; and

    5. the entry of an order for the dissolution of such Radio One Trust by a court of competent jurisdiction.

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

   If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, the applicable Radio One Trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Radio One Trust as provided by applicable law, to the holders of the trust securities and the related junior subordinated debentures, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Radio One Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Radio One Trust as provided by applicable law, distributing an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the applicable Radio One Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such Radio One Trust on its trust securities shall be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities of such Radio One Trust shall have a priority over the trust common securities of such Radio One Trust in respect of such amounts. See "--Subordination of Trust Common Securities."

   After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

    .  such trust securities will no longer be deemed to be outstanding;

    . each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon such distribution; and

    . any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon Radio One will issue to such holder, and the debenture trustee will authenticate, junior subordinated debentures in certificated form.

   There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for such trust preferred securities if a dissolution and liquidation of the applicable Radio One Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the applicable Radio One Trust, may trade at a discount to the price that the investor paid to purchase such trust preferred securities.

Subordination of Trust Common Securities

   Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the trust preferred securities and the trust common securities of the applicable Radio One Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of the applicable Radio One Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of such Radio One Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such trust preferred securities then due and payable.

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   Upon the occurrence and continuance of an event of default under the trust agreement, Radio One, as the trust common securities holder of the applicable Radio One Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities of such Radio One Trust and not on behalf of Radio One as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

   The occurrence of a debenture event of default under the junior subordinated debenture indenture will constitute an event of default under the trust agreement. Within 90 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities of the applicable Radio One Trust, the administrative trustees and Radio One, as sponsor, unless such event of default shall have been cured or waived.

   For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Radio One, see "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

Removal of Trustees

   Unless a debenture event of default has occurred and is continuing, any trustee may be removed at any time by Radio One as the trust common securities holder of the applicable Radio One Trust. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding trust preferred securities of the applicable Radio One Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Radio One as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

   Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Radio One Trust

   The applicable Radio One Trust may not merge with or into, convert into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of a Radio One Trust and Distribution of Junior Subordinated Debentures." A Radio One Trust may, at the request of Radio One, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

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    .  such successor entity either:

       . expressly assumes all of the obligations of such Radio One Trust with respect to the trust securities of such Radio One Trust; or

       . substitutes for the trust securities of such Radio One Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

    . Radio One expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

    . the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Radio One Trust are then listed, if any;

    . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Radio One Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

    . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Radio One Trust in any material respect, other than any dilution of such holders' interests in the new entity;

    . such successor entity has a purpose substantially identical to that of such Radio One Trust;

    . prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Radio One has received an opinion from independent counsel to such Radio One Trust experienced in such matters to the effect that:

       . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Radio One Trust in any material respect, other than any dilution of such holders' interests in the new entity; and

       . following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Radio One Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

    . Radio One or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of such Radio One Trust.

   Notwithstanding the foregoing, such Radio One Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Radio One Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

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Voting Rights; Amendment of a Trust Agreement

   Except as provided below and under --"Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Radio One Trust" and "Description of Preferred Securities Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights. The trust agreement may be amended from time to time by Radio One, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of the applicable Radio One Trust:

    . to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which shall not be inconsistent with the other provisions of such trust agreement; or

    . to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such Radio One Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Radio One Trust will not be required to register as an investment company under the Investment Company Act;

provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such trust securities.

   A trust agreement may be amended by the trustees and Radio One:

    . with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Radio One Trust; and

    . upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such Radio One Trust's status as a grantor trust for United States federal income tax purposes or such Radio One Trust's exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, such trust agreement may not be amended to:

    . change the distribution rate or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

    .  change the purpose of the applicable Radio One Trust;

    . authorize the issuance of any additional beneficial interests in such Radio One Trust;

    .  change the conversion, exchange or redemption provisions;

    . change the conditions precedent for Radio One to elect to dissolve such Radio One Trust and distribute the related junior subordinated debentures to the holders of such trust securities;

    . change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Radio One Trust;

    .  affect the limited liability of any holder of such trust securities; or

    . restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or, in the case of redemption, on the redemption date.

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

   So long as any junior subordinated debentures are held by the property trustee, the trustees shall not:

    . direct the time, method and place of conducting any proceeding for any remedy available to such debenture trustee, or execute any trust or power conferred on the trustee, with respect to the junior subordinated debentures;

    . waive certain past defaults under the junior subordinated debenture indenture;

    . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such junior subordinated debentures; or

    . consent to any amendment, modification or termination of the junior subordinated debenture indenture or such junior subordinated debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of the applicable Radio One Trust;

provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related trust preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Radio One Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

   Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement. Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Radio One or any affiliate of Radio One shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

   If specified in the prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in The Depository Trust Company, or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the prospectus supplement. However, unless otherwise specified in the prospectus supplement, The Depository Trust Company will be the depositary and the depositary arrangements described with respect to the debt securities will apply to such trust preferred securities as well, except all references to Radio One shall include Radio One Trust and all references to the applicable indenture will refer to the applicable trust agreement. See "Description of Other Debt Securities--Global Debt Securities and Book-Entry System."

Payment and Paying Agent

   Payments in respect of any global certificate representing trust preferred securities shall be made to Cede & Co. as nominee of The Depository Trust Company, or other applicable depositary or its nominee, which shall credit the relevant accounts at The Depository Trust Company or such other depositary on the applicable payment dates, while payments in respect of trust preferred securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent

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

shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Radio One. The paying agent shall be permitted to resign as paying agent upon 30 days' prior written notice to the property trustee, the administrative trustees and Radio One. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Radio One, to act as paying agent.

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the trust preferred securities. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable Radio One Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Radio One Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of an event of default under the applicable trust agreement, will undertake to perform only such duties as are specifically set forth in such trust agreement and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by such trust agreement at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under such trust agreement to vote, then the property trustee shall take such action as is directed by Radio One and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable Radio One Trust in such a way that:

    . such Radio One Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

    . such Radio One Trust will be classified as a grantor trust for United States federal income tax purposes; and

    . the related junior subordinated debentures will be treated as indebtedness of Radio One for United States federal income tax purposes.

   Radio One and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Radio One Trust or the applicable trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.

   Holders of trust preferred securities will not have any preemptive or similar rights.

   A Radio One Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

   Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

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                DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

   A preferred securities guarantee will be executed and delivered by Radio One concurrently with the issuance by a Radio One Trust of its trust preferred securities for the benefit of the holders from time to time of such trust preferred securities and will be held for such holders by Wilmington Trust Company, as preferred securities guarantee trustee. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act and will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a preferred securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such preferred securities guarantee, including the definitions therein of certain terms, and those made a part of such preferred securities guarantee by the Trust Indenture Act.

General

   Radio One will irrevocably agree to pay in full, to the extent set forth herein, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Radio One Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to trust preferred securities, to the extent not paid by or on behalf of the applicable Radio One Trust, will be subject to the preferred securities guarantee:

    . any accumulated distributions required to be paid on such trust preferred securities, to the extent that such Radio One Trust has funds legally available therefor at such time;

    . the applicable redemption price with respect to such trust preferred securities called for redemption, to the extent that such Radio One Trust has funds legally available therefor at such time; or

    . upon a voluntary or involuntary dissolution and liquidation of such Radio One Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of such trust preferred securities or the redemption of the trust preferred securities, the lesser of:

       . the amounts due upon the dissolution and liquidation of such Radio One Trust, to the extent that such Radio One Trust has funds legally available therefor at the time; and

       . the amount of assets of such Radio One Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Radio One Trust as required by applicable law.

   Radio One's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Radio One to the holders of the trust preferred securities entitled thereto or by causing the applicable Radio One Trust to pay such amounts to such holders.

   Radio One will, through the preferred securities guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Radio One Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Radio One Trust's obligations under its trust preferred securities.

Ranking

   Unless otherwise specified in the applicable prospectus supplement, each preferred securities guarantee will constitute an unsecured obligation of Radio One and will rank:

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

    . subordinate and junior in right of payment to all other liabilities of Radio One, including all senior debt securities, any subordinated debt securities and the junior subordinated debentures, except those made ratable or subordinate by their terms;

    . senior to all capital stock now or hereafter issued by Radio One and to any guarantee now or hereafter entered into by Radio One in respect of any of its capital stock.

   The trust agreement will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the related preferred securities guarantee. The preferred securities guarantee will rank subordinate to, or equally with, all other guarantees to be issued by Radio One with respect to securities of other trusts or other entities to be established by Radio One that are similar to a Radio One Trust.

   The preferred securities guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness as defined in the junior subordinated debenture indenture, that may be incurred by Radio One or any of its subsidiaries.

Preferred Securities Guarantee of Payment

   Each preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Radio One to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against any other person or entity. A preferred securities guarantee will not be discharged except by payment of the related preferred securities guarantee payments in full to the extent not paid by the applicable Radio One Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.

Guarantee of Common Securities

   Radio One also will irrevocably and unconditionally guarantee the obligations of the applicable trust regarding that trust's common securities to the same extent as its guarantee of the applicable preferred securities, except that upon the occurrence and the continuation of an event of default under the applicable trust agreement, holders of these preferred securities will have priority over holders of the common securities regarding distributions and payment on liquidation, redemption or otherwise.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, the applicable preferred securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of a Trust Agreement." All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Radio One and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

   An event of default under a preferred securities guarantee will occur upon the failure of Radio One to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee in respect of the applicable preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under such preferred securities guarantee.


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

   If the preferred securities guarantee trustee fails to enforce a preferred securities guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Radio One to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Radio One Trust, the preferred securities guarantee trustee or any other person or entity.

Restrictions on Certain Payments

   In general, Radio One will covenant in each guarantee that, so long as any preferred securities issued by a trust remain outstanding, if:

    . there shall have occurred any event of which Radio One has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default under the indenture regarding the applicable series of junior subordinated debentures;

    . Radio One shall be in default with respect to any of its payment obligations under the preferred securities guarantee; or

    . Radio One shall have given notice of its election to exercise its right to begin or extend an extension period as provided in the junior subordinated debenture indenture and shall not have rescinded such notice, and such extension period, or any extension thereof, shall have commenced and be continuing, then it will not:

    . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Radio One's capital stock; or

    . make any payment of principal of or premium or interest, if any, on or repay, repurchase or redeem any debt securities of Radio One, including other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

    . make any guarantee payments with respect to any guarantee by Radio One of the debt securities of any subsidiary of Radio One, including under any guarantees to be issued by Radio One with respect to securities of other Radio One trusts or entities to be established by Radio One similar to the Radio One Trusts, if such guarantee ranks equally with or junior in right of payment to the junior subordinated debentures other than:

    . dividends, redemptions, purchases, acquisitions, distributions or payments made by Radio One by way of issuance of shares of, or options, warrants or rights to subscribe for, its class A and class D common stock;

    . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

    .  payments under the preferred securities guarantee;

    . as a result of reclassification of Radio One's capital stock or the exchange or conversion of one class or series of Radio One's capital stock for another class or series of Radio One's capital stock;

    . the purchase of fractional interests in shares of Radio One's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

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

    . purchases of class A and class D common stock related to the issuance of class A and class D common stock or rights under any of Radio One's benefit plans for its directors, officers or employees or any of Radio One's dividend reinvestment or stockholder stock purchase plans.

Termination

   A preferred securities guarantee will terminate and be of no further force and effect upon:

    . full payment of the applicable redemption price of the related trust preferred securities;

    . full payment of all amounts due upon the dissolution and liquidation of the applicable Radio One Trust; or

    . upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise.

   A preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.

Governing Law

   Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of Delaware.

Information Concerning the Preferred Securities Guarantee Trustee

   The preferred securities guarantee trustee, other than during the occurrence and continuance of a default by Radio One in performance of a preferred securities guarantee, will undertake to perform only such duties as are specifically set forth in the preferred securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the preferred securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


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Limited Purpose of a Radio One Trust

   The trust preferred securities will represent preferred beneficial interests in the applicable Radio One Trust, and each Radio One Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Radio One and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

   Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Radio One Trust, after satisfaction of the liabilities of creditors of such Radio One Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by such Radio One Trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities--Liquidation of a Radio One Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Radio One, the property trustee, as holder of the junior subordinated debentures, would be a creditor of Radio One, subordinated in right of payment to all senior indebtedness as set forth in the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium and interest, if any, in respect of such junior subordinated debentures, before any stockholders of Radio One receive payments or distributions.

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     RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING
            JUNIOR SUBORDINATED DEBENTURES OR OTHER DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

   Full and Unconditional Guarantee. Radio One will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the applicable Radio One Trust has funds available for the payment of the distributions as and to the extent set forth under "Description of Preferred Securities Guarantees." Taken together, Radio One's obligations under the junior subordinated debentures, the securities resolution, the junior subordinated debenture indenture, the trust agreement and the preferred securities guarantee agreements provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Radio One Trust's obligations under the trust preferred securities.

   If and to the extent that Radio One does not make payments on the junior subordinated debentures or other debt securities, the applicable Radio One Trust will not pay distributions or other amounts due on its trust preferred securities. A preferred securities guarantee does not cover payment of distributions when such Radio One Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against Radio One for enforcement of payment of the distributions to such holder.

   Sufficiency of Payments. As long as all payments are made when due on the junior subordinated debentures or other debt securities, as the case may be, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities. This is primarily because:

    . the aggregate principal amount of the junior subordinated debentures or other debt securities, as the case may be, will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

    . the interest rate and interest and other payment dates on the junior subordinated debentures or other debt securities, as the case may be, will match the distribution rate and distribution and other payment dates for the trust preferred securities;

    . Radio One has promised to pay any and all costs, expenses and liabilities of the applicable Radio One Trust except such Radio One Trust's obligations under its trust preferred securities; and

    . the trust agreement provides that the applicable Radio One Trust will not engage in any activity that is not consistent with the limited purposes of such Radio One Trust.

   Radio One has the right to set-off any payment Radio One is otherwise required to make under the junior subordinated debenture indenture if and to the extent Radio One has already made, or is concurrently making, a payment under the applicable preferred securities guarantee agreement.

   Enforcement Rights of Holders of Trust Preferred Securities. A holder of a trust preferred security may institute a legal proceeding directly against Radio One to enforce its rights under the applicable preferred securities guarantee agreement without first instituting a legal proceeding against the preferred securities guarantee trustee, the applicable Radio One Trust or anyone else.

   Radio One's default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, Radio One's senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the junior subordinated debentures or other debt securities until the senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Radio One's failure to make required payments on any junior subordinated debentures or other debt securities would constitute a trust event of default.

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

   Limited Purpose of a Radio One Trust. The applicable Radio One Trust's trust preferred securities evidence undivided beneficial ownership interests in the assets of the applicable Radio One Trust, and each Radio One Trust exists for the sole purposes of issuing its trust preferred securities and trust common securities, investing the proceeds in junior subordinated debentures or other debt securities and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture or other debt securities is that a holder of a junior subordinated debenture or other debt securities is entitled to receive from Radio One the principal amount of and interest accrued on the corresponding junior subordinated debentures or other debt securities, while a holder of trust preferred securities is entitled to receive distributions from the applicable Radio One Trust, or from Radio One under the applicable preferred securities guarantee agreement, if and to the extent the applicable Radio One Trust has funds available for the payment of the distributions.

   Rights Upon Dissolution. Upon any voluntary or involuntary dissolution of a Radio One Trust involving the liquidation of the junior subordinated debentures or other debt securities, the holders of the trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of such Radio One Trust and after satisfaction of creditors of such Radio One Trust as provided by applicable law. If Radio One becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures or other debt securities, would be one of Radio One's junior subordinated creditors. The property trustee would be subordinated in right of payment to all of Radio One's senior indebtedness and subordinated indebtedness, but it would be entitled to receive payment in full of principal and interest before Radio One's stockholders receive payments or distributions. Radio One is the guarantor under the preferred securities guarantee agreements and pursuant to the junior subordinated debenture indenture, has agreed to pay all costs, expenses and liabilities of the applicable Radio One Trust other than the applicable Radio One Trust's obligations to the holders of the trust preferred securities. Accordingly, in the event of Radio One's liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of junior subordinated debentures or other debt securities are expected to be substantially the same relative to Radio One's other creditors and to Radio One's stockholders.

                            DESCRIPTION OF WARRANTS

   Radio One may issue warrants for the purchase of debt securities, junior subordinated debentures, shares of preferred stock or shares of class D common stock. Warrants may be issued independently or together with any debt securities, junior subordinated debentures, or shares of preferred stock or class D common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, junior subordinated debentures, or shares of preferred stock or class D common stock. The warrants are to be issued under warrant agreements to be entered into between Radio One and Wilmington Trust Company, as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Radio One in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following description summarizes certain general provisions of the form of warrant agreement to which any prospectus supplement may relate.We will describe the specific terms of any warrants and the extent, if any, to which the general provisions summarized below may apply to any warrants in the prospectus supplement relating to those warrants.

General

   If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

    .  the offering price;

    . the currency, currencies or currency units for which warrants may be purchased;

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

    . the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities or junior subordinated debentures purchasable upon exercise of the debt warrants and the price at which the debt securities or junior subordinated debentures may be purchased upon such exercise;

    . the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which the shares of preferred stock may be purchased upon such exercise;

    . the designation, number of shares and terms of the class D common stock purchasable upon exercise of the common stock warrants and the price at which the shares of class D common stock may be purchased upon such exercise;

    . if applicable, the designation and terms of the debt securities, junior subordinated debentures, preferred stock or class D common stock with which the warrants are issued and the number of warrants issued with each debt security, junior subordinated debenture or share of preferred stock or class D common stock upon such exercise;

    . if applicable, the date on and after which the warrants and the related debt securities, junior subordinated debentures, preferred stock or class D common stock will be separately transferable;

    . the date on which the right to exercise the warrants will commence and the date on which the right will expire;

    .  whether the warrants will be issued in registered or bearer form;

    . a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

    .  any other terms of the warrants.

   Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise of the warrants, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities or junior subordinated debentures purchasable upon the exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or class D common stock purchasable upon the exercise or to exercise any applicable right to vote. If Radio One maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with the federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

   Each warrant will entitle the holder to purchase a principal amount of debt securities or junior subordinated debentures or a number of shares of preferred stock or class D common stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which Radio One may extend the expiration date, any unexercised warrants will become void.

   Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities, junior subordinated debentures or shares of preferred stock or class D common stock purchasable upon exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Radio One will, as soon as practicable, issue and deliver the debt securities, junior subordinated debentures or shares of preferred stock or class D common stock purchasable upon exercise. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

   The exercise price payable and the number of shares of class D common or preferred stock purchasable upon the exercise of each stock warrant may be adjusted to account for certain circumstances, including the issuance of a stock dividend to holders of class D common or preferred stock, respectively, or a combination, subdivision or reclassification of class D common or preferred stock, respectively. In lieu of adjusting the number of shares of class D common or preferred stock purchasable upon exercise of each stock warrant, Radio One may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Radio One may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon the exercise of stock warrants, but Radio One will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of Radio One as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of class D common stock or preferred stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

   Holders of stock warrants will not be entitled, by virtue of holding stock warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of Radio One's directors or any other matter, or to exercise any rights whatsoever as its stockholders.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

   Radio One may issue stock purchase contracts. Stock purchase contracts are contracts obligating holders to purchase from Radio One, and Radio One to sell to the holders, a specified number of shares of class D common stock at a future date or dates. The price per share of class D common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The formula may include anti-dilution provisions to adjust the number of shares issuable under the stock purchase contracts upon events that would otherwise dilute the interests of the holders. The stock purchase contracts may be issued separately or as a part of stock purchase units. Stock purchase units consist of a stock purchase contract and, in order to secure the holder's obligations to purchase the class D common stock under the stock purchase contracts, any one or more of the following:

    . senior debt securities, subordinated debt securities or junior subordinated debentures of Radio One;

    .  debt obligations of third parties, including U.S. Treasury securities; or

    .  preferred securities of a Radio One Trust.

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

   When stock purchase units include debt obligations of the United States of America or its agencies or instrumentalities, the principal of the debt obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase class D common stock under the stock purchase contracts unless the holder of the units settles its obligations under the stock purchase contracts early by rendering payment to Radio One or its agent in the manner discussed below.

   Except as otherwise described in the applicable prospectus supplement, holders of stock purchase units may be entitled to settle the underlying stock purchase contracts prior to the stated settlement date by surrendering the certificate evidencing the stock purchase units, accompanied by the payment due, in the form and calculated pursuant to the formula as may be prescribed in the stock purchase contracts and described in the applicable prospectus supplement. Upon early settlement, the holder would receive the number of shares of class D common stock deliverable under the stock purchase contracts, subject to adjustment in certain cases. Holders of stock purchase units may be entitled to exchange their stock purchase units together with appropriate collateral, for separate stock purchase contracts and preferred securities, debt securities or debt obligations of the United States of America or its agencies or instrumentalities. The applicable prospectus supplement will describe in more detail the provisions of such exchange. In the event of either such early settlement or exchange, the preferred securities, debt securities, or debt obligations that were pledged as security for the obligation of the holder to perform under the stock purchase contracts would be transferred to the holder free and clear of Radio One's security interest therein.

   Except as otherwise described in the applicable prospectus supplement, when stock purchase units include junior subordinated debentures or preferred securities, the junior subordinated debentures or preferred securities will automatically be presented to the applicable Radio One Trust for redemption at 100% of face or liquidation value and the Radio One Trust will present junior subordinated debentures in an equal principal amount to Radio One for redemption at 100% of principal amount unless there is an early settlement or the holder elects to pay the consideration specified in the stock purchase contracts. Amounts received in respect of the redemption will automatically be transferred to Radio One and applied to satisfy in full the holder's obligation to purchase common stock under the stock purchase contracts. The stock purchase contracts may require Radio One to make periodic payments to the holders of the stock purchase units or vice versa, and the payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

   The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, including differences, if any, from the terms described above.

                             PLAN OF DISTRIBUTION

   Radio One and the Radio One Trusts may sell the securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

    .  the name or names of any underwriters;

    . the purchase price of the securities and the proceeds to Radio One or the Radio One Trusts from the sale;

    . any underwriting discounts and other items constituting underwriters' compensation;

    .  any public offering price;

    .  any discounts or concessions allowed or reallowed or paid to dealers; and

    . any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

   Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

   We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from Radio One in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, Radio One and its subsidiaries in the ordinary course of business.

   Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, are set forth in the prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The maximum commission or discount to be received by any NASD member acting in any capacity to distribute the securities will not be greater than 8%. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with Radio One and the Radio One Trusts, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of any securities issued hereunder will be passed upon for Radio One by Kirkland & Ellis, Washington, D.C. (a partnership that includes professional corporations), counsel to Radio One, and for the Radio One Trusts by Richards, Layton & Finger, P.A., of Wilmington, Delaware, special Delaware counsel to the Radio One Trusts. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any agents or underwriters by Skadden, Arps, Slate, Meagher & Flom, LLP, Washington, D.C.

                                    EXPERTS

   The consolidated financial statements of Radio One, Inc. and subsidiaries as of December 31, 1999 and 2000, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of selected operations of Clear Channel Communications as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999 incorporated by reference in this prospectus have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of selected operations of AMFM, Inc. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of Blue Chip Broadcasting, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 incorporated by reference in this prospectus by reference to pages 1-19 of Radio One Inc.'s Form 8-K/A dated April 9, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Blue Chip Broadcast Company and subsidiary as of December 31, 1998 and for the year then ended incorporated by reference in this prospectus have been audited by Clark, Schaefer, Hackett & Co., independent public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC upon payment of certain fees prescribed by the SEC. The SEC's web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site on the world wide web is sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

                     INFORMATION INCORPORATED BY REFERENCE

   The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them herein. Information that is incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the initial filing date of the registration statement of which this prospectus is a part, and before the effectiveness of that registration statement, will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

    . our Amended Annual Report on Form 10-K/A for the year ended December 31, 2000 filed on August 7, 2001;

    . our Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

    .  our Definitive Proxy Statement on Form DEF 14A filed on April 26, 2001;

    . our Current Reports on Form 8-K filed on April 9, 2001, April 18, 2001, May 4, 2001, May 16, 2001, August 3, 2001, August 6, 2001, August 13,
       2001, August 24, 2001 and November 7, 2001; and

    .  our Registration Statement on Form 8-A dated May 17, 2000.

   We also incorporate by reference any future filings under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are made after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

    .  the prospectus;

    .  the accompanying prospectus supplement; or

    . any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to, this prospectus;

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   If you request a copy of any or all of the documents incorporated by reference, then we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Investor Relations, Radio One, Inc., 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, MD 20706, or to our e-mail address: invest@radio-one.com. Our telephone number is (301) 306-1111.

   Radio One has not included or incorporated by reference separate financial statements of the Radio One Trusts into this prospectus. Radio One does not consider such financial statements to be material to holders of the trust preferred securities of the Radio One Trusts because:

    . all of the voting securities of the Radio One Trusts will be owned, directly or indirectly, by Radio One, a reporting company under the Exchange Act, as amended;

    . each of the Radio One Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of such Radio One Trust and investing the proceeds thereof in junior subordinated debentures or other debt securities issued by Radio One; and

    . Radio One's obligations described in this prospectus and in any accompanying prospectus supplement under the trust agreement of a Radio One Trust, the preferred securities guarantee issued by Radio One with respect to the trust preferred securities issued by such Radio One Trust, the debt securities or junior subordinated debentures of Radio One purchased by the Radio One Trusts and the applicable indenture pursuant to which such debt securities or junior subordinated debentures are issued, taken together, constitute direct obligations of Radio One and a full and unconditional guarantee of the trust preferred securities of each such Radio One Trust.

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[LOGO] Radio One Logo

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement covering them has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities, and neither Radio One nor the selling stockholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY 29, 2002
                             [LOGO] Radio One Logo

                               3,483,510 Shares

                            of Class D Common Stock

                               -----------------

   The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement covering them has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities, and neither Radio One nor the selling stockholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

   This prospectus relates to 3,483,510 shares of our class D common stock which may be offered from time to time by the selling stockholders named in this prospectus, or by their transferees, pledgees, donees or successors, all of which we refer to as selling stockholders.

   Our class D common stock is traded on The Nasdaq Stock Market's National Market under the symbol "ROIAK." The last reported sale price for our class D common stock on January 28, 2002 was $17.65 per share.

   You should carefully consider the risk factors that begin on page 3 of this prospectus before purchasing any of the class D common stock offered hereby.

   Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   Concurrently with the filing of this prospectus, we are filing a prospectus under Rule 415 of the Securities Act of 1933, registering up to $500,000,000 aggregate amount of our class D common stock, preferred stock, debt securities, junior subordinated debentures, warrants, stock purchase contracts, stock purchase units, preferred securities of Radio One Trust I and Radio One Trust II, and guarantees by us of such preferred securities. Sales by the selling stockholders under this prospectus are not contingent upon the completion of any sales of securities by us or the Radio One Trusts.

                 The date of this prospectus is       , 2002.

                                                    Page
                                                    ----
                       SUMMARY.....................  1
                       RADIO ONE, INC..............  1
                       RISK FACTORS................  3
                       CAUTIONARY NOTE REGARDING
                         FORWARD-LOOKING STATEMENTS  7
                       USE OF PROCEEDS.............  7
                       SELLING STOCKHOLDERS........  8

                                                     Page
                                                     ----
                       PLAN OF DISTRIBUTION.........   9
                       LEGAL MATTERS................  10
                       EXPERTS......................  10
                       WHERE YOU CAN FIND ADDITIONAL
                         INFORMATION................  10
                       INCORPORATION BY REFERENCE...  11

                               -----------------

                               TABLE OF CONTENTS
                               -----------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                    SUMMARY

   This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before you make an investment decision. You should carefully read this entire prospectus, including the "Risk Factors" section, and the documents we have referred you to, including the documents incorporated herein by reference, before making your investment decision.

                                RADIO ONE, INC.

   Radio One was founded in 1980 and is one of the largest radio broadcasting companies in the United States. We are also the largest radio broadcasting company in the United States primarily targeting African-Americans.

   Our strategy is to expand within our existing markets and into new markets that have a significant African-American presence. We believe radio broadcasting primarily targeting African-Americans has significant growth potential. We also believe that we have a competitive advantage in the African-American market and the radio industry in general, due to our primary focus on urban formats, our skill in programming and marketing these formats, and our turnaround expertise.

   Radio One is led by our Chairperson and co-founder, Catherine L. Hughes, and her son, Alfred C. Liggins, III, our Chief Executive Officer and President, who together have 45 years of operating experience in radio broadcasting. Ms. Hughes, Mr. Liggins and our strong management team have successfully executed a strategy of acquiring and turning around underperforming radio stations.

   Our principal executive offices are located at 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706 and our telephone number is (301) 306-1111.

   For more information about our business, please see our Form 10-K/A for the year ended December 31, 2000, which is incorporated by reference in this prospectus. The description of our business contained in our Form 10-K/A for the year ended December 31, 2000 will be updated and superseded by later filings we make with the SEC that are incorporated by reference in this prospectus.

                          Securities to be Registered

Issuer..................................... Radio One, Inc.

Class D Common Stock Offered by the Selling
  Stockholders............................. 3,483,510 shares

Use of Proceeds............................ The selling stockholders will receive all of the net proceeds from the resale of their securities in this offering. We will not receive any proceeds.

Trading.................................... Our class D common stock is listed on The Nasdaq Stock
                                            Market's National Market under the symbol "ROIAK."

                                 RISK FACTORS

   Investing in the class D common stock involves risk. You should consider carefully the risk factors described below before purchasing the class D common stock.

Integration of Acquisitions--We may have difficulty integrating the operations, systems and management of the stations that we have recently acquired or agreed to acquire. Our failure to integrate successfully stations we have acquired could have a material adverse effect on our business and operating results.

   From January 1, 2000 through December 31, 2001, we acquired or agreed to acquire and/or operate 47 radio stations, including 16 stations that we own and/or operate as the result of the August 10, 2001 consummation of our acquisition of Blue Chip Broadcasting, Inc., and we expect to make acquisitions of other stations and station groups in the future.

   We cannot assure you that we will be able to integrate successfully the operations, systems or management acquired in the Blue Chip acquisition, or any other operations, systems or management that might be acquired in the future. The recent consummation of the Blue Chip acquisition will require us to manage a significantly larger and geographically more diverse radio station portfolio than historically has been the case. Our failure to integrate and manage newly acquired stations successfully could have a material adverse effect on our business and operating results. In addition, in the event that the operations of a new station do not meet our expectations, we may restructure or write-off the value of some portion of the assets of the new station.

Risks of Growth Strategy--If we are unable to execute successfully our strategy, our business may not grow as expected.

   We intend to grow by acquiring radio stations primarily in the top 50 African-American markets. We may also make strategic investments that are complementary to our business and provide growth opportunities. However, we may not successfully identify and consummate future acquisitions or investments, and stations that we do acquire or investments that we make may not increase our broadcast cash flow or yield other anticipated benefits. Our failure to execute our growth strategy successfully could have a material adverse effect on our business and operating results.

Dependence on Key Personnel--The loss of key personnel, including on-air talent, could disrupt the management and operation of our business.

   Our business depends upon the continued efforts, abilities and expertise of our executive officers, including our chief executive officer, chief financial officer, chief operating officer and general counsel, and other key employees, including on-air personalities. We believe that the unique combination of skills and experience possessed by our executive officers would be difficult to replace, and that the loss of any one of them could have a material adverse effect on us, including the impairment of our ability to execute our business strategy. Additionally, our radio stations employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective broadcast areas. These on-air personalities are sometimes significantly responsible for the ranking of a station, and thus, the ability of the station to sell advertising. We cannot be assured that these individuals will remain with our radio stations or will retain their audiences.

Competition for Advertising Revenue--We compete for advertising revenue against radio stations and other media, many of which have greater resources than we do, and if we are unable to maintain or grow our advertising revenue share, our business and operating results may be adversely affected.

   In the competitive broadcasting industry, the success of each of our radio stations is primarily dependent upon its share of the overall advertising revenue within its market. Although we believe that each of our stations can compete effectively in its broadcast area, we cannot be sure that any of our stations can maintain or increase its current audience ratings or market share, or that advertisers will not decrease the amount they spend on advertising.

   Our advertising revenue may suffer if any of our stations cannot maintain its audience ratings or market share. Shifts in population, demographics, audience tastes and other factors beyond our control could cause us to lose market share. Our stations also compete for audiences and advertising revenues directly with other radio stations, and some of the owners of those competing stations have greater resources than we do. If a competing station converts to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, our stations could suffer a reduction in ratings and advertising revenue. Other radio companies which are larger and have more resources may also enter markets in which we operate. In addition, our stations also compete with other media such as broadcast and cable television, newspapers, magazines, direct mail, music videos, the Internet and outdoor advertising, some of which may be controlled by horizontally-integrated companies. We also anticipate that our stations will compete with satellite-based radio services, including Sirius Satellite Radio and XM Satellite Radio. We currently program five channels for XM Satellite Radio.

Decline in Level of Advertising Spending--The ongoing recession that has impacted business sectors which advertise heavily on radio has resulted in a reduction in advertising spending in those sectors, and has had a negative impact on our advertising revenue and business. If the current recession continues or worsens, our advertising revenue and business could be impacted even more significantly.

   We believe that advertising is a discretionary business expense, meaning that spending on advertising tends to decline during an economic recession or downturn. Consequently, recessions or downturns in the United States economy and the economies of individual geographic markets in which we own or operate stations directly affect our advertising revenue and, therefore, our results of operations. Individual business sectors that are especially impacted by a recession or downturn and that tend to spend more on advertising than other sectors are likely to reduce their advertising expenditures as a result of the recession or downturn. If those sectors' spending represent a significant portion of our advertising revenues, any reduction in their expenditures could negatively impact our revenue.

   Over the past year, the radio industry has been experiencing negative year over year advertising revenue growth, primarily as a result of the current recession in the United States economy. A number of business sectors that traditionally have been heavy radio advertisers, including the automotive, retail sales and television broadcast industries, as well as Internet related businesses which in recent years have become significant radio advertisers, have been especially adversely affected by the recession. Even prior to the start of the current recession, the Internet-related business sector, which in recent years had become a significant radio advertiser, experienced a sharp economic decline. While we have continued to experience positive year over year advertising revenue growth, our advertising growth rate has been impacted by the recession, and if the factors that have contributed to the radio industry's overall negative advertising revenue growth, including the economic recession, persist or worsen, our advertising growth rate could be even more significantly affected.

Restrictions Imposed by Our Debt--The terms of our debt restrict us from engaging in many activities and require us to satisfy various financial tests, and these restrictions may make it more difficult to pursue our acquisition strategy.


   Our bank credit facility and the agreements governing our other outstanding debt, including our 8 7/8% senior subordinated notes, contain covenants that restrict, among other things, our ability to incur additional debt, pay cash dividends, purchase our capital stock, make capital expenditures, make investments or other restricted payments, swap or sell assets, engage in transactions with related parties, secure non-senior debt with our assets, or merge, consolidate or sell all or substantially all of our assets.

   Our bank credit facility requires that we obtain our banks' consent for acquisitions that do not meet specific criteria. These restrictions may make it more difficult to pursue our acquisition strategy. Our bank credit facility also requires that we maintain specific financial ratios, which could be affected by events beyond our control.

   The loans under our bank credit facility will be due in August 2007 and our 8 7/8% senior subordinated notes will be due in July 2011. A breach of any of the covenants contained in our bank credit facility could allow our lenders to declare all amounts outstanding under our bank credit facility to be immediately due and payable and a breach of any of the covenants contained in the indenture covering our 8 7/8% senior subordinated notes could allow the holders of those notes to declare the notes immediately due and payable. In addition, our banks could proceed against the collateral granted to them to secure that indebtedness. If the amounts outstanding under our bank credit facility or payment of our senior subordinated notes are accelerated, our assets might not be sufficient to repay in full the money owed to the banks or to our other debt holders.

Substantial Debt--Our substantial level of debt could limit our ability to grow and compete.

   We have a substantial amount of debt, a portion of which bears interest at variable rates. The amount and nature of our debt is described in greater detail in our reports filed with the SEC. Our substantial level of indebtedness could adversely affect us for various reasons, including limiting our ability to:

    . obtain additional financing for working capital, capital expenditures, acquisitions, debt payments or other corporate purposes;

    . have sufficient funds available for operations, future business opportunities or other purposes;

    .  compete with competitors that have less debt than we do; and

    . react to changing market conditions, changes in our industry and economic downturns.

Controlling Stockholders--Two common stockholders have a majority voting interest in Radio One and have the power to control matters on which Radio
One's common stockholders may vote, and their interests may conflict with yours.

   As of December 26, 2001, Catherine L. Hughes and her son, Alfred C. Liggins, III, collectively held approximately 56.1% of the outstanding voting power of Radio One's common stock. As a result, Ms. Hughes and Mr. Liggins will control most decisions involving Radio One, including transactions involving a change of control of Radio One, such as a sale or merger. In addition, certain covenants in Radio One's debt instruments require that Ms. Hughes and Mr. Liggins maintain specified ownership and voting interests in Radio One, and prohibit other parties' voting interests from exceeding specified amounts. Ms. Hughes and Mr. Liggins have agreed to vote their shares together in elections of members of the board of directors.

Technology Changes, New Services and Evolving Standards--We must respond to the rapid changes in technology, services and standards which characterize our industry in order to remain competitive.

   The radio broadcasting industry is subject to rapid technological change, evolving industry standards and the emergence of new media technologies. We cannot assure you that we will have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Several new media technologies are being developed, including the following:

    . Audio programming by cable television systems, direct broadcast satellite systems, Internet content providers and other digital audio broadcast formats;

    . Satellite digital audio radio service, which has resulted in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs; and

    . In-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services.

   We have entered into a programming agreement with a satellite digital audio radio service, and have also invested in a developer of digital audio broadcast technology. However, we cannot assure you that these arrangements will be successful or enable us to adapt effectively to these new media technologies.

Government Regulation--Our business depends on maintaining our licenses with the FCC. We could be prevented from operating a radio station if we fail to maintain its license.

   Radio broadcasters depend upon maintaining radio broadcasting licenses issued by the FCC. These licenses are ordinarily issued for a maximum term of eight years and may be renewed. Our radio broadcasting licenses expire at various times from October 1, 2003 to August 1, 2006. Although we may apply to renew our FCC licenses, interested third parties may challenge our renewal applications. In addition, if Radio One or any of our stockholders, officers, or directors violates the FCC's rules and regulations or the Communications Act of 1934, as amended, or is convicted of a felony, the FCC may commence a proceeding to impose sanctions upon us. Examples of possible sanctions include the imposition of fines, the renewal of one or more of our broadcasting licenses for a term of fewer than eight years or the revocation of our broadcast licenses. If the FCC were to issue an order denying a license renewal application or revoking a license, we would be required to cease operating the radio station covered by the license only after we had exhausted administrative and judicial review without success.

   The radio broadcasting industry is subject to extensive and changing federal regulation, as described in greater detail in our reports filed with the SEC. Among other things, the Communications Act and FCC rules and policies limit the number of broadcasting properties that any person or entity may own (directly or by attribution) in any market and require FCC approval for transfers of control and assignments of licenses. The FCC recently commenced a rulemaking proceeding in which it will examine its rules and policies concerning ownership of multiple radio stations within a local market. The new rulemaking could lead to significant changes in how the FCC reviews radio station transactions that, according to the FCC, could result in substantial economic concentration and thus raise competition concerns. The filing of petitions or complaints against Radio One or any FCC licensee from which we are acquiring a station could result in the FCC delaying the grant of, or refusing to grant or imposing conditions on its consent to the assignment or transfer of control of licenses. The Communications Act and FCC rules and policies also impose limitations on non-U.S. ownership and voting of the capital stock of Radio One.

Antitrust Matters--We may have difficulty obtaining regulatory approval for acquisitions in our existing markets and, potentially, new markets, which could affect the implementation of our acquisition strategy.

   An important part of our growth strategy is the acquisition of additional radio stations. The agencies responsible for enforcing the federal antitrust laws, the Federal Trade Commission or the Department of Justice, may investigate certain acquisitions. After the passage of the Telecommunications Act of 1996, the Department of Justice became more aggressive in reviewing proposed acquisitions of radio stations. The Justice Department is particularly aggressive when the proposed buyer already owns one or more radio stations in the market of the station it is seeking to buy. The Justice Department has challenged a number of radio broadcasting transactions. Some of those challenges ultimately resulted in consent decrees requiring, among other things, divestitures of certain stations. In general, the Justice Department has more closely scrutinized radio broadcasting acquisitions that result in local market shares in excess of 40% of radio advertising revenue.

   We cannot predict the outcome of any specific Department of Justice or FTC investigation. Any decision by the Department of Justice or FTC to challenge a proposed acquisition could affect our ability to consummate an acquisition or to consummate it on the proposed terms. For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act requires the parties to file Notification and Report Forms concerning antitrust issues with the Department of Justice and the FTC and to observe specified waiting period requirements before consummating the acquisition. If the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including restructuring the proposed acquisition or divesting assets. In addition, the investigating agency could file suit in federal court to enjoin the acquisition or to require the divestiture of assets, among other remedies. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the Department of Justice or the FTC under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws. As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that local marketing agreements, joint sales agreements, time brokerage agreements and other similar agreements customarily entered into in connection with radio station transfers could violate the Hart-Scott-Rodino Act if such agreements take effect prior to the expiration of the waiting period under the Hart-Scott-Rodino Act. Furthermore, the Department of Justice has noted that joint sales agreements may raise antitrust concerns under Section 1 of the Sherman Act and has challenged joint sales agreements in certain locations. As indicated above, the Department of Justice also has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the Department of Justice has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed these benchmarks.

   Similarly, the FCC staff has adopted procedures to review proposed radio broadcasting transactions even if the proposed acquisition otherwise complies with the FCC's ownership limitations. The FCC uses its so-called "50/70" screen to "flag" proposed radio transactions that it believes may raise competition concerns. Under the screen, the FCC flags an application for closer consideration if it proposes a combination that would result in one broadcaster controlling at least 50 percent-or two broadcasters collectively controlling 70 percent-of local market ad revenue in the relevant Arbitron market, as reported by BIA. The FCC will conduct a public interest/competitive analysis of those applications proposing combinations at or above the 50/70 percent level. Those applications will be designated on public notice as proposing transactions that raise competition issues.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Radio One's industry, our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not occur.

                                USE OF PROCEEDS

   We will not receive any of the proceeds from the sale of class D common stock which may be offered by the selling stockholders.

                             SELLING STOCKHOLDERS

   The following table sets forth with respect to each of the selling stockholders (1) the number of shares of class D common stock held by that selling stockholder prior to the offering contemplated by this prospectus,
(2) the number of shares of class D common stock to be registered for that selling stockholder hereunder, (3) the number of shares of class D common stock that the selling stockholder will hold after completion of the sale of the class D common stock registered for that selling stockholder hereunder, and (4) the percentage of the outstanding class D common stock that the selling stockholder will hold after completion of the sale of the class D common stock registered for that selling stockholder hereunder. Information regarding the number of shares of class D common stock held by a selling stockholder prior to the registration contemplated by this prospectus has been obtained from that selling stockholder. Except as noted, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors.

                                                                            Number of Shares of   Percentage of
                                        Number of Shares                      Class D Common     Class D Common
                                           of Class D                        Stock Held After   Stock Held After
                                          Common Stock     Number of Shares  Completion of the  Completion of the
                                        Held Prior to the     of Class D    Sale of the Class D    Sale of the
                                         Sale of Shares    Common Stock to     Common Stock      Class D Common
                                           Registered       be Registered       Registered      Stock Registered
     Name of Selling Stockholders           Hereunder         Hereunder          Hereunder          Hereunder
     ----------------------------       -----------------  ---------------- ------------------- -----------------
Alfred C. Liggins, III Revocable Trust,
 dated March 2, 1999 /(1)/                 11,663,782/(2)/    1,000,000         10,663,782            16.2%
LRL Trading, L.L.C./ (3) (4)/               1,657,368           849,664            807,704             1.2%
Cheryl H. Love /(5)/                           44,479            35,325              9,154               *
LRC Love Limited Partnership /(6)/            115,439            65,439             50,000               *
Love Family Limited Partnership /(6)/          28,045            28,045                  0               *
J. Kenneth Blackwell                           71,679            71,179                500               *
Windings Lane Partnership, Ltd. /(7)/          53,887            32,387             21,500               *
Lovie L. Ross                                 198,287           128,241             70,046               *
Calvin D. Buford                               53,329            49,840              3,489               *
Buford Family Limited Partnership /(8)/         1,943             1,943                  0               *
C. Howard Buford                               11,128            11,128                  0               *
Thomas Revely, III                             18,184            18,184                  0               *
Steven R. Love /(9)/                           19,676             7,557             12,119               *
Stephen E. Kaufmann                            16,287             6,405              9,882               *
George C. Hale, Sr.                             3,261             3,261                  0               *
R. Dean Meiszer                                16,677             6,405             10,272               *
Thomas Ross                                    11,874            11,874                  0               *
Paul Landry                                     7,844             7,844                  0               *
Devin Miller                                    1,485             1,485                  0               *
Quetzal/J.P. Morgan Partners, L.P.          2,294,607         1,147,304          1,147,303             1.7%

--------
*: Less than 1%
(1) Alfred C. Liggins, III, the President, Chief Executive Officer and a director of Radio One, is the trustee and sole beneficiary of Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(2) Includes shares held by (i) Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, (ii) Alfred C. Liggins, III, individually, and
   (iii) Hughes-Liggins Family Partners, L.P.
(3) LRL Trading, L.L.C. is owned by LRL Investments, L.P. (99.725%) and Vada Hill (0.275%). LRL Investments, L.P. is owned by L. Ross Love (99.9%) and LRL Management Corporation (0.1%). LRL Management Corporation is wholly-owned by L. Ross Love. Accordingly, L. Ross Love may be deemed the beneficial owner of some or all of the shares held by LRL Trading, L.L.C.
(4) L. Ross Love, who may be deemed beneficial owner of some or all of the shares held by LRL Trading, L.L.C. (see note (3) above) was elected as a member of our board of directors on June 5, 2001.
(5) Cheryl H. Love is the spouse of L. Ross Love, a director of Radio One (see note (4)), and, accordingly, Mr. Love may be deemed to beneficially own some or all of the shares held by Mrs. Love.
(6) L. Ross Love has a controlling interest in LRC Love Limited Partnership and Love Family Limited Partnership, and, accordingly, Mr. Love may be deemed to beneficially own some or all of the shares held by LRC Love Limited Partnership and Love Family Limited Partnership.
(7) J. Kenneth Blackwell has a controlling interest in Windings Lane Partnership, Ltd., and, accordingly, Mr. Blackwell may be deemed to beneficially own some or all of the shares held by Windings Lane Partnership, Ltd.
(8) Calvin D. Buford has a controlling interest in Buford Family Limited Partnership, and, accordingly, Mr. Buford may be deemed to beneficially own some or all of the shares held by Buford Family Limited Partnership.
(9) Steven R. Love is the brother of L. Ross Love, a director of Radio One (see note (4)).

                             PLAN OF DISTRIBUTION

   The class D common stock being offered by the selling stockholders may be offered and sold from time to time to purchasers directly by such selling stockholders. Alternatively, the selling stockholders may from time to time offer those securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of the securities for whom they act as agents. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The maximum commission or discount to be received by any NASD member acting in any capacity to distribute the securities will not be greater than 8%.

   The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. We have not yet determined when we will effect the sale of the securities. The sale of the securities may be effected in transactions, which may involve crosses or block transactions:

    . on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

    .  in the over-the-counter market;

    . in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

    . through the issuance by the selling stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

   The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver shares to close out such short positions. The selling stockholders may enter into option, forward or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders may also loan or pledge shares to the broker-dealer. The broker-dealer may sell the shares so loaned, or upon default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

   At the time a particular offering of the securities is made, a prospectus supplement, if required in addition to this prospectus, will be distributed, which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed to broker-dealers. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

   To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

   The selling stockholders will be subject to applicable provisions of the Exchange Act and rules and regulations under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the securities by the selling stockholders. This may affect the marketability of those securities.

   We shall bear all fees and expenses incurred in connection with the registration of the securities, except that selling stockholders will pay all brokers' commissions and, in connection with any underwritten offering, all expenses customarily borne by selling stockholders in an underwritten offering, including underwriting discounts and commissions. Certain of the selling stockholders will be indemnified by us, against certain civil liabilities, including certain liabilities under the Securities Act or the Exchange Act or otherwise, or alternatively will be entitled to contribution in connection with those liabilities.

                                 LEGAL MATTERS

   Kirkland & Ellis, Washington, D.C. (a partnership that includes professional corporations) will pass upon the validity of the class D common stock offered by this prospectus.

                                    EXPERTS

   The consolidated financial statements of Radio One, Inc. and subsidiaries as of December 31, 1999 and 2000, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of selected operations of Clear Channel Communications as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999 incorporated by reference in this prospectus have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of selected operations of AMFM, Inc. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of Blue Chip Broadcasting, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 incorporated by reference in this prospectus by reference to pages 1-19 of Radio One Inc.'s Form 8-K/A dated April 9, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Blue Chip Broadcast Company and subsidiary as of December 31, 1998 and for the year then ended incorporated by reference in this prospectus have been audited by Clark, Schaefer, Hackett & Co., independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said reports.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC upon payment of certain fees prescribed by the SEC. The SEC's web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site on the world wide web is sec.gov. The information on the SEC 's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

                          INCORPORATION BY REFERENCE

   The SEC permits us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we file with the SEC after the initial filing date of the registration statement of which this prospectus is part, and prior to the effectiveness of that registration statement, will automatically update and supercede this information. We have filed the following documents with the SEC and incorporate in this prospectus by reference:

    . our Amended Annual Report on Form 10-K/A for the year ended December 31, 2000 filed on August 7, 2001;

    . our Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

    .  our Definitive Proxy Statement on Form DEF 14A filed on April 26, 2001;

    . our Current Reports on Form 8-K filed on April 9, 2001, April 18, 2001, May 4, 2001, May 16, 2001, August 3, 2001, August 6, 2001, August 13,
       2001, August 24, 2001 and November 7, 2001; and

    .  our Registration Statement on Form 8-A dated May 17, 2000.

   We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act. Statements contained in documents incorporated or deemed to be incorporated by reference after the initial filing date of the registration statement of which this prospectus is a part will modify statements in any other subsequently filed documents to the extent the new information differs from the old information. Any statements modified or superseded will no longer constitute a part of this prospectus in their original form.

   If you request a copy of any or all of the documents incorporated by reference, then we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Investor Relations, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706, or to our e-mail address: invest@radio-one.com. Our telephone number is (301) 306-1111.

   We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

                           [LOGO] Radio One Logo

The information in this preliminary prospectus is not complete and may be changed. Radio One and the selling stockholders may not sell these securities until the registration statement covering them has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities, and neither Radio One nor the selling stockholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED MARCH 25, 2002

                               10,000,000 Shares

[LOGO] Radio One Logo

                                Radio One, Inc.

                             Class D Common Stock

                               -----------------

   We are selling 8,700,000 shares of class D common stock and the selling stockholders are selling 1,300,000 shares of class D common stock. We will not receive any proceeds from shares sold by the selling stockholders.


   Our class D common stock is traded on The Nasdaq National Market under the symbol "ROIAK." The last reported sale price for our class D common stock on The Nasdaq National Market on March 21, 2002 was $21.65 per share.

   Investing in our class D common stock involves risks. See "Risk Factors" on page 7.


                                  Underwriting              Proceeds to
                                  Discounts and Proceeds to   Selling
                  Price to Public  Commissions   Radio One  Stockholders
        -         --------------- ------------- ----------- ------------
        Per Share        $              $            $           $
        Total....        $              $            $           $

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   The underwriters have an option to purchase a maximum of 1,500,000 additional shares, of which up to 1,183,510 shares will be from the selling stockholders, to cover over-allotments of shares. Delivery of the shares of
class D common stock will be made on or about       , 2002.


                          Joint Book-Running Managers

Banc of America Securities LLC         Credit Suisse First Boston

                              -------------------
                           Deutsche Banc Alex. Brown

                              Wachovia Securities

Robertson Stephens                                          TD Securities
                 The date of this prospectus is       , 2002.

                     RADIO ONE IS A NATIONAL RADIO COMPANY
         65 Radio Stations in 22 of the Top 60 African-American Markets
 Map of United States showing the cities in which Radio One has Radio Stations


Atlanta         Augusta         Baltimore         Boston         Charlotte
-------         -------         ---------         ------         ---------
WJZZ-FM         WAKB-FM         WERQ-FM           WBOT-FM        WCHH-FM
WHTA-FM/(1)/    WAEG-FM         WWIN-FM           WILD-AM
WAMJ-FM/(1)/    WAEJ-FM         WOLB-AM
WPZE-FM         WFXA-FM         WWIN-AM
                WTHB-AM




Cincinnati      Cleveland       Columbus          Dallas         Dayton
----------      ---------       --------          ------         ------
WIZF-FM         WENZ-FM         WCKX-FM           KBFB-FM        WGTZ-FM
WDBZ-AM/(1)/    WERE-AM         WJYD-FM           KTXQ-FM        WDHT-FM
                WZAK-FM         WXMG-FM                          WKSW-FM
                WJMO-AM                                          WING-AM




Detroit         Houston         Indianapolis      Los Angeles    Louisville
-------         -------         ------------      -----------    ----------
WDTJ-FM         KMJQ-FM         WHHH-FM           KKBT-FM        WBLO-FM/(1)/
WDMK-FM         KBXX-FM         WYJZ-FM                          WDJX-FM
WCHB-AM                         WTLC-FM                          WGZB-FM
                                WTLC-AM                          WULV-FM
                                                                 WMJM-FM
                                                                 WLRS-FM




Miami           Minneapolis     Philadelphia      Raleigh/Durham
-----           -----------     ------------      --------------
WVCG-AM         KTTB-FM         WPHI-FM           WQOK-FM
                                WPLY-FM           WFXK-FM
                                                  WFXC-FM
                                                  WNNL-FM




Richmond        St. Louis       Washington, D.C.
--------        ---------       ----------------
WCDX-FM         WFUN-FM         WKYS-FM
WJMO-FM                         WMMJ-FM
WRHH-FM                         WOL-AM
WKJS-FM                         WYCB-AM
WGCV-AM


Note: Includes pending acquisition.
/(1)/ Operated under LMA.

                                                        RADIO
                                                            ONE
                                                        THE URBAN SPECIALIST

                             ABOUT THIS PROSPECTUS

   This prospectus incorporates by reference important business and financial information about us and our consolidated subsidiaries that is not included in or delivered with this prospectus. Unless specifically stated, or the context otherwise so requires, the terms "Radio One," "we," "us," or similar terms in this prospectus and the documents incorporated by reference herein refer to Radio One, Inc. and its consolidated subsidiaries.

   You should read both this prospectus as well as the additional information described under the heading "Where You Can Find Additional Information" beginning on page 59 of this prospectus before investing in our class D common stock. This prospectus adds to, updates and changes information that is incorporated by reference. To the extent that any statement that we make in this prospectus is inconsistent with the information incorporated by reference, the statements made in the information incorporated by reference are deemed modified or superseded by the statements made in this prospectus.

   You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities.

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
                  PROSPECTUS SUMMARY.....................   1
                  RISK FACTORS...........................   7
                  CAUTIONARY NOTE REGARDING FORWARD-
                   LOOKING STATEMENTS....................  12
                  DESCRIPTION OF CAPITAL STOCK...........  13
                  USE OF PROCEEDS........................  15
                  DIVIDEND POLICY........................  15
                  PRICE RANGE OF OUR CLASS D COMMON STOCK  15
                  CAPITALIZATION.........................  16
                  RECENT AND PENDING TRANSACTIONS........  17
                  UNAUDITED PRO FORMA CONSOLIDATED
                   FINANCIAL INFORMATION.................  21
                  SELECTED HISTORICAL CONSOLIDATED
                   FINANCIAL DATA........................  27
                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF
                   OPERATIONS............................  29

                                                        Page
                                                        ----
                    BUSINESS...........................  40
                    MANAGEMENT.........................  49
                    SELLING STOCKHOLDERS...............  51
                    PRINCIPAL STOCKHOLDERS.............  52
                    DESCRIPTION OF CERTAIN INDEBTEDNESS  54
                    UNDERWRITING.......................  56
                    LEGAL MATTERS......................  58
                    EXPERTS............................  58
                    WHERE YOU CAN FIND ADDITIONAL
                     INFORMATION.......................  59
                    INCORPORATION BY REFERENCE.........  59

                              PROSPECTUS SUMMARY

   This summary contains a general discussion of our business, this offering and summary financial information. We encourage you to read the entire prospectus and the documents we incorporate herein for a more complete understanding of Radio One and this offering. Except where otherwise noted, all share numbers and per share data in this prospectus give effect to the capitalization transactions described in "Capitalization." Unless otherwise indicated, all information in this prospectus assumes that the underwriters' over-allotment option will not be exercised.

                                RADIO ONE, INC.

Introduction

   Radio One was founded in 1980 and is the seventh largest radio broadcasting company in the United States based on 2001 pro forma net revenue. We are also the largest radio broadcasting company in the United States primarily targeting African-Americans. After we complete our pending acquisition in the Atlanta market, we will own and/or operate 65 radio stations in 22 markets. Thirty-six of these stations (26 FM and 10 AM) are in 14 of the top 20 African-American radio markets. We also program five channels on the XM Satellite Radio system.

   Our strategy is to expand within our existing markets and into new markets that have a significant African-American presence. We believe radio broadcasting primarily targeting African-Americans has significant growth potential. We also believe that we have a competitive advantage in the African-American market and the radio industry in general, due to our primary focus on urban formats, our skill in programming and marketing these formats, and our turnaround expertise.

   Due to the successful implementation of our business strategy, our net broadcast revenue, broadcast cash flow and EBITDA have grown significantly.

  .  Net broadcast revenue increased 57% from year end 2000 to year end 2001.

  .  Broadcast cash flow increased 57% from year end 2000 to year end 2001.

  .  EBITDA increased 58% from year end 2000 to year end 2001.

   On a pro forma basis for the fiscal year ended December 31, 2001, our net broadcast revenue was $261.7 million, our broadcast cash flow was $128.9 million and our EBITDA was $119.5 million.

   Radio One is led by our Chairperson and co-founder, Catherine L. Hughes, and her son, Alfred C. Liggins, III, our Chief Executive Officer and President, who together have over 45 years of operating experience in radio broadcasting. Ms. Hughes, Mr. Liggins and our strong management team have successfully implemented a strategy of acquiring and turning around underperforming radio stations. We believe that we are well positioned to apply our proven operating strategy to our pending and recently acquired stations in Atlanta, Cincinnati, Columbus, Dayton, Louisville and Minneapolis, and to other radio stations in existing and new markets.

The African-American Market Opportunity

   We believe that operating radio stations in large African-American markets, with formats primarily targeting African-American audiences, has significant growth potential for the following reasons:

  . African-Americans are experiencing faster population growth than the population as a whole.

  . African-Americans are experiencing higher income growth than the population as a whole.

  . Advertising targeting the African-American market is experiencing significant growth.

  . We believe that radio formats targeting African-Americans are becoming more mainstream.

  . We can reach our target audience with fewer radio stations due to the concentration of African-Americans in the top 60 African-American markets.

  . African-Americans exhibit greater radio listenership and, we believe, stronger station loyalty.

Our Station Portfolio

   We operate in many of the largest African-American markets. Since January 1, 2001, we have acquired or agreed to acquire and/or operate 26 radio stations and have divested seven non-core stations. A more detailed description of the acquisitions and divestitures of these stations is provided in this prospectus under the heading ''Recent and Pending Transactions.''

   The table below provides information about the stations that we will own or operate after giving effect to our pending Atlanta acquisition. Audience share rank is determined by using a combination of African-American listenership above a certain threshold in a given market and the average quarter hour share rank for that station. Audience share data are for the 12+ demographic, derived from the Arbitron Survey four book averages ending with the Fall 2001 Arbitron Survey. In the Miami market, we provide no audience share data because we do not subscribe to the Arbitron service for our station, which is programmed in a non-urban format. Except as otherwise noted above, information in the table below is from BIA Investing in Radio Market Report (''BIA 2002 First Edition'').

                        Radio One Stations and Markets

                            Radio One                               Market Data
               ----------------------------------- ---------------------------------------------
                Number
                  of    African-American  Entire
               Stations      Market       Market                            2001 MSA Population
               -------- ---------------- ---------                        ----------------------
                                         Four Book
                                          Average   Estimated   Ranking
                                          (Ending     2001         by
                                           Fall      Annual     Size of
                            Audience       2001)      Radio     African-
                             Share       Audience    Revenue    American      Total     African-
Market          FM  AM        Rank         Share   ($millions) Population (in millions) American%
------         --   --  ---------------- --------- ----------- ---------- ------------- ---------
Washington, DC  2    2          1          12.0      $347.7         3          4.6        28.5%
Atlanta.......  4   --          2           6.6       326.3         4          4.2        29.9
Philadelphia..  2   --          3           5.3       287.0         5          5.1        21.2
Los Angeles...  1   --          1           3.8       855.4         6         12.4         8.6
Detroit.......  2    1          2           6.3       252.1         7          4.6        22.6
Miami......... --    1        n/a           n/a       251.8         8          3.9        21.9
Houston.......  2   --          1          12.6       309.8         9          4.7        17.3
Dallas........  2   --          3           4.0       374.6        10          5.2        14.3
Baltimore.....  2    2          1          16.2       126.4        11          2.6        28.1
St. Louis.....  1   --          2           3.2       123.8        16          2.6        18.7
Cleveland.....  2    2          1          13.5       113.8        17          2.2        19.9
Boston........  1    1          1           3.0       321.8        18          4.5         7.3
Charlotte.....  1   --          2           3.2       110.3        19          1.5        21.0
Richmond......  4    1          1          21.5        52.3        20          1.0        30.8
Raleigh-Durham  4   --          1          19.9        77.9        22          1.2        23.2
Cincinnati....  1    1          1           6.4       125.6        28          2.0        12.0
Indianapolis..  3    1          1          14.6        90.7        31          1.5        15.0
Columbus......  3   --          1          11.6        94.6        32          1.6        13.9
Minneapolis...  1   --          1           3.0       162.2        40          3.0         6.1
Augusta.......  4    1          1          14.3        16.3        44          0.5        35.1
Louisville....  6   --          1          24.0        53.1        48          1.1        14.2
Dayton........  3    1          2          11.3        43.6        56          1.0        14.1
                --  --
Total......... 51   14
                ==  ==

Business Strategy

   Our strategy is to own and operate radio stations in markets that have a significant African-American presence and to improve the performance of those stations to maximize revenue and profitability.

   Operations. To maximize net broadcast revenue and broadcast cash flow at our radio stations, we strive to achieve the largest audience share of African-American listeners in each market, to convert these audience share ratings to advertising revenue and to control operating expenses.

   Acquisitions. Our acquisition strategy includes acquiring and turning around underperforming radio stations principally in the top 60 African-American markets. We also seek to make acquisitions in existing markets where expanded coverage is desirable and in new markets where we believe it is advantageous to establish a presence. For strategic reasons, or as a result of an acquisition of multiple stations in a market, we may also acquire and operate stations with formats that primarily target non-African-American segments of the population.

   Turnarounds. Many of the stations we have acquired have been, in our opinion, underperforming. By implementing our operating strategy, we have succeeded in increasing the ratings, net broadcast revenue and broadcast cash flow of many of the FM stations we have owned and/or operated. We have achieved these improvements while, in many instances, competing against larger media companies.

   Strategic Diversification. We continue to explore opportunities in other forms of media that are complementary to our core radio business which will allow us to leverage our expertise in marketing to African-Americans and our significant listener base. Such opportunities could include an urban-oriented cable network, an urban-oriented radio network, outdoor advertising in urban environments, music production, publishing and other related businesses.

Recent Developments

   Pending Acquisition. In June 2001, we entered into an agreement to acquire WHTA-FM (formerly WPEZ-FM) licensed to Macon, Georgia, for approximately $55.0 million in cash. Upon initiating our operation of this station under a local marketing agreement in September 2001, we repositioned an existing format onto this stronger signal to enhance our service to the Atlanta market. This acquisition increases the number of stations that we own and/or operate in the Atlanta market to four. We anticipate completing this acquisition during the second quarter of 2002.

   Blue Chip Broadcasting Acquisition.   On August 10, 2001, we completed the
acquisition of Blue Chip Broadcasting, Inc. for an aggregate purchase price of approximately $188.0 million in cash and class D common stock. As a result of this acquisition, we own and/or operate 16 radio stations in the following five markets: Cincinnati, Columbus, Dayton, Louisville and Minneapolis. These stations complement our existing business and are located in markets in which we did not previously operate.

   Amendment to Bank Credit Facility. On March 18, 2002, we entered into an amendment with our lenders under our bank credit facility to modify favorably certain financial covenants for the period from March 31, 2002 to December 31, 2004.

Address and Telephone Number

   Our principal executive offices are located at 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706 and our telephone number is (301) 306-1111.

                                 The Offering
Class D common stock
  offered/(1) /.............   8,700,000 shares by Radio One
                               1,300,000 shares by the selling stockholders
                              --------
                              10,000,000 shares
                              ========

Common stock to be
  outstanding after this
  offering/(1)(2)/..........   22,389,477 shares of class A common stock
                                2,867,463 shares of class B common stock
                                3,132,458 shares of class C common stock
                               75,843,832 shares of class D common stock
                              --------
                              104,233,230 shares of common stock
                              ========

Voting Rights...............  Holders of class A common stock are entitled to one vote per share and are entitled to elect two independent directors. Holders of class B common stock are entitled to ten votes per share. Holders of class C common stock and class D common stock do not have voting rights, except as required by law.

Other Rights................  Except as to voting and conversion rights, each class of common stock has the same rights.

Use of Proceeds.............  We plan to use the net proceeds from our sale of securities in this offering to repay amounts borrowed under our bank credit facility, to fund our pending acquisition, for continued business development and strategic investment opportunities and for general corporate purposes.


                              The selling stockholders will receive all of the net proceeds from the resale of their securities in this offering.

NASDAQ Symbol...............  ROIAK
--------
(1) Excludes 1,500,000 shares of class D common stock to cover over-allotments of shares.
(2) Excludes 151,063 shares of class A common stock and 2,969,637 shares of class D common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $13.62 per share.

         Summary Historical and Pro Forma Consolidated Financial Data

   The following table contains summary historical financial information derived from the audited consolidated financial statements and related notes of Radio One for the fiscal years ended December 31, 1999, 2000 and 2001. The table also contains summary unaudited pro forma financial information derived from the financial information set forth under "Unaudited Pro Forma Consolidated Financial Information." The summary unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would actually have been had the transactions described below occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. The summary financial data set forth in the following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Information" and "Selected Historical Consolidated Financial Data" included elsewhere in this prospectus, and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, incorporated by reference herein.

   The pro forma statement of operations amounts for the fiscal year ended December 31, 2001 are adjusted to give effect to the following transactions as if they had occurred on January 1, 2001:

..  the acquisition of:

--WCDX-FM, WJMO-FM, WRHH-FM and WGCV-AM in Richmond;

  --Blue Chip;

..  the pending acquisition of WHTA-FM in Atlanta; and

..  this offering.

   The pro forma balance sheet data are adjusted to give effect to the pending acquisition of WHTA-FM and this offering as if they had occurred as of December 31, 2001.

   The pro forma consolidated financial statements have not been adjusted to give effect to the acquisitions of WILD-AM in Boston, KTXQ-FM in Dallas and WTLC-AM in Indianapolis and to the divestiture of WDYL-FM and WARV-FM in Richmond, WJMZ-FM and WPEK-FM in Greenville, KJOI-AM in Dallas, WJZZ-AM in Kingsley, Michigan and WLXO-FM in Lexington as a result of a lack of materiality of these transactions, both individually and in the aggregate, to the consolidated financial statements of Radio One, Inc. as of December 31, 2001.

         Summary Historical and Pro Forma Consolidated Financial Data

                                                          Fiscal Year Ended December 31,
                                                              Historical
                                                 ------------------------------------  Pro Forma
                                                    1999         2000        2001        2001
                                                  -------      --------    --------   -----------
                                                 (in thousands, except per share data) (unaudited
Statement of Operations:
Net broadcast revenue........................... $81,703      $155,666    $243,804    $  261,663
Operating expenses..............................  44,259        77,280     120,463       132,728
Corporate expenses and non-cash compensation....   4,380         6,303      10,065        10,378
Depreciation and amortization...................  17,073        63,207     129,723       131,812

                                                  -------      --------    --------   ----------
   Operating income (loss)......................  15,991         8,876     (16,447)      (13,255)
Interest expense................................  15,279        32,407      63,358        61,687
Gain on sale of assets, net.....................      --            --       4,224         4,224
Other income, net...............................   2,149        20,084         991           678
Income tax (provision) benefit..................  (2,728)         (804)     24,550        23,030
Extraordinary loss..............................      --            --       5,207         5,207

                                                  -------      --------    --------   ----------
   Net income (loss)............................ $   133      $ (4,251)   $(55,247)   $  (52,217)
                                                  =======      ========    ========   ==========
   Net loss applicable to common stockholders... $(1,343)     $(13,487)   $(75,387)   $  (72,357)
                                                  =======      ========    ========   ==========
Loss per common share:
  Basic and diluted............................. $ (0.03)     $  (0.16)   $  (0.83)   $    (0.73)
                                                  =======      ========    ========   ==========
Weighted average common shares outstanding:
  Basic and diluted.............................  48,411        84,540      90,295        98,995
                                                  =======      ========    ========   ==========
Other Data:
Broadcast cash flow............................. $37,444      $ 78,386    $123,341    $  128,935
Broadcast cash flow margin......................      46%           50%         51%           49%
EBITDA (before non-cash compensation)........... $33,289      $ 72,271    $114,227    $  119,508
EBITDA margin...................................      41%           46%         47%           46%
Cash interest expense........................... $10,762      $ 28,581    $ 58,477    $   56,720
Capital expenditures............................   3,252         3,665       9,283         9,522
Ratio of total debt to EBITDA........................................................       5.4x
Ratio of EBITDA to cash interest expense.............................................       2.1x
Balance Sheet Data (at period end):
Cash and cash equivalents............................................................ $   29,637
Intangible assets, net...............................................................  1,831,201
Total assets.........................................................................  1,973,687
Total debt (including current portion)...............................................    650,022
Preferred stock......................................................................         --
Total stockholders' equity...........................................................  1,233,297

                                 RISK FACTORS

   Investing in our class D common stock involves risk. You should consider carefully the risk factors described below before purchasing our class D common stock.

Integration of Acquisitions--We may have difficulty integrating the operations, systems and management of the stations that we have recently acquired or agreed to acquire. Our failure to integrate successfully stations we have acquired could have a material adverse effect on our business and operating results.

   From January 1, 2000 through December 31, 2001, we acquired or agreed to acquire and/or operate 47 radio stations, including 16 stations that we own and/or operate as the result of the acquisition of Blue Chip Broadcasting, Inc., and we expect to make acquisitions of other stations and station groups in the future. We cannot assure you that we will be able to integrate successfully the operations, systems or management acquired in future acquisitions. The recent consummation of the Blue Chip acquisition requires us to manage a significantly larger and geographically more diverse radio station portfolio than historically has been the case. Our failure to integrate and manage newly acquired stations successfully could have a material adverse effect on our business and operating results.

Risks of Growth Strategy--If we are unable to execute successfully our strategy, our business may not grow as expected.

   We intend to grow by acquiring radio stations primarily in the top 60 African-American markets. We may also make strategic investments that are complementary to our business and provide growth opportunities. However, we may not successfully identify and consummate future acquisitions or investments, and stations that we do acquire or investments that we make may not increase our broadcast cash flow or yield other anticipated benefits. Our failure to execute our growth strategy successfully could have a material adverse effect on our business and operating results.

Dependence on Key Personnel--The loss of key personnel, including on-air talent, could disrupt the management and operations of our business.

   Our business depends upon the continued efforts, abilities and expertise of our executive officers, including our chief executive officer, chief financial officer, chief operating officer and general counsel, and other key employees, including on-air personalities. We believe that the unique combination of skills and experience possessed by our executive officers would be difficult to replace, and that the loss of any one of them could have a material adverse effect on us, including the impairment of our ability to execute our business strategy. Additionally, our radio stations employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective broadcast areas. Some of these on-air personalities are predominantly responsible for the ranking of a station and thus the ability of the station to sell advertising. Although many of these key personnel are under employment agreements, we cannot be assured that these individuals will remain with our radio stations or will retain their audiences.

Competition for Advertising Revenue--We compete for advertising revenue against radio stations and other media, many of which have greater resources than we do, and if we are unable to maintain or grow our advertising revenue share, our business and operating results may be adversely affected.

   In the competitive broadcasting industry, the success of each of our radio stations is primarily dependent upon its share of the overall advertising revenue within its market. Although we believe that each of our stations can compete effectively in its broadcast area, we cannot be sure that any of our stations can maintain or increase its current audience ratings or market share, or that advertisers will not decrease the amount they spend on advertising.

   Our advertising revenue may suffer if any of our stations cannot maintain its audience ratings or market share. Shifts in population, demographics, audience tastes and other factors beyond our control could cause us to lose market share. Our stations also compete for audiences and advertising revenues directly with other radio stations, and some of the owners of those competing stations have greater resources than we do. If a competing station converts to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, our stations could suffer a reduction in ratings and advertising revenue. Other radio companies which are larger and have more resources may also enter markets in which we operate. In addition, our stations also compete with other media such as broadcast and cable television, newspapers, magazines, direct mail, music videos, the Internet and outdoor advertising, some of which may be controlled by horizontally-integrated companies. We also anticipate that our stations will compete with satellite-based radio services, including Sirius Satellite Radio and XM Satellite Radio. We currently program five channels for XM Satellite Radio.

Decline in Level of Advertising Spending--The recession that has affected business sectors which advertise heavily on radio has resulted in a reduction in advertising spending in those sectors, and has had a negative impact on our advertising revenue and business. If the recession continues or worsens, our advertising revenue and business could be affected even more significantly.

   We believe that advertising is a discretionary business expense, meaning that spending on advertising tends to decline during an economic recession or downturn. Consequently, recessions or downturns in the United States economy and the economies of individual geographic markets in which we own or operate stations directly affect our advertising revenue and, therefore, our results of operations. Individual business sectors that are especially affected by a recession or downturn and that tend to spend more on advertising than other sectors are likely to reduce their advertising expenditures as a result of the recession or downturn. If those sectors' spending represent a significant portion of our advertising revenues, any reduction in their expenditures could negatively affect our revenue.

   During 2001, we believe the radio industry experienced negative year over year advertising revenue growth, primarily as a result of the recession in the United States economy. A number of business sectors that traditionally have been heavy radio advertisers, including the automotive, retail sales and television broadcast industries, as well as Internet related businesses which in recent years have become significant radio advertisers, have been especially adversely affected by the recession. Even prior to the start of this recession, the Internet-related business sector, which in recent years had become a significant radio advertiser, experienced a sharp economic decline. While we have continued to experience positive year over year advertising revenue growth, our advertising growth rate has been adversely affected by the recession, and if the factors that have contributed to the radio industry's overall negative advertising revenue growth, including the economic recession, persist or worsen, our advertising growth rate could be even more significantly affected.

Restrictions Imposed by Our Debt--The terms of our debt restrict us from engaging in many activities and require us to satisfy various financial tests, and these restrictions may make it more difficult to pursue our acquisition strategy.

   Our recently amended bank credit facility and the agreements governing our other outstanding debt, including our 8 7/8% senior subordinated notes due 2011, contain covenants that restrict, among other things, our ability to incur additional debt, pay cash dividends, purchase our capital stock, make capital expenditures, make investments or other restricted payments, swap or sell assets, engage in transactions with related parties, secure non-senior debt with our assets, or merge, consolidate or sell all or substantially all of our assets.

   Our bank credit facility requires that we obtain our banks' consent for acquisitions that do not meet specific criteria. These restrictions may make it more difficult to pursue our acquisition strategy. Our bank credit facility also requires that we maintain specific financial ratios, which could be affected by events beyond our control.

   The loans under our bank credit facility will be due in August 2007 and our 8 7/8% senior subordinated notes will be due in July 2011. A breach of any of the covenants contained in our bank credit facility could allow our lenders to declare all amounts outstanding under our bank credit facility to be immediately due and payable and a breach of any of the covenants contained in the indenture covering our 8 7/8% senior subordinated notes could allow the holders of those notes to declare the notes immediately due and payable. In addition, our banks could proceed against the collateral granted to them to secure that indebtedness. If the amounts outstanding under our bank credit facility or payment of our senior subordinated notes are accelerated, our assets might not be sufficient to repay in full the money owed to the banks or to our other debt holders.

Substantial Debt--Our substantial level of debt could limit our ability to grow and compete.

   We have a substantial amount of debt, a portion of which bears interest at variable rates. The amount and nature of our debt is described in greater detail in our reports filed with the SEC. Our substantial level of indebtedness could adversely affect us for various reasons, including limiting our ability to:

    . obtain additional financing for working capital, capital expenditures, acquisitions, debt payments or other corporate purposes;

    . have sufficient funds available for operations, future business opportunities or other purposes;

    .  compete with competitors that have less debt than we do; and

    . react to changing market conditions, changes in our industry and economic downturns.

Controlling Stockholders--Two common stockholders have a majority voting interest in Radio One and have the power to control matters on which Radio
One's common stockholders may vote, and their interests may conflict with yours.

   As of March 13, 2002, Catherine L. Hughes and her son, Alfred C. Liggins, III, collectively held approximately 56.1% of the outstanding voting power of Radio One's common stock. As a result, Ms. Hughes and Mr. Liggins control most decisions involving Radio One, including transactions involving a change of control of Radio One, such as a sale or merger. In addition, certain covenants in Radio One's debt instruments require that Ms. Hughes and Mr. Liggins maintain specified ownership and voting interests in Radio One, and prohibit other parties' voting interests from exceeding specified amounts. Ms. Hughes and Mr. Liggins have agreed to vote their shares together in elections of the board of directors.

Market Overhang and Hedging Transactions--A significant number of shares are eligible for sale and their sale could depress our stock price.

   Overhang and hedging transactions can translate into a potential decrease in the market price per share of our class D common stock. Approximately nine million shares of restricted class D common stock (exclusive of shares subject to lock-up agreements with the underwriters) are currently eligible for resale under Rule 144 of the Securities Act of 1933 because the owners have held the stock for more than one year. If a significant number of such shares were sold into the market, the market price for the class D common stock would likely decrease. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. In addition, a significant stockholder has informed us that it is considering entering into a derivative transaction that would likely result in short sales of shares for hedging purposes. Such short sales could have an adverse effect on the market price of our class D common stock.

Technology Changes, New Services and Evolving Standards--We must respond to the changes in technology, services and standards which characterize our industry in order to remain competitive.

   The radio broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies. We cannot assure you that we will have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Several new media technologies are being developed, including the following:

    . Audio programming by cable television systems, direct broadcast satellite systems, Internet content providers and other digital audio broadcast formats;

    . Satellite digital audio radio service, which has resulted in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs; and

    . In-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services.

   We have entered into a programming agreement with a satellite digital audio radio service, and have also invested in a developer of digital audio broadcast technology. However, we cannot assure you that these arrangements will be successful or enable us to adapt effectively to these new media technologies.

Government Regulation--Our business depends on maintaining our licenses with the FCC. We could be prevented from operating a radio station if we fail to maintain its license.

   Radio broadcasters depend upon maintaining radio broadcasting licenses issued by the FCC. These licenses are ordinarily issued for a maximum term of eight years and may be renewed. Our radio broadcasting licenses expire at various times from October 1, 2003 to August 1, 2006. Although we may apply to renew our FCC licenses, interested third parties may challenge our renewal applications. In addition, if Radio One or any of our stockholders, officers, or directors violates the FCC's rules and regulations or the Communications Act of 1934, or is convicted of a felony, the FCC may commence a proceeding to impose sanctions upon us. Examples of possible sanctions include the imposition of fines, the renewal of one or more of our broadcasting licenses for a term of fewer than eight years or the revocation of our broadcast licenses. If the FCC were to issue an order denying a license renewal application or revoking a license, we would be required to cease operating the radio station covered by the license only after we had exhausted administrative and judicial review without success.

   The radio broadcasting industry is subject to extensive and changing federal regulation, as described in greater detail in our reports filed with the SEC. Among other things, the Communications Act and FCC rules and policies limit the number of broadcasting properties that any person or entity may own (directly or by attribution) in any market and require FCC approval for transfers of control and assignments of licenses. The FCC recently commenced a rulemaking proceeding in which it will examine its rules and policies concerning ownership of multiple radio stations within a local market. The new rulemaking could lead to significant changes in how the FCC reviews radio station transactions that, according to the FCC, could result in substantial economic concentration and thus raise competition concerns. The filing of petitions or complaints against Radio One or any FCC licensee from which we are acquiring a station could result in the FCC delaying the grant of, or refusing to grant or imposing conditions on its consent to the assignment or transfer of control of licenses. The Communications Act and FCC rules and policies also impose limitations on non-U.S. ownership and voting of the capital stock of Radio One.

Antitrust Matters--We may have difficulty obtaining regulatory approval for acquisitions in our existing markets and, potentially, new markets, which could affect the implementation of our acquisition strategy.

   An important part of our growth strategy is the acquisition of additional radio stations. The agencies responsible for enforcing the federal antitrust laws, the Federal Trade Commission or the Department of Justice, may investigate certain acquisitions. After the passage of the Telecommunications Act of 1996, the Department of Justice became more aggressive in reviewing proposed acquisitions of radio stations. The Justice Department is particularly aggressive when the proposed buyer already owns one or more radio stations in the market of the station it is seeking to buy. The Justice Department has challenged a number of radio broadcasting transactions. Some of those challenges ultimately resulted in consent decrees requiring, among other things, divestitures of certain stations. In general, the Justice Department has more closely scrutinized radio broadcasting acquisitions that result in local market shares in excess of 40% of radio advertising revenue.

   We cannot predict the outcome of any specific Department of Justice or FTC investigation. Any decision by the Department of Justice or FTC to challenge a proposed acquisition could affect our ability to consummate an acquisition or to consummate it on the proposed terms. For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act requires the parties to file Notification and Report Forms concerning antitrust issues with the Department of Justice and the FTC and to observe specified waiting period requirements before consummating the acquisition. If the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including restructuring the proposed acquisition or divesting assets. In addition, the investigating agency could file suit in federal court to enjoin the acquisition or to require the divestiture of assets, among other remedies. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the Department of Justice or the FTC under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws. As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that local marketing agreements, joint sales agreements, time brokerage agreements and other similar agreements customarily entered into in connection with radio station transfers could violate the Hart-Scott-Rodino Act if such agreements take effect prior to the expiration of the waiting period under the Hart-Scott-Rodino Act. Furthermore, the Department of Justice has noted that joint sales agreements may raise antitrust concerns under Section 1 of the Sherman Act and has challenged joint sales agreements in certain locations. As indicated above, the Department of Justice also has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the Department of Justice has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed these benchmarks.

   Similarly, the FCC staff has adopted procedures to review proposed radio broadcasting transactions even if the proposed acquisition otherwise complies with the FCC's ownership limitations. The FCC uses its so-called "50/70" screen to "flag" proposed radio transactions that it believes may raise competition concerns. Under the screen, the FCC flags an application for closer consideration if it proposes a combination that would result in one broadcaster controlling at least 50 percent or two broadcasters collectively controlling 70 percent of local market ad revenue in the relevant Arbitron market, as reported by BIA. The FCC will conduct a public interest/competitive analysis of those applications proposing combinations at or above the 50/70 percent level. Those applications will be designated on public notice as proposing transactions that raise competition issues.

Risks Pertaining to Arthur Andersen--Our access to capital markets and timely financial reporting may be impaired if we need to engage a new independent public accounting firm.

   On March 14, 2002, Radio One's independent public accountant, Arthur Andersen, was indicted on federal obstruction of justice charges arising from the government's investigation of Enron. Arthur Andersen has indicated that it intends to contest vigorously the indictment. The SEC has said that it will continue accepting financial statements audited by Arthur Andersen, and interim financial statements reviewed by it, so long as Arthur Andersen is able to make certain representations to its clients. Radio One's access to the capital markets and its ability to make timely SEC filings could be impaired if the SEC ceases accepting financial statements audited by Arthur Andersen, if Arthur Andersen becomes unable to make the required representations to Radio One or if for any other reason Arthur Andersen is unable to perform required audit-related services for Radio One. In such a case, Radio One would promptly seek to engage a new independent public accounting firm or take such other actions as may be necessary to enable Radio One to maintain access to the capital markets and to file timely its financial reports.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, including the documents incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Radio One's industry, our beliefs and assumptions. You can identify these forward-looking statements by our use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "likely," "may," "estimates" and similar expressions. We cannot guarantee that we will achieve these plans, intentions or expectations. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those forecast or anticipated in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not occur.

                         DESCRIPTION OF CAPITAL STOCK

   The following description is a summary of the material provisions of our certificate of incorporation and is qualified in its entirety by Radio One's certificate of incorporation, which is incorporated as an exhibit to our registration statement of which this prospectus is a part.

   Our capital stock consists of (1) 480,000,000 authorized shares of common stock, $.001 par value per share, which consists of (a) 30,000,000 shares of class A common stock, (b) 150,000,000 shares of class B common stock, (c) 150,000,000 shares of class C common stock, and (d) 150,000,000 shares of class D common stock, and (2) 1,000,000 shares of preferred stock, par value $.001 per share, 310,000 shares of which have been designated as 6 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities, known as HIGH TIDES. We have no shares of preferred stock other than the HIGH TIDES designated or outstanding.

Class A Common Stock

   The holders of class A common stock are entitled to one vote for each share held on all matters voted upon by stockholders, including the election of directors and any proposed amendment to the certificate of incorporation. The holders of class A common stock are entitled to vote as a class to elect two directors to the board of directors. The holders of class A common stock will be entitled to such dividends as may be declared at the discretion of the board of directors out of funds legally available for that purpose. The holders of class A common stock will be entitled to share ratably with all other classes of common stock in the net assets of Radio One upon liquidation after payment or provision for all liabilities. All shares of class A common stock may be converted at any time into a like number of shares of class C common stock or class D common stock at the option of the holder of such shares.

Class B Common Stock

   The holders of class B common stock are entitled to the same rights, privileges, benefits and notices as the holders of class A common stock, except that the holders of class B common stock will be entitled to ten votes per share. All shares of class B common stock may be converted at any time into a like number of shares of class A common stock at the option of the holder of such shares. Catherine L. Hughes and Alfred C. Liggins, III may transfer shares of class B common stock held by them only to "Class B Permitted Transferees," and Class B Permitted Transferees may transfer shares of class B common stock only to other Class B Permitted Transferees. If any shares of class B common stock are transferred to any person or entity other than a Class B Permitted Transferee, such shares will automatically be converted into a like number of shares of class A common stock. "Class B Permitted Transferees" include Ms. Hughes, Mr. Liggins, their respective estates, spouses, former spouses, parents or grandparents or lineal descendants thereof, and certain trusts and other entities for the benefit of, or beneficially owned by, such persons. Ms. Hughes and Mr. Liggins have agreed to vote their shares of common stock together in elections of the board of directors.

Class C Common Stock

   The holders of class C common stock are entitled to the same rights, privileges, benefits and notices as the holders of class A common stock and class B common stock, except that the holders of class C common stock, unless otherwise required by law, will be entitled to no votes per share. All shares of class C common stock may be converted at any time into a like number of shares of class A common stock at the option of the holder of such shares, except that Class B Permitted Transferees may convert shares of class C common stock into shares of class A common stock, or otherwise acquire shares of class A common stock, only in connection with:

    . a merger or consolidation of Radio One with or into, or other acquisition of, another entity pursuant to which the Class B Permitted Transferees are to receive shares of class A common stock in exchange for their interest in such entity;

    . the transfer of such shares of class A common stock to a person or entity other than a Class B Permitted Transferee; or

    .  a registered public offering of such shares of class A common stock.

Class D Common Stock

   The holders of class D common stock are entitled to the same rights, privileges, benefits and notices as the holders of class A common stock, class B common stock, and class C common stock except that the holders of class D common stock, unless otherwise required by law, will be entitled to no votes per share. The class D common stock is not convertible into shares of any other class of common stock.

Preferred Stock

   Radio One may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including but not limited to:

    . the distinctive designation of each series and the number of shares that will constitute such series;

    . the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

    . the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

    . the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

    . the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

    . any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of the assets of, Radio One; and

    . the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, if such shares are convertible or exchangeable.

Foreign Ownership

   Radio One's certificate of incorporation restricts the ownership, voting and transfer of our capital stock, in accordance with the Communications Act and the rules of the FCC, which prohibit the issuance of more than 25% of our outstanding capital stock (or more than 25% of the voting rights such stock represents) to or for the account of aliens (as defined by the FCC) or corporations otherwise subject to domination or control by aliens. Our certificate of incorporation prohibits any transfer of our capital stock that would cause a violation of this prohibition. In addition, the certificate of incorporation authorizes the board of directors to take action to enforce these prohibitions, including restricting the transfer of shares of capital stock to aliens and placing a legend restricting foreign ownership on the certificates representing the class A common stock.

Transfer Agent

   The transfer agent and registrar for the class D common stock is American Stock Transfer & Trust Company.

                                USE OF PROCEEDS

   The net proceeds from this offering to Radio One, after deducting underwriting discounts and commissions and estimated offering expenses, based on the public offering price of $21.65 per share, are estimated to be approximately $180.4 million ($186.9 million assuming the underwriters' over-allotment option is exercised in full).

   We expect to use approximately $50.0 million of the net proceeds from this offering to fund our pending acquisition and to use the remaining proceeds from this offering to repay amounts borrowed under our bank credit facility, for continued business development and strategic investment opportunities and for general corporate purposes.

   We will not receive any of the proceeds from the sale of shares of class D common stock by the selling stockholders.

   The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, additional financing sources, if any, and the amount of cash generated by our operations. Many of these factors are beyond our control. We reserve the right to allocate proceeds to different uses if, in management's view, the needs of the business so require. Until we use the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term investment-grade marketable securities.

                                DIVIDEND POLICY

   Since becoming a public company in May 1999, we have not declared any dividends on our common stock. We intend to retain future earnings for use in our business and do not anticipate declaring or paying any cash or stock dividends on shares of our common stock in the foreseeable future. In addition, any determination to declare and pay dividends will be made by our board of directors in light of our earnings, financial position, capital requirements, our bank credit facility, and the indenture governing our 8 7/8% senior subordinated notes, and such other factors as the board of directors deems relevant. See "Description of Certain Indebtedness."
                    PRICE RANGE OF OUR CLASS D COMMON STOCK

   Our class D common stock is traded on The Nasdaq Stock Market's National Market under the symbol "ROIAK." The table below shows, for the quarters indicated, the reported high and low bid quotes for our class D common stock on The Nasdaq Stock Market's National Market.

                                                     High   Low
                                                    ------ ------
              Fiscal Year 2000
                 Second Quarter (beginning June 7). $28.00 $16.31
                 Third Quarter..................... $24.50 $ 5.63
                 Fourth Quarter.................... $13.75 $ 5.56
              Fiscal Year 2001
                 First Quarter..................... $17.94 $ 9.72
                 Second Quarter.................... $22.05 $13.44
                 Third Quarter..................... $21.91 $ 9.20
                 Fourth Quarter.................... $18.64 $10.75
              Fiscal Year 2002
                 First Quarter (through March 21).. $22.58 $16.39

                                CAPITALIZATION

   The table below sets forth our cash, cash equivalents and capitalization as of December 31, 2001, on an actual basis and on a pro forma basis giving effect to the transactions identified below:

 . the pending acquisition of WHTA-FM in Atlanta; and

 . this offering.

   The information in this table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus, and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, incorporated by reference herein.

                                                  As of December 31, 2001
                                                  ----------------------
                                                               Pro Forma
                                                    Actual    (unaudited)
                                                  ----------  -----------
                                                      (in thousands)
      Cash and cash equivalents.................. $   32,115  $   29,637

                                                  ==========  ==========
      Long-term debt (including current portion):
      Bank credit facility ...................... $  480,000  $  350,000
      8 7/8% senior subordinated notes due 2011..    300,000     300,000
      Other long-term debt.......................         22          22

                                                  ----------  ----------
         Total debt .............................    780,022     650,022

                                                  ----------  ----------
      Stockholders' equity:
      Convertible preferred stock................         --          --
      Class A common stock.......................         23          23
      Class B common stock.......................          3           3
      Class C common stock.......................          3           3
      Class D common stock.......................         66          75
      Accumulated other comprehensive loss.......     (9,053)     (9,053)
      Stock subscriptions receivable.............    (31,666)    (31,666)
      Additional paid-in capital.................  1,208,652   1,388,993
      Accumulated deficit........................   (115,081)   (115,081)

                                                  ----------  ----------
         Total stockholders' equity .............  1,052,947   1,233,297

                                                  ----------  ----------
         Total capitalization.................... $1,832,969  $1,883,319

                                                  ==========  ==========

                        RECENT AND PENDING TRANSACTIONS

   We have acquired or agreed to acquire and/or operate 26 radio stations since January 1, 2001. These transactions diversify our net broadcast revenue, broadcast cash flow and asset base. Since January 1, 2001, we have also divested seven radio stations that were not core components of our business strategy.
   The table below sets forth information regarding each of the completed or pending transactions since January 1, 2001.

                                                       Total
                           No. of    Call          Consideration     Date
                          Stations  Letters        (in millions)   Completed
   -                      -------- ---------       -------------   ---------
   Completed Acquisitions
      Dallas III.........     1      KTXQ-FM/(1)/     $ 52.6          2/01
      Boston.............     1      WILD-AM             5.0/(2)/     2/01
      Indianapolis II....     1      WTLC-AM             8.3/(3)/     4/01
      Cincinnati.........     2      WIZF-FM           188.0/(4)/     8/01
                                     WDBZ-AM/(5)/
      Columbus...........     3      WCKX-FM
                                     WXMG-FM
                                     WJYD-FM
      Dayton.............     4      WGTZ-FM
                                     WDHT-FM/(6)/
                                     WING-AM
                                     WKSW-FM
      Louisville.........     6      WDJX-FM
                                     WBLO-FM/(7)/
                                     WGZB-FM
                                     WULV-FM
                                     WMJM-FM
                                     WLRS-FM
      Minneapolis........     1      KTTB-FM
      Lexington..........     1      WLXO-FM/(8)/
      Richmond III.......     4    WCDX-FM//            34.0          8/01
                                     WJMO-FM/(9)/
                                     WRHH-FM/(10)/
                                     WGCV-AM/(11)/
      Atlanta............     1      WAMJ-FM/(12)/        --            --
                             --                       ------
      Subtotal...........    25                        287.9

   Pending Acquisition
      Atlanta............     1      WHTA-FM/(13)/      55.0            --
                             --                       ------

      Total..............    26                       $342.9
                             ==                       ======
   Completed Divestitures
      Richmond I.........     1      WDYL-FM          $  9.0          2/01
      Richmond II........     1      WARV-FM             1.0          2/01
      Greenville.........     2      WJMZ-FM            43.5          2/01
                                     WPEK-FM                          2/01
      Dallas.............     1      KJOI-AM/(14)/      16.0          3/01
      Kingsley...........     1      WJZZ-AM             0.2          7/01
      Lexington..........     1      WLXO-FM              --/(15)/   10/01
                             --                       ------
      Total..............     7                       $ 69.7
                             ==                       ======

--------
/(1)/ KTXQ-FM was formerly known as KDGE-FM.
/(2)/ We paid approximately $4.5 million in cash and issued 63,492 shares of our class A common stock in this transaction.
/(3)/ The approximate purchase price of $8.3 million related to both the acquisition of WTLC-AM and the acquisition of all of the intellectual property of WTLC-FM (including the call letters). Approximately
      $1.1 million of the purchase price was allocated to the acquisition of WTLC-AM and the remaining

   $7.2 million was allocated to the completed acquisition of the intellectual property of WTLC-FM. Prior to the acquisition of WTLC-AM, we operated the station under a time brokerage agreement.
/(4)/ Total consideration of $188.0 million consisted of cash in the amount of approximately $106.7 million and approximately 5.8 million shares of our class D common stock. / /
/(5)/ We operate WDBZ-AM under a local marketing agreement.
/(6)/ WDHT-FM was formerly known as WING-FM.
/(7)/ We operate WBLO-FM under a local marketing agreement. As part of our acquisition of Blue Chip Broadcasting, Inc., we obtained an option to purchase WBLO-FM for a purchase price of $2.0 million. This option may not be exercised until October 1, 2002.
/(8)/ We completed the sale of WLXO-FM during October 2001./ See footnote 15 below. /
/(9)/ WJMO-FM was formerly known as WJRV-FM.
/(10)/ WRHH-FM was formerly known as WPLZ-FM.
/(11)/ A third party currently operates WGCV-AM under a local marketing agreement.
/(12) /We commenced operating WAMJ-FM under a local marketing agreement during August 2001. WAMJ-FM was formerly known as WAWE-FM. We currently have no rights to acquire WAMJ-FM.
/(13)/ We currently operate WHTA-FM under a local marketing agreement. WHTA-FM was formerly known as WPEZ-FM.
/(14)/ KJOI-AM was formerly known as KLUV-AM.
/(15)/ In October 2001, we completed the sale of WLXO-FM for approximately
       $400,000. All proceeds of the sale were paid to the former stockholders of Blue Chip Broadcasting, Inc.

  Completed Acquisitions

   Dallas III--KTXQ-FM Acquisition

   On February 1, 2001, we acquired the assets of KTXQ-FM (formerly KDGE-FM), licensed to Gainesville, Texas, for approximately $52.6 million in cash. Prior to the acquisition, we had been operating KTXQ-FM under a time brokerage agreement.

   Boston--WILD-AM Acquisition

   On February 28, 2001, we acquired Nash Communications Corporation, which owned and operated radio station WILD-AM, licensed to Boston, Massachusetts, for approximately $4.5 million in cash and 63,492 shares of class A common stock. Prior to the acquisition, we had been operating WILD-AM under a time brokerage agreement since May 2000.

   Indianapolis II--WTLC-AM and the Intellectual Property of WTLC-FM Acquisition

   On January 30, 2001, we entered into a definitive agreement with Emmis Communications to acquire all of the intellectual property of WTLC-FM (including its call letters) and the assets of WTLC-AM, licensed to Indianapolis, Indiana. The approximate purchase price of $8.3 million related to both the acquisition of the intellectual property of WTLC-FM, which was completed on February 15, 2001, and the acquisition of the assets of WTLC-AM, which was completed on April 25, 2001. Prior to the acquisition, we had operated WTLC-AM under a time brokerage agreement since February 16, 2001. Following the acquisition of the WTLC-FM intellectual property, we commenced operating our station formerly known as WBKS-FM under the call letters WTLC-FM.

   Blue Chip Acquisition--WIZF-FM and WDBZ-AM in Cincinnati; WCKX-FM, WXMG-FM and WJYD-FM in Columbus; WGTZ-FM, WDHT-FM (formerly WING-FM), WING-AM and WKSW-FM in Dayton; WDJX-FM, WBLO-FM, WGZB-FM, WULV-FM, WMJM-FM and WLRS-FM in Louisville; and KTTB-FM in Minneapolis

   On August 10, 2001, we completed the acquisition of Blue Chip Broadcasting, Inc., owner and/or operator of 16 radio stations (WIZF-FM, licensed to Erlanger, Kentucky, WMJM-FM, licensed to Jeffersontown,

Kentucky, WDJX-FM and WULV-FM, licensed to Louisville, Kentucky, WLRS-FM, licensed to Shepherdsville, Kentucky, WLXO-FM, licensed to Stamping Ground, Kentucky, WGZB-FM, licensed to Corydon, Indiana, KTTB-FM, licensed to Glencoe, Minnesota, WDHT-FM (formerly WING-FM), licensed to Dayton, Ohio, WING-AM, licensed to Springfield, Ohio, WGTZ-FM, licensed to Eaton, Ohio, WKSW-FM, licensed to Urbana, Ohio, WJYD-FM, licensed to London, Ohio, WCKX-FM, licensed to Columbus, Ohio, WXMG-FM, licensed to Upper Arlington, Ohio and WBLO-FM, licensed to Charlestown, Kentucky, which was operated under a local marketing agreement, for approximately $106.7 million in cash, and approximately 5.8 million shares of class D common stock. In connection with the transaction, we entered into a local marketing agreement with Blue Chip Communications, Inc. for WDBZ-AM, licensed to Cincinnati, Ohio. Also, as part of the transaction, we obtained an option to purchase WBLO-FM for a purchase price of $2.0 million. This option may not be exercised until October 1, 2002.

   Richmond III--WCDX-FM, WJMO-FM (formerly WJRV-FM), WRHH-FM (formerly WPLZ-FM) and WGCV-AM Acquisition

   On August 1, 2001, we acquired the assets of WCDX-FM, licensed to Mechanicsville, Virginia; WJMO-FM (formerly WJRV-FM), licensed to Petersburg, Virginia; WRHH-FM (formerly WPLZ-FM), licensed to Richmond, Virginia; and WGCV-AM, licensed to Petersburg, Virginia, for approximately $34.0 million in cash. We had operated WCDX-FM, WRHH-FM and WJMO-FM under a time brokerage agreement since June 1, 1999.

   Atlanta--WAMJ-FM Local Marketing Agreement

   In August 2001, we commenced the operation of WAMJ-FM (formerly WAWE-FM), licensed to Mableton, Georgia, under a local marketing agreement with the Mableton Investment Group, LLC, an entity in which one of our executive officers and one of our directors have an interest.

  Pending Acquisition

   Atlanta--WHTA-FM Acquisition

   In June 2001, we entered into an agreement to acquire WHTA-FM (formerly WPEZ-FM) licensed to Macon, Georgia, for approximately $55.0 million in cash. Upon initiating our operation of this station under a local marketing agreement in September 2001, we repositioned an existing format onto this stronger signal to enhance our service to the Atlanta market. This acquisition increases the number of stations that we own and/or operate in the Atlanta market to four. We anticipate completing this acquisition during the second quarter of 2002.

  Completed Divestitures

   Richmond I--WDYL-FM Divestiture

   On February 1, 2001, we sold WDYL-FM, licensed to Chester, Virginia, to Cox Radio, Inc. for approximately $9.0 million in cash.

   Richmond II--WARV-FM Divestiture

   On February 1, 2001, we sold WARV-FM, licensed to Petersburg, Virginia, to Honolulu Broadcasting, Inc. for approximately $1.0 million in cash.

   Greenville--WJMZ-FM and WPEK-FM Divestiture

   On February 1, 2001, we sold WJMZ-FM, licensed to Anderson, South Carolina, and WPEK-FM, licensed to Seneca, South Carolina, to Cox Radio, Inc. for approximately $43.5 million in cash.

   Dallas--KJOI-AM Divestiture

   On March 29, 2001, we sold KJOI-AM (formerly KLUV-AM) to Clear Channel Communications for approximately $16.0 million. As part of this transaction, Clear Channel Communications began operating the station under a time brokerage agreement on February 1, 2001.

   Kingsley--WJZZ-AM Divestiture

   On July 25, 2001, we sold WJZZ-AM, licensed to Kingsley, Michigan, to Fort Bend Broadcasting, Inc. for approximately $225,000. As part of this transaction, Fort Bend Broadcasting, Inc. began operating the station under a time brokerage agreement on February 7, 2001.

   Lexington--WLXO-FM Divestiture

   On October 24, 2001, we completed the sale of WLXO-FM, licensed to Stamping Ground, Kentucky, for approximately $400,000. We had acquired WLXO-FM as part of our August 10, 2001 acquisition of Blue Chip Broadcasting, Inc. All proceeds of the sale were paid to the former stockholders of Blue Chip Broadcasting, Inc.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma consolidated financial statements for the year ended December 31, 2001 (the "Pro Forma Consolidated Financial Statements") are based on the historical consolidated financial statements of Radio One included in our Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference.

   The pro forma statement of operations amounts for the year ended December 31, 2001 are adjusted to give effect to the following transactions as if they had occurred on January 1, 2001:

   . the acquisition of:

     - WCDX-FM, WJMO-FM, WRHH-FM and WGCV-AM in Richmond;

     - Blue Chip;

   . the pending acquisition of WHTA-FM in Atlanta; and

   . this offering.

   The pro forma balance sheet data are adjusted to give effect to the pending acquisition of WHTA-FM and this offering as if they had occurred as of December 31, 2001.

   The pro forma consolidated financial statements have not been adjusted to give effect for the acquisitions of WILD-AM in Boston, KTXQ-FM in Dallas and WTLC-AM in Indianapolis and for the divestiture of WDYL-FM and WARV-FM in Richmond, WJMZ-FM and WPEK-FM in Greenville, KJOI-AM in Dallas, WJZZ-AM in Kingsley, Michigan and WLXO-FM in Lexington as a result of a lack of materiality of these transactions, both individually and in the aggregate, to the consolidated financial statements of Radio One, Inc. as of December 31, 2001.

   These transactions are described in the accompanying notes to the Pro Forma Consolidated Financial Statements. The pro forma data are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Consolidated Financial Statements do not purport to represent what our results of operations or financial condition would actually have been had these transactions occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. The Pro Forma Consolidated Financial Statements should be read in conjunction with our consolidated financial statements and the historical consolidated financial statements of Blue Chip and its subsidiaries included in our Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

   After an acquisition, the total consideration of such acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed, if any, based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Pro Forma Consolidated Financial Statements is preliminary as we believe further refinement is impractical at this time. However, we do not expect that the final allocation of the total consideration will materially differ from the preliminary allocations.

    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                                         Fiscal Year Ended December 31, 2001
                                    ----------------------------------------------------------------------------
                                                        (in thousands, except per share data)
                                                    Blue Chip    Pro Forma               Offering      Pro Forma
                                    Historical(a) Historical(b) Adjustments   Pro Forma Adjustments   as Adjusted
                                    ------------- ------------- -----------   --------- -----------   -----------
Statement of Operations:
Net broadcast revenue..............   $243,804       $17,859      $    --     $261,663    $    --      $261,663
Operating expenses.................    120,463        12,265           --      132,728         --       132,728
Corporate expenses and non-cash
  compensation.....................     10,065         1,133         (820)(c)   10,378         --        10,378
Depreciation and amortization......    129,723         4,424       (2,335)(d)  131,812         --       131,812
                                      --------       -------      -------     --------    -------      --------
Operating (loss) income............    (16,447)           37        3,155      (13,255)        --       (13,255)
Interest expense...................     63,358         3,160         (664)(e)   65,854     (4,167)(g)    61,687
Gain on sale of assets, net........      4,224            --           --        4,224         --         4,224
Other income (expense), net........        991          (753)         440(c)       678         --           678
                                      --------       -------      -------     --------    -------      --------

(Loss) income before benefit
  (provision) for income taxes and
  extraordinary item...............    (74,590)       (3,876)       4,259      (74,207)     4,167       (70,040)
Income tax benefit (provision).....     24,550            --         (149)(f)   24,401     (1,371)(f)    23,030
                                      --------       -------      -------     --------    -------      --------
 Net (loss) income before
   extraordinary loss..............    (50,040)       (3,876)       4,110      (49,806)     2,796       (47,010)
Extraordinary loss.................      5,207            --           --        5,207         --         5,207
                                      --------       -------      -------     --------    -------      --------
 Net (loss) income.................   $(55,247)      $(3,876)     $ 4,110     $(55,013)   $ 2,796      $(52,217)
                                      ========       =======      =======     ========    =======      ========
Net loss applicable to common
  stockholders.....................   $(75,387)                                                        $(72,357)
                                      ========                                                         ========

Loss per Common Share:
 Net loss before extraordinary loss   $  (0.78)                                                        $  (0.68)
 Extraordinary loss................   $  (0.05)                                                        $  (0.05)
 Net loss..........................   $  (0.83)                                                        $  (0.73)
Weighted average common shares
  outstanding basic and diluted....     90,295                                                           98,995

Other Data:
 Broadcast cash flow(h)............   $123,341                                                         $128,935
 Broadcast cash flow margin(i).....         51%                                                              49%
 EBITDA(h).........................   $114,227                                                         $119,508
 EBITDA margin.....................         47%                                                              46%
 After-tax cash flow(h)............   $ 37,330                                                         $ 44,055
 Cash interest expense(j)..........   $ 58,477                                                         $ 56,720
 Capital expenditures..............   $  9,283                                                         $  9,522
 Ratio of total debt to EBITDA......................................................................       5.4x
 Ratio of EBITDA to interest expense................................................................       1.9x
 Ratio of EBITDA to cash interest expense...........................................................       2.1x

Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the fiscal year ended December 31, 2001 (dollars in thousands)

(a) See the consolidated financial statements incorporated by reference into this prospectus.

(b) The column represents the historical results of operations of Blue Chip Broadcasting, Inc. for the period from January 1, 2001 through August 9, 2001 that were obtained from unaudited financial statements. The operating results include activities of Blue Chip during 2001 prior to the period acquired by Radio One. These results do not include the historical operations of WFIA-AM, the Lexington stations and a certain contracted event as they were not acquired by Radio One. The 2001 operating results after the acquisition by Radio One are included in the Radio One historical amounts.

(c) To eliminate expenses that Radio One does not expect to incur going forward, which consist primarily of merger costs, corporate officers' salaries and other corporate office expenses.

(d) To record a reduction in amortization expense that would have been recorded as follows:

Identifiable intangible assets of $10,000 acquired from the Blue Chip acquisition amortized for the period from January 1, 2001 to August 9, 2001 using a five-year life................................................................. $ 1,206
Less: previously recorded amortization expense of Blue Chip......................  (3,541)
                                                                                  -------
Total............................................................................ $(2,335)
                                                                                  =======

   This pro forma adjustment does not include the amortization expense for the amortization of goodwill and FCC licenses related to the Blue Chip and Richmond III acquisitions because these acquisitions occurred after June 30, 2001. While amortization expense would have been recognized if these acquisitions had occurred on January 1, 2001, the amortization expense was not recognized since these acquisitions actually occurred after June 30, 2001, and we applied the standards of SFAS No. 142 to the pro forma adjustments. We did not apply the standards of SFAS No. 142 to acquisitions completed prior to June 30, 2001, as we could reasonably calculate the goodwill and FCC license amortization to eliminate as a pro forma adjustment, but we could not reasonably measure the impairment charge, if any. Applying the new standard to amortization expense but not to the impairment charge could be meaningless or misleading.

(e) To reflect the interest expense on the 8 7/8% senior subordinated notes, including the amortization of deferred financing costs related to these notes, and the reduction in interest expense related to the repayment of a portion of the bank credit facility and the 12% senior subordinated notes, calculated as follows:

Interest expense on the 8 7/8% senior subordinated notes for the period from January 1, 2001 to May 18, 2001........................................................................... $10,139
Amortization of deferred financing costs related to the 8 7/8% senior subordinated notes of
  approximately $8.2 million to be amortized using the effective interest method............     306
Less: Interest expense on the bank credit facility of $5,755, and on the 12% senior subordinated notes of $3,800..............................................................  (9,555)
Less: Amortization of deferred financing costs on the 12% senior subordinated notes.........    (220)
                                                                                             -------
Subtotal.................................................................................... $   670
                                                                                             =======

   To reflect the interest expense on the bank credit facility, to eliminate interest expense of Blue Chip and to eliminate local marketing agreement
   (LMA) fees paid by Radio One.

Assumed $139,000 used of the line of credit at 5.335% to fund the Blue Chip and Richmond
  III acquisitions...................................................................... $ 4,470
Less: LMA fees paid for Richmond III and WHTA-FM in 2001................................  (2,644)
Less: Interest expense incurred by Blue Chip that would not have been incurred by
  Radio One.............................................................................  (3,160)
                                                                                         -------
Subtotal................................................................................ $(1,334)
                                                                                         -------
Total................................................................................... $  (664)
                                                                                         =======

(f) To record the tax effect for pro forma income based on Radio One's statutory tax rate.

(g) To record the decrease in interest expense assuming Radio One uses $130,000 of the proceeds of this offering to repay a portion of its bank credit facility.

(h) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees, corporate expenses and non-cash compensation. EBITDA consists of operating income before depreciation, amortization and local marketing agreement fees. After-tax cash flow is defined as income before income taxes and extraordinary items plus depreciation, amortization and non-cash compensation, non-cash interest expense and non-cash loss/(gain) on investments, less the current income tax liability (benefit) and preferred stock dividends. Although broadcast cash flow, EBITDA and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP. These performance measures are not necessarily comparable to similarly titled measures employed by other companies.

(i) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.

(j) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs for the indicated period.

                Unaudited Pro Forma Consolidated Balance Sheet

                                                               As of December 31, 2001
                                        --------------------------------------------------------------------
                                                           Pending
                                          Radio One         WHTA                    Offering       Pro Forma
                                        Historical (a) Acquisition (b) Pro Forma   Adjustments    as Adjusted
                                        -------------- --------------- ----------  -----------    -----------
                                                                   (in thousands)
ASSETS
Current Assets:
 Cash and cash equivalents.............   $   32,115      $(52,250)    $  (20,135)  $ 49,772 (d)  $   29,637
 Trade accounts receivable, net........       56,682            --         56,682          --         56,682
 Prepaid expenses and other............        2,441            --          2,441          --          2,441
 Income tax receivable.................        3,200            --          3,200          --          3,200
 Deferred income taxes.................        3,465            --          3,465          --          3,465
                                          ----------      --------     ----------   ---------     ----------
   Total current assets................       97,903       (52,250)        45,653      49,772         95,425
 Property and equipment,net............       39,446            --         39,446          --         39,446
 Intangible assets, net................    1,776,201       55,000 (c)   1,831,201          --      1,831,201
 Other assets..........................       10,365        (2,750)         7,615          --          7,615
                                          ----------      --------     ----------   ---------     ----------
   Total assets........................   $1,923,915      $     --     $1,923,915   $  49,772     $1,973,687
                                          ==========      ========     ==========   =========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable......................   $    7,782      $     --     $    7,782   $      --     $    7,782
 Accrued expenses......................       38,370            --         38,370        (578)(e)     37,792
 Fair value of derivative instruments..       13,439            --         13,439          --         13,439
 Other current liabilites..............        2,491            --          2,491          --          2,491
                                          ----------      --------     ----------   ---------     ----------
   Total current liabilities...........       62,082            --         62,082        (578)        61,504
 Bank credit facility..................      480,000            --        480,000    (130,000)(e)    350,000
 8 7/8% senior subordinated notes......      300,000            --        300,000          --        300,000
 Other long-term debt..................           22            --             22          --             22
 Deferred tax liability................       28,864            --         28,864          --         28,864
                                          ----------      --------     ----------   ---------     ----------
   Total liabilities...................   $  870,968      $     --     $  870,968   $(130,578)    $  740,390
                                          ----------      --------     ----------   ---------     ----------

Stockholders' Equity (Deficit):
 Convertible preferred stock...........   $       --      $     --     $       --   $      --     $       --
 Class A common stock..................           23            --             23          --             23
 Class B common Stock..................            3            --              3          --              3
 Class C common stock..................            3            --              3          --              3
 Class D common stock..................           66            --             66          9 (f)          75
 Accumulated other comprehensive loss..       (9,053)           --         (9,053)         --         (9,053)
 Stock subscriptions receivable........      (31,666)           --        (31,666)         --        (31,666)
 Additional paid-in capital............    1,208,652            --      1,208,652     180,341(f)   1,388,993
 Accumulated deficit...................     (115,081)           --       (115,081)         --       (115,081)
                                          ----------      --------     ----------   ---------     ----------
   Total stockholders' equity..........    1,052,947            --      1,052,947     180,350      1,233,297
                                          ----------      --------     ----------   ---------     ----------
   Total liabilities and stockholders'
     equity............................   $1,923,915      $     --     $1,923,915   $  49,772     $1,973,687
                                          ==========      ========     ==========   =========     ==========

Footnotes for the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001

(a) See the consolidated financial statements incorporated by reference into this prospectus.

(b) To reflect the cash paid by Radio One of $55.0 million, less the deposit previously paid of $2.75 million.

(c) To record the estimated intangible assets booked as a result of the acquisition of WHTA-FM.

(d) To reflect the net proceeds of this offering assuming the sale of 8,700 shares of class D common stock at a public offering price of $21.65 per share less underwriting discounts, commissions and offering expenses of $8,005 and repayment of borrowings under the bank credit facility.

(e) To reflect the repayment of certain obligations under our bank credit facility and the related accrued interest.

(f) To reflect the net proceeds of this offering assuming the sale of 8,700 shares of class D common stock with a per share par value of $.001 at a public offering price of $21.65 per share, less underwriting discounts, commissions and offering expenses of $8,005.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following table contains selected historical consolidated financial data with respect to Radio One. The selected historical consolidated financial data have been derived from the consolidated financial statements of Radio One for each of the fiscal years in the five-year period ended December 31, 2001, which have been audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Non-GAAP Measures

   The following table includes information regarding broadcast cash flow, EBITDA and after-tax cash flow. Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees, corporate expense and non-cash compensation. EBITDA consists of operating income before depreciation, amortization, and local marketing agreement fees. After-tax cash flow is defined as income before income taxes and extraordinary items plus depreciation, amortization and non-cash compensation, non-cash interest expense and non-cash loss/(gain) on investments, less the current income tax liability/(benefit) and preferred stock dividends. Although broadcast cash flow, EBITDA and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA and after-tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.

                                                      Fiscal Years Ended December 31, /(1)/
                                             ------------------------------------------------------
                                               1997      1998      1999        2000         2001
                                             --------  --------  ---------  -----------  ----------
                                                      (in thousands, except per share data)
Statement of Operations:
Net broadcast revenue....................... $ 32,367  $ 46,109  $  81,703  $   155,666  $  243,804
Operating expenses..........................   18,848    24,501     44,259       77,280     120,463
Corporate expenses and non-cash compensation    2,155     2,800      4,380        6,303      10,065
Depreciation and amortization...............    5,828     8,445     17,073       63,207     129,723
                                             --------  --------  ---------  -----------  ----------
   Operating income (loss)..................    5,536    10,363     15,991        8,876     (16,447)
Interest expense/(2)/.......................    8,910    11,455     15,279       32,407      63,358
Gain on sale of assets, net.................                                                  4,224
Other income, net...........................      415       358      2,149       20,084         991
Income tax benefit (provision)/(3)/.........       --     1,575     (2,728)        (804)     24,550
                                             --------  --------  ---------  -----------  ----------
   (Loss) income before extraordinary item..   (2,959)      841        133       (4,251)    (50,040)
Extraordinary loss..........................    1,985        --         --           --       5,207
                                             --------  --------  ---------  -----------  ----------
   Net (loss) income........................ $ (4,944) $    841  $     133  $    (4,251) $  (55,247)
                                             ========  ========  =========  ===========  ==========
   Net loss applicable to common
     stockholders........................... $ (6,981) $ (2,875) $  (1,343) $   (13,487) $  (75,387)
                                             ========  ========  =========  ===========  ==========
Earnings per common share:
   Basic and diluted........................ $  (0.25) $  (0.10) $   (0.03) $     (0.16) $    (0.83)
                                             ========  ========  =========  ===========  ==========
Weighted average common shares
  outstanding:..............................   28,176    28,176     48,411       84,540      90,295
                                             ========  ========  =========  ===========  ==========
Statement of Cash Flows:
Cash Flows From--
   Operating activities..................... $  4,937  $  9,299  $  18,221  $    55,686  $   59,783
   Investing activities.....................  (23,199)  (61,171)  (346,571)  (1,220,023)   (146,928)
   Financing activities.....................   25,054    47,827    330,116    1,178,995      98,381
Other Data:
Broadcast cash flow......................... $ 13,519  $ 21,608  $  37,444  $    78,386  $  123,341
Broadcast cash flow margin/(4)/.............       42%       47%        46%          50%         51%
EBITDA (before non-cash compensation)....... $ 11,364  $ 18,808  $  33,289  $    72,271  $  114,227
After-tax cash flow.........................    2,869     7,248     16,303       48,712      37,330
Cash interest expense/(5)/..................    4,413     7,192     10,762       28,581      58,477
Capital expenditures........................    2,035     2,236      3,252        3,665       9,283
Balance Sheet Data (at period end):
Cash and cash equivalents............................................................... $   32,115
Intangible assets, net..................................................................  1,776,201
Total assets............................................................................  1,923,915
Total debt (including current portion)..................................................    780,022
Preferred stock.........................................................................         --
Total stockholders' equity..............................................................  1,052,947

--------
/(1)/ Year-to-year comparisons are significantly affected by Radio One's acquisition of various radio stations during the periods covered.
/(2)/ Interest expense includes non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.
/(3)/ From January 1, 1996 to May 19, 1997, Radio One elected to be treated as an S corporation for U.S. federal and state income tax purposes and, therefore, generally was not subject to income tax at the corporate level during that period.
/(4)/ Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.
/(5)/ Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

   The following information should be read in conjunction with "Selected Historical Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Financial Information" included elsewhere in this prospectus and the consolidated financial statements and related notes of Radio One incorporated by reference in this prospectus.

Introduction

   Our net broadcast revenue is derived primarily from local and national advertisers and, to a much lesser extent, tower rental income, ticket and other revenue related to special events we sponsor throughout the year. Our net broadcast revenue is affected primarily by the advertising rates our radio stations are able to charge as well as the overall demand for radio advertising time in a market. Advertising rates are based primarily on:

   . a radio station's audience share in the demographic groups targeted by advertisers, as measured principally by quarterly reports issued by Arbitron;

   . the number of radio stations in the market competing for the same demographic groups; and

   . the supply of and demand for radio advertising time.

   Advertising rates are generally highest during morning and afternoon commuting hours. In 2001, approximately 73% of our net revenue was generated from local advertising and 25% was generated from national spot advertising, including network advertising. The balance of 2001 revenue was generated primarily from tower rental income, ticket and other revenue related to our sponsored events.

   Our significant broadcast expenses are (i) employee salaries and commissions, (ii) programming expenses, (iii) advertising and promotion expenses, (iv) rental of premises for studios, (v) rental of transmission tower space and (vi) music license royalty fees. We strive to control these expenses by centralizing certain functions such as finance, accounting, legal, human resources and management information systems and the overall programming management function. We also use our multiple stations, market presence and purchasing power to negotiate favorable rates with certain vendors and national representative selling agencies.

   We generally incur advertising and promotional expenses to increase our audiences. However, because Arbitron reports ratings quarterly, any changed ratings and therefore the effect on advertising revenues tends to lag behind the incurrence of advertising and promotional expenditures.

   Depreciation and amortization of costs associated with the acquisition of radio stations and interest carrying charges have historically been significant factors in determining our overall profitability. However, with the adoption of SFAS 141 and SFAS 142, the impact of depreciation and amortization is expected to be greatly reduced in 2002 and future periods (see "Liquidity--Recent Accounting Pronouncements" below).

   The performance of an individual radio station or group of radio stations in a particular market is customarily measured by its ability to generate net broadcast revenue, broadcast cash flow and EBITDA, although broadcast cash flow and EBITDA are not measures utilized under generally accepted accounting principles ("GAAP") (see "Selected Historical Consolidated Financial Data--Non-GAAP Measures"). Broadcast cash flow and EBITDA should not be considered in isolation from, nor as substitutes for, operating income, net income, cash flow, or other consolidated income or cash flow statement data computed in accordance with GAAP, nor as a measure of our profitability or liquidity. Despite their limitations, broadcast cash flow and EBITDA are widely used in the broadcasting industry to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, particularly in the case of acquisitions. By eliminating such effects, broadcast cash flow provides a meaningful measure of comparative radio station performance, and EBITDA provides a meaningful measure of overall company performance after taking into account corporate operating expenses related to the employment of the senior management team and other overhead costs.

   In the broadcasting industry, radio stations often utilize trade or barter agreements to reduce expenses by exchanging advertising time for goods or services. In order to maximize cash revenue from our spot inventory, we minimize the use of trade agreements and have reduced trade revenue to approximately 1% of our gross revenue in 2001, down from approximately 2% in 1999.

   We calculate same station growth over a particular period by comparing performance of stations owned and/or operated under a local marketing agreement during the current period with the performance of the same stations for the corresponding period in the prior year. However, no station will be included in such a comparison unless it has been owned and/or operated under a local marketing agreement for at least one month of every quarter included in each of the current and corresponding prior-year periods.

                       RADIO ONE, INC. AND SUBSIDIARIES
                             RESULTS OF OPERATIONS

   The following table summarizes Radio One's historical consolidated results of operations:

                                                              Fiscal Years Ended December 31,
                                                              ------------------------------
                                                                1999        2000      2001
                                                              -------     --------  --------
                                                                      (in thousands)
Statement of Operations:
Net broadcast revenue........................................ $81,703     $155,666  $243,804
Operating expenses...........................................  44,259       77,280   120,463
Corporate expenses...........................................   4,155        6,115     9,114
Non-cash compensation........................................     225          188       951
Depreciation and amortization................................  17,073       63,207   129,723
                                                              -------     --------  --------
   Operating income (loss)...................................  15,991        8,876   (16,447)
Interest expense.............................................  15,279       32,407    63,358
Gain on sale of assets, net..................................      --           --     4,224
Other income, net............................................   2,149       20,084       991
                                                              -------     --------  --------
Income (loss) before (provision) benefit for income taxes and
  extraordinary item.........................................   2,861       (3,447)  (74,590)
Income tax (provision) benefit...............................  (2,728)        (804)   24,550
                                                              -------     --------  --------
   Income (loss) before extraordinary item...................     133       (4,251)  (50,040)
Extraordinary loss...........................................      --           --     5,207
                                                              -------     --------  --------
   Net income (loss)......................................... $   133     $ (4,251) $(55,247)
                                                              =======     ========  ========
   Net loss applicable to common stockholders................ $(1,343)    $(13,487) $(75,387)
                                                              =======     ========  ========
Broadcast cash flow/(1)/..................................... $37,444     $ 78,386  $123,341
Broadcast cash flow margin/(1)/..............................      46%          50%       51%
EBITDA/(1)/.................................................. $33,289     $ 72,271  $114,227
After-tax cash flow/(1)/..................................... $16,303     $ 48,712  $ 37,330

--------
/(1) See "Selected Historical Consolidated Financial Data--Non-GAAP Measures." /

Fiscal Year Ended December 31, 2001 Compared to Fiscal Year Ended December 31, 2000

   Net Broadcast Revenue. Net broadcast revenue increased to approximately $243.8 million for the fiscal year ended December 31, 2001 from approximately $155.7 million for the fiscal year ended December 31, 2000, or 57%. The increase in net broadcast revenue was the result of continuing broadcast revenue growth in some of our markets in which we have operated for at least one year, as we benefited from historical ratings increases at certain of our radio stations. Additional revenue gains were derived from acquisitions made during 2000 and 2001, including gains of $59.7 million derived from our August 2000 acquisition of radio stations from Clear Channel Communications and AMFM and $12.7 million derived from our August 2001 acquisition of Blue Chip Broadcasting, Inc.

   Operating Expenses. Operating expenses increased to approximately $120.5 million for the fiscal year ended December 31, 2001 from approximately $77.3 million for the fiscal year ended December 31, 2000, or 56%. This increase in expenses was related to our expansion within the markets in which we operate, including increased variable costs associated with increased revenue, start-up and expansion expenses in our newer markets, and operating expenses associated with acquisitions made during 2000 and 2001, including expenses of approximately $26.1 million associated with the stations acquired from Clear Channel Communications and AMFM in 2000 and expenses of $8.3 million associated with the stations acquired from Blue Chip Broadcasting, Inc. in 2001.

   Corporate Expenses. Corporate expenses (including non-cash compensation) increased to approximately $10.1 million for the fiscal year ended December 31, 2001 from approximately $6.3 million for the fiscal year ended December 31, 2000, or 60%. This increase was due primarily to growth in our corporate staff, consistent with our overall expansion.

   Depreciation and Amortization. Depreciation and amortization increased to approximately $129.7 million for the fiscal year ended December 31, 2001 from approximately $63.2 million for the fiscal year ended December 31, 2000, or 105%. This increase was due primarily to our asset growth as well as our acquisitions in 2000 and 2001. There was no amortization expense related to Richmond III or Blue Chip intangible assets with indefinite lives due to the adoption of SFAS 142. In addition, we expect amortization expense to decrease by approximately $114.1 million, annually, as a result of the adoption of SFAS
142. See "Recent Accounting Pronouncements" below.

   Operating Income (Loss). Operating loss for the fiscal year ended December 31, 2001 was approximately $16.4 million compared to operating income of $8.9 million for the fiscal year ended December 31, 2000. This decrease was attributable to higher operating and corporate expenses as described above, as well as higher depreciation and amortization expenses associated with several of our acquisitions during 2000 and 2001.

   Interest Expense. Interest expense increased to approximately $63.4 million for the fiscal year ended December 31, 2001 from approximately $32.4 million for the fiscal year ended December 31, 2000, or 96%. This increase related primarily to borrowings associated with the acquisition of radio stations from Clear Channel and AMFM and the acquisition of Blue Chip Broadcasting, Inc., somewhat offset by lower interest rates on our 2001 subordinated debt issuance and on our bank credit facility due to declining interest rates throughout much of 2001.

   Gain on Sale of Assets. Gain on sale of assets was approximately $4.2 million for the fiscal year ended December 31, 2001. This gain resulted from the divestiture of our non-core stations as previously described. See "Recent and Pending Transactions."

   Other Income. Other income decreased to approximately $991,000 for the fiscal year ended December 31, 2001 from approximately $20.1 million for the fiscal year ended December 31, 2000, or 95%. This decrease was due primarily to lower interest income from having normalized cash balance levels during 2001 as compared to high cash and investment balances resulting from our follow-on equity offerings in November 1999, March 2000 and July 2000. These offerings were completed in anticipation of the acquisition of radio stations from Clear Channel and AMFM, which was consummated in August 2000. Additionally, in 2001 we incurred losses resulting from the write-down of certain of our investments.

   Income (Loss) before (Provision) Benefit for Income Taxes and Extraordinary Item. Loss before benefit for income taxes was approximately $74.6 million for the fiscal year ended December 31, 2001 compared to loss before provision for income taxes of approximately $3.4 million for the fiscal year ended December 31, 2000. This loss before benefit for income taxes was due primarily to an increase in depreciation and amortization expense and interest expense related to the acquisition of radio stations from Clear Channel and AMFM as discussed above.

   Extraordinary Loss. Extraordinary loss was approximately $5.2 million for the fiscal year ended December 31, 2001. This loss, net of income tax benefit of approximately $2.6 million, related to the early retirement of our 12% senior subordinated notes due 2004. This loss included the write-off of the remaining deferred offering costs, underwriters' discount and prepayment penalties associated with these notes.

   Net Loss. Net loss increased to approximately $55.2 million for the fiscal year ended December 31, 2001 compared to approximately $4.3 million for the fiscal year ended December 31, 2000, or 1,184%. This increase was due primarily to the higher losses before benefit (provision) for income taxes compared to the previous year's period, as well as the extraordinary loss of $5.2 million as previously described.

   Net Loss Applicable to Common Stockholders. Net loss applicable to common stockholders increased to $75.4 million for the fiscal year ended December 31, 2001 from $13.5 million for the fiscal year ended December 31, 2000. The increase was attributable to higher losses compared to the previous year's period as well as an increase in accrued dividends related to the issuance of $310.0 million of 6 1/2% Convertible Preferred Remarketable Term Income Deferrable Equity Securities (HIGH TIDES).

   Broadcast Cash Flow. Broadcast cash flow (see "Selected Historical Consolidated Financial Data--Non-GAAP Measures") increased to approximately $123.3 million for the fiscal year ended December 31, 2001 from approximately $78.4 million for the fiscal year ended December 31, 2000, or 57%. This increase was primarily attributable to an increase in broadcast revenue, partially offset by higher operating expenses as described above.

   Broadcast Cash Flow Margin. Our broadcast cash flow margin increased to approximately 51% for the fiscal year ended December 31, 2001 from 50% for the fiscal year ended December 31, 2000. This increase was primarily the result of our revenue growth exceeding our expense growth and the acquisition of certain radio stations with higher broadcast cash flow margins. On a same station basis, broadcast cash flow margin increased to approximately 51% in 2001 from approximately 50% in 2000. This increase was the result of revenue gains in our more mature markets, partially offset by slower expense growth in those markets.

   EBITDA. Earnings before interest, taxes, depreciation, and amortization, and excluding non-cash compensation expense ("EBITDA") (see "Selected Historical Consolidated Financial Data--Non-GAAP Measures") increased to approximately $114.2 million for the fiscal year ended December 31, 2001 from approximately $72.3 million for the fiscal year ended December 31, 2000, or 58%. This increase was attributable to the increase in broadcast revenue partially offset by higher operating expenses and higher corporate expenses associated with our overall growth.

   After-tax Cash Flow. After-tax cash flow decreased to approximately $37.3 million for the fiscal year ended December 31, 2001 from approximately $48.7 million for the fiscal year ended December 31, 2000, or 23%. This decrease was primarily attributable to higher EBITDA more than offset by higher interest expense and lower interest income, as described above.

Fiscal Year Ended December 31, 2000 Compared to Fiscal Year Ended December 31, 1999

   Net Broadcast Revenue. Net broadcast revenue increased to approximately $155.7 million for the fiscal year ended December 31, 2000 from approximately $81.7 million for the fiscal year ended December 31, 1999, or 91%. This increase in net broadcast revenue was the result of continuing broadcast revenue growth in the markets in which we have operated for at least one year, as well as from revenue contributed from radio stations acquired within the last year, particularly the stations acquired from Clear Channel and AMFM, which accounted for approximately $34.1 million.

   Operating Expenses. Operating expenses increased to approximately $77.3 million for the fiscal year ended December 31, 2000 from approximately $44.3 million for the fiscal year ended December 31, 1999, or 75%. This increase in expenses was related to our rapid expansion within all of the markets in which we operate, including increased variable costs associated with increased revenue, as well as start-up, expansion and operating expenses of approximately $14.3 million associated with the stations acquired from Clear Channel and AMFM.

   Corporate Expenses. Corporate expenses (including stock-based compensation) increased to approximately $6.3 million for the fiscal year ended December 31, 2000 from approximately $4.4 million for the fiscal year ended December 31, 1999, or 43%. This increase was due primarily to growth in the corporate staff consistent with our overall expansion.

   Depreciation and Amortization. Depreciation and amortization increased to approximately $63.2 million for the fiscal year ended December 31, 2000 from approximately $17.1 million for the fiscal year ended December 31, 1999, or 270%. This increase was due primarily to our asset growth as well as our acquisitions in 1999 and 2000.

   Operating Income. Operating income decreased to approximately $8.9 million for the fiscal year ended December 31, 2000 from approximately $16.0 million for the fiscal year ended December 31, 1999, or by 44%. This decrease was primarily attributable to higher operating and corporate expenses as described above, as well as higher depreciation and amortization expenses associated with several of our acquisitions made within the last year.

   Interest Expense. Interest expense increased to approximately $32.4 million for the fiscal year ended December 31, 2000 from approximately $15.3 million for the fiscal year ended December 31, 1999, or 112%. This increase relates primarily to additional borrowings made in the third quarter of 2000 in conjunction with the acquisition of radio stations from Clear Channel and AMFM.

   Other Income. Other income (almost exclusively interest income) increased to approximately $20.1 million for the fiscal year ended December 31, 2000 from approximately $2.1 million for the fiscal year ended December 31, 1999, or 857%. This increase was due primarily to our high cash and investment balances following our equity offerings in November 1999, March 2000 and July 2000, as well as cash generated from operations.

   (Loss) Income before (Benefit) Provision for Income Taxes. Loss before benefit for income taxes was approximately $3.4 million for the fiscal year ended December 31, 2000 compared to income before provision for income taxes of approximately $2.9 million for the fiscal year ended December 31, 1999. This loss before benefit for income taxes was due primarily to the acquisition of radio stations from Clear Channel and AMFM as mentioned above.

   Net (Loss) Income. Net loss was approximately $4.3 million for the fiscal year ended December 31, 2000 compared to net income of approximately $133,000 for the fiscal year ended December 31, 1999. This decrease in net income was due to a loss before provision for income taxes partially offset by a 71% lower provision for income taxes than in the previous year.

   Net Loss Applicable to Common Stockholders. Net loss applicable to common stockholders increased to $13.5 million for the fiscal year ended December 31, 2000 from $1.3 million for the fiscal year ended December 31, 1999. The increase was attributable to higher losses compared to the previous year's period, and the redemption of preferred stock in 2000 was more than offset by the accrual of dividends related to the issuance of $310.0 million of 6 1/2% Convertible Preferred Remarketable Term Income Deferrable Equity Securities (HIGH TIDES).

   Broadcast Cash Flow. Broadcast cash flow (see "Selected Historical Consolidated Financial Data--Non-GAAP Measures") increased to approximately $78.4 million for the fiscal year ended December 31, 2000 from approximately $37.4 million for the fiscal year ended December 31, 1999, or 110%. This increase was primarily attributable to the increases in broadcast revenue partially offset by higher operating expenses as described above.

   Broadcast Cash Flow Margin. Our broadcast cash flow margin increased to approximately 50% for the fiscal year ended December 31, 2000 from 46% for the fiscal year ended December 31, 1999. This increase was primarily the result of our revenue growth exceeding our expense growth and the acquisition of certain radio stations with higher broadcast cash flow margins. On a same station basis, broadcast cash flow margin for the period increased to approximately 51% in 2000 from approximately 46% in 1999. This increase was the result of revenue gains in our more mature markets partially offset by slower expense growth in those markets.

   EBITDA. Earnings before interest, taxes, depreciation, and amortization ("EBITDA") (see "Selected Historical Consolidated Financial Data--Non-GAAP Measures"), and excluding non-cash compensation expense, increased to approximately $72.3 million for the fiscal year ended December 31, 2000 from approximately $33.3 million for the fiscal year ended December 31, 1999, or 117%. This increase was attributable to the increase in broadcast revenue partially offset by higher operating expenses and higher corporate expenses associated with our growth.

   After-tax Cash Flow. After-tax cash flow increased to approximately $48.7 million for the fiscal year ended December 31, 2000 from approximately $16.3 million for the fiscal year ended December 31, 1999, or 199%. This increase was primarily attributable to higher EBITDA and higher interest income, partially offset by higher interest charges associated with the financings of our various acquisitions, as described above.

Liquidity and Capital Resources

   Our primary source of liquidity is cash provided by operations and, to the extent necessary, undrawn commitments available under our bank credit facility. Our ability to borrow in excess of the commitments set forth in our credit agreement is limited by the terms of the indenture governing our 8 7/8% senior subordinated notes. Additionally, such terms place restrictions on Radio One with respect to the sale of assets, liens, investments, dividends, debt repayments, capital expenditures, transactions with affiliates, consolidation and mergers, and the issuance of equity interests among other things.

   We have used, and will continue to use, a significant portion of our capital resources to consummate acquisitions. These acquisitions were or will be funded from:

   . our bank credit facility;

   . the proceeds of the historical offerings of our common stock and preferred stock;

   . the proceeds of future common and/or preferred stock, and/or debt offerings; and

   . internally generated cash flow.

   Radio One's balance of cash and cash equivalents was approximately $32.1 million as of December 31, 2001, and approximately $20.9 million as of December 31, 2000. This increase in cash resulted primarily from higher cash generated from operations. We have entered into a bank credit facility under which we have borrowed $350.0 million in term loans and may borrow up to $250.0 million on a revolving basis, and which we have historically drawn down as capital was required, primarily for acquisitions. As of December 31, 2001, $120.0 million was available to be drawn down from our bank credit facility, subject to certain restrictions. Our ability to draw down on the revolver is limited by our ability to comply with certain financial covenants and leverage ratios that are defined terms within the credit facility agreement. As of December 31, 2001, we were in compliance with covenants under our bank credit facility. On March 18, 2002, we entered into an amendment with our lenders under our bank credit facility to modify favorably certain financial covenants, for the period from March 31, 2002 to December 31, 2004.

   Net cash flow from operating activities increased to approximately $59.8 million for the fiscal year ended December 31, 2001 from approximately $55.7 million for the fiscal year ended December 31, 2000, or 7%. This increase was due primarily to an increase in our net loss and reduction in accounts payable more than offset by higher non-cash expenses and an increase in accounts payable. Non-cash expenses of depreciation and amortization increased to approximately $129.7 million for the fiscal year ended December 31, 2001 from approximately $63.2 million for the fiscal year ended December 31, 2000, or 105%, due primarily to our acquisitions in 2000, particularly the Clear Channel and AMFM acquisitions. Non-cash expenses of amortization of debt financing costs, unamortized discount and deferred interest decreased to approximately $2.0 million for the fiscal year ended December 31, 2001 from approximately $2.8 million for the fiscal year ended December 31, 2000, or 29%, due primarily to the redemption of our 12% senior subordinated notes.

   Net cash flow used in investing activities decreased to approximately $146.9 million for the fiscal year ended December 31, 2001 compared to approximately $1,220.0 million for the fiscal year ended December 31,

2000, or 88%. During the fiscal year ended December 31, 2001, we used $206.5 million of cash to acquire radio stations or make deposits on radio stations we have agreed to acquire. We also received net proceeds of approximately $69.4 million from the sale of seven non-core stations that we have divested or agreed to divest. Additionally, we made purchases of capital equipment totaling approximately $9.3 million of which approximately $0.9 million was related to our investment in Satellite One, L.L.C. and made approximately $0.6 million worth of investments in other companies. Satellite One, L.L.C. is a wholly-owned subsidiary that provides programming for five channels on the XM Satellite Radio system. During the fiscal year ended December 31, 2000, we used $1,469.6 million of cash to acquire radio stations or make deposits on radio stations we had agreed to acquire. Additionally, we sold $256.4 million worth of short-term investment securities, made purchases of capital equipment totaling approximately $3.7 million and made approximately $1.2 million worth of investments in other companies.

   Net cash flows from financing activities decreased to approximately $98.4 million for the fiscal year ended December 31, 2001 compared to approximately $1,179.0 million for the fiscal year ended December 31, 2000, or 92%. During the fiscal year ended December 31, 2001, we completed an offering of $300.0 million aggregate principal amount of 8 7/8% senior subordinated notes and borrowed approximately $135.0 million under our credit facility. These proceeds, coupled with cash from operations, were used to redeem our 12% senior subordinated notes, to repay approximately $150 million in term loans, to repay approximately $62.5 million in revolving credit and to fund various acquisitions. In connection with these borrowings and as a result of amortization expenses related to our 8 7/8% senior subordinated notes, we incurred approximately $8.2 million in deferred debt financing costs. Also during the fiscal year ended December 31, 2001, we paid approximately $20.1 million in preferred stock dividends. During the fiscal year ended December 31, 2000, we completed a common stock offering and a convertible preferred stock offering and raised approximately $635.9 million, net of offering costs. Also during the fiscal year ended December 31, 2000, we borrowed approximately $570.0 million to fund various acquisitions and repaid $7.6 million of debt with cash from operations and from our two equity offerings. In connection with these borrowings and as a result of amortization expenses related to our 12% senior subordinated notes, we incurred approximately $6.2 million in deferred debt financing costs. Also during the fiscal year ended December 31, 2000, we paid approximately $5.0 million in preferred stock dividends. As a result, cash and cash equivalents increased by approximately $11.2 million during the fiscal year ended December 31, 2001, compared to an increase of approximately $14.7 million during the fiscal year ended December 31, 2000.

   We continuously review opportunities to acquire additional radio stations, primarily in the top 60 African-American markets, and to make strategic investments. As of the date of this prospectus, other than our pending acquisition of WHTA-FM in the Atlanta market and our option to purchase WBLO-FM in the Louisville market, we have no written or oral understandings, letters of intent or contracts to make acquisitions or strategic investments. We anticipate that any future acquisitions and strategic investments will be financed through funds generated from operations, equity financings, permitted debt financings, debt financings through unrestricted subsidiaries or a combination of these sources. However, there can be no assurance that financing from any of these sources, if available, will be available on favorable terms.

   Our ability to meet our debt service obligations and reduce our total debt, and our ability to refinance the 8 7/8% senior subordinated notes at or prior to their scheduled maturity date in 2011, will depend upon our future performance which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond our control. In addition to debt service and the dividends related to our preferred stock, our principal liquidity requirements will be for working capital, continued business development, strategic investment opportunities and for general corporate purposes, including capital expenditures. For 2002, capital expenditures are expected to total approximately $10.0 to $12.0 million.

   Management believes that, based on current levels of operations and anticipated internal growth, for the foreseeable future, cash flow from operations together with other available sources of funds will be adequate to make required payments of interest on our indebtedness, to fund our pending acquisition, to pay dividends on our preferred stock, to fund anticipated capital expenditures and working capital requirements and to enable us to comply with the terms of our debt agreements. However, in order to finance future acquisitions or investments, if any, we may require additional financing and there can be no assurance that we will be able to obtain such financing on terms acceptable to us.

Recent Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141 (SFAS 141) "Business Combinations," which is effective for all business combinations initiated after June 30, 2001. This pronouncement requires all business combinations to be accounted for using the purchase method and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against this new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. We adopted this statement on July 1, 2001.

   Also, in June 2001, FASB issued Statement of Financial Accounting Standard No. 142 (SFAS 142) "Goodwill and Other Intangible Assets." This pronouncement requires a non-amortization approach to account for purchased goodwill and certain other intangible assets. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations but, instead, would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than their fair value. We adopted the provisions of this statement, which apply to goodwill and intangible assets acquired prior to June 30, 2001, on January 1, 2002. We adopted the provisions of this statement, which apply to goodwill and other indefinite life intangible assets acquired after June 30, 2001, on July 1, 2001. As a result of our adoption of SFAS 142, we did not record amortization expense related to the Blue Chip Broadcasting, Inc. acquisition. Amortization expense would have approximated $5.0 million related to the goodwill and FCC licenses had we not adopted this non-amortization approach. The adoption of these accounting standards will eliminate the amortization of goodwill and FCC broadcast licenses commencing January 1, 2002. SFAS 142 will have a material impact on Radio One's financial statements, as the amounts previously recorded for the amortization of goodwill and FCC broadcast licenses is significant. For the years ended December 31, 1999, 2000 and 2001, we recorded amortization expense for goodwill of $4.6 million, $6.1 million and $7.1 million, respectively. For the years ended December 31, 1999, 2000 and 2001, we recorded amortization expense for FCC broadcast licenses of $8.4 million, $48.4 million and $107.0 million, respectively. We expect amortization expense to decrease by approximately $114.1 million annually as a result of this pronouncement.

   In August 2001, FASB issued Statement of Financial Accounting Standard No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement of Financial Accounting Standard No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," and ABP Opinion No. 30. This statement retains the fundamental provisions of SFAS 121 that require Radio One to test long-lived assets for impairment using undiscounted cash flows; however, the statement eliminates the requirement to allocate goodwill to these long-lived assets. The statement also requires that long-lived assets to be disposed of by a sale must be recorded at the lower of the carrying amount or the fair value, less the cost to sell the asset, and depreciation should cease to be recorded on such assets. Any loss resulting from the write-down of the assets shall be recognized in income from continuing operations. Additionally, long-lived assets to be disposed of other than by sale may no longer be classified as discontinued until they are disposed of. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Radio One will apply this guidance prospectively.

Critical Accounting Policies

   We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates. We consider the following policies to be most critical in understanding the judgments involved in preparing our financial statements and the uncertainties that could affect our results of operations, financial condition and cash flows.

Goodwill and Intangible Assets

   Radio One has made acquisitions in the past for which a significant portion of the purchase price was allocated to goodwill and identifiable intangible assets. Under accounting principles generally accepted in the United States through December 31, 2001, these assets (excluding the assets acquired from Blue Chip Broadcasting, Inc. and Sinclair Telecable, Inc.) were amortized over their estimated useful lives and were tested periodically to determine if they were recoverable from undiscounted cash flows over their useful lives.

   In accordance with SFAS 141 and SFAS 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but instead will be subject to annual impairment tests. Radio One will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. During 2002, Radio One will perform the first of the required impairment tests of goodwill and indefinite-lived intangible assets as of January 1, 2002, and has not yet determined what effect, if any, applying those tests will have on Radio One's financial position and results of operations. The annual impairment testing required by SFAS 142 will also require us to use our judgment and could require us to write down the carrying value of our goodwill and other intangible assets in future periods. As of December 31, 2001, Radio One had $1,934.8 million in goodwill and intangible assets with indefinite lives. We expect amortization expense to decrease by approximately $114.1 million as a result of this pronouncement.

Allowance for Doubtful Accounts

   We must make estimates of the uncollectibility of our accounts receivable. We specifically review historical write-off activity by market, large customer concentrations, customer creditworthiness and changes in our customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If circumstances change, such as higher than expected defaults or an unexpected material adverse change in an agency's ability to meet its financial obligation to Radio One, Radio One's estimates of the recoverability of amounts due Radio One could be reduced by a material amount.

Purchase Price Allocation for Acquisitions

   Purchase accounting requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair market value of the assets received and liabilities assumed. In August 2001, Radio One completed the acquisition of Blue Chip Broadcasting, Inc. for total consideration of approximately $188.0 million. Radio One has made estimates and assumptions about the allocation of the purchase price to certain of its intangible assets. As the result of the ongoing application of SFAS 141 and SFAS 142, adjustments may be made in 2002 to the purchase price allocation for the Blue Chip acquisition.

Impact of Inflation

   We believe that inflation has not had a material impact on our results of operations for each of our fiscal years in the three-year period ended December 31, 2001. However, there can be no assurance that future inflation would not have an adverse impact on our operating results and financial condition.

Seasonality

   Seasonal net broadcast revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures by local and national advertisers. Radio One's first fiscal quarter generally produces the lowest net broadcast revenue for the year.

Capital and Commercial Commitments

   The following table and discussion reflect Radio One's significant contractual obligations and other commercial commitments as of December 31, 2001:

                                               Payments Due by Period
-                         -----------------------------------------------------------------
                                       Less Than 1
Capital Commitments          Total        Year      1-3 Years    4-5 Years   After 5 Years
-------------------       ------------ ----------- ------------ ------------ --------------
Long-term debt........... $780,000,000    $  --    $175,000,000 $305,000,000 $  300,000,000
Operating leases.........   30,569,000  4,996,000    10,158,000    4,918,000     10,497,000
Capital lease obligations       22,000     22,000       --           --            --

   In addition to the obligations above, Radio One also has the following contractual obligations and other commercial commitments:

    .  severance obligations;

    .  employment contracts;

    .  programming contracts;

    .  dividends on our HIGH TIDES;

    .  interest swap agreements; and

    .  other operating contracts.

   We anticipate that we will fund such obligations and commitments with cash flow from operations. If we would terminate our interest swap agreements before they expire, we would be required to pay early termination fees.

                                   BUSINESS

   Radio One was founded in 1980 and is the seventh largest radio broadcasting company in the United States based on 2001 pro forma net revenue. We are also the largest radio broadcasting company in the United States primarily targeting African-Americans. After we complete our pending acquisition in the Atlanta market, we will own and/or operate 65 radio stations in 22 markets. Thirty-six of these stations (26 FM and 10 AM) are in 14 of the top 20 African-American radio markets. We also program five channels on the XM Satellite Radio system.

   Our strategy is to expand within our existing markets and into new markets that have a significant African-American presence. We believe radio broadcasting primarily targeting African-Americans has significant growth potential. We also believe that we have a competitive advantage in the African-American market and the radio industry in general, due to our primary focus on urban formats, our skill in programming and marketing these formats, and our turnaround expertise.

   Due to the successful implementation of our business strategy, our net broadcast revenue, broadcast cash flow and EBITDA have grown significantly.

   . Net broadcast revenue increased 57% from year end 2000 to year end 2001.

   . Broadcast cash flow increased 57% from year end 2000 to year end 2001.

   . EBITDA increased 58% from year end 2000 to year end 2001.

   On a pro forma basis for the fiscal year ended December 31, 2001, our net broadcast revenue was $261.7 million, our broadcast cash flow was $128.9 million and our EBITDA was $119.5 million.

   Radio One is led by our Chairperson and co-founder, Catherine L. Hughes, and her son, Alfred C. Liggins, III, our Chief Executive Officer and President, who together have over 45 years of operating experience in radio broadcasting. Ms. Hughes, Mr. Liggins and our strong management team have successfully implemented a strategy of acquiring and turning around underperforming radio stations. We believe that we are well positioned to apply our proven operating strategy to our pending and recently acquired stations in Atlanta, Cincinnati, Columbus, Dayton, Louisville and Minneapolis, and to other radio stations in existing and new markets as attractive acquisition opportunities arise.

The African-American Market Opportunity

   We believe that operating urban-formatted radio stations primarily targeting African-Americans has significant growth potential for the following reasons:

   Rapid African-American Population Growth. From 1990 to 2000, the African-American population increased from approximately 30.0 million to 36.4 million, a 21.3% increase, compared to a 12.0% increase in the non-African-American population. Furthermore, the African-American population is expected to increase to approximately 40.0 million by 2010, a 9.9% increase from 2000, compared to an expected increase during the same period of 8.3% for the non-African-American population. (Source: U.S. Census Bureau, Statistical Abstract of the United States: 2001).

   Higher African-American Income Growth. The economic status of African-Americans improved at an above-average rate over the past two decades. The per capita income of African-Americans increased 59.0% between 1980 and 2000, while that of the overall population increased 43.3%. (Source: "The U.S. African-American Market," MarketResearch.com). African-American buying power was estimated at $572.1 billion for 2001, up 85.9% from 1990, compared to an increase of 70.4% for the overall population. In 2001, African-Americans accounted for 8.1% of the nation's total buying power, up from 7.4% in 1990. (Source: "Buying Power at the Beginning of a New Century: Projections for 2000 and 2001," Dr. Jeffrey M. Humphreys). In addition, the African-American consumer tends to have a different consumption profile than non-African-Americans. An annual report published by Target Market News provides a list of products and services for which African-American households spent more than white households. In the most recent such annual report, there were dozens of such products and services listed in categories such as apparel and accessories, books, cars and trucks, consumer electronics, food, personal care products, telephone service and transportation. (Source:
The 2001 Report on the Buying Power of Black America, Target Market News).

   Growth in Advertising Targeting the African-American Market. We believe that large corporate advertisers are becoming more focused on reaching minority consumers in the United States. The African-American community is considered an emerging growth market within the mature domestic market. It is estimated that major national advertisers spent $1.6 billion on advertising that targets African-American consumers in 2001, up from $803 million in 1993. (Source:
Target Market News, 2001). We believe many large corporations are expanding their commitment to ethnic advertising.

   Growing Influence of African-American Culture. We believe that there is an ongoing "urbanization" of many facets of American society as evidenced by the influence of African-American culture in the areas of music (for example, hip-hop and rap music), film, fashion, sports and urban-oriented television shows and networks. We believe that companies as disparate as the News Corporation's Fox(R) television network, the sporting goods manufacturer Nike(R), the fast food chain McDonald's(R), and prominent fashion designers have embraced this urbanization trend in their products as well as their advertising messages.

   Growing Popularity of Radio Formats Primarily Targeting
African-Americans. We believe that urban programming has been expanded to target a more diverse urban listener base and has become more popular with listeners and advertisers over the past ten years. The number of urban radio stations has increased from 450 in 1994 to 672 in 2001, or by 49.3%. (Source:
The M Street Corp., Format Trends from 1992 to 2001, Counts as of June 2001). In Fall 1999, urban formats were one of the top three formats in nine of the top ten radio markets nationwide and the top format in four of these markets. (Source: INTEREP, Research Division, June 2000 Regional Differences in Media Usage Study).

   Concentrated Presence of African-Americans in Urban Markets. In 2001, approximately 71.1% of the African-American population was located in the top 60 African-American markets. (Source: BIA 2002 First Edition). Relative to radio broadcasters targeting a broader audience, we believe we can cover the various segments of our target market with fewer programming formats and therefore fewer radio stations than the maximum per market allowed by the FCC.

   Strong African-American Listenership and Loyalty. In 2001, African-Americans, age 12 and older, spent 24.0 hours per week listening to radio. This compares to 20.5 hours per week for all Americans, age 12 and older. (Source: Arbitron 2001 Black Radio Today and Arbitron 2001 Radio Today,
2002). We believe that African-American radio listeners exhibit greater loyalty to radio stations that target the African-American community because those radio stations become a valuable source of entertainment and information responsive to the community's interests and lifestyles.

Top 60 African-American Radio Markets in the United States

   In the table below, boxes and bold text indicate markets where we own and/or operate radio stations. Population estimates are for 2001 and are based upon data provided by BIA 2002 First Edition.

                                                               African-Americans
                                                               as a Percentage of
                                             African-American     the Overall
                                             Population in the Population in the
Rank                 Market                       Market             Market
----                 ------                  ----------------- ------------------
                       -                      (in thousands)
  1. New York, NY                                  3,771              21.0%
  2. Chicago, IL                                   1,752              19.4
---------------------------------------------------------------------------------
  3. Washington, DC                                1,309              28.5
  4. Atlanta, GA                                   1,255              29.9
  5. Philadelphia, PA                              1,071              21.2
  6. Los Angeles, CA                               1,070               8.6
  7. Detroit, MI                                   1,043              22.6
  8. Miami-Ft. Lauderdale-Hollywood, FL              860              21.9
  9. Houston-Galveston, TX                           820              17.3
 10. Dallas-Ft. Worth, TX                            745              14.3
 11. Baltimore, MD                                   721              28.1
---------------------------------------------------------------------------------
 12. San Francisco, CA                               561               8.2
 13. Memphis, TN                                     538              43.7
 14. New Orleans, LA                                 495              38.3
 15. Norfolk-Virginia Beach-Newport News, VA         494              32.5
---------------------------------------------------------------------------------
 16. St. Louis, MO                                   488              18.7
 17. Cleveland, OH                                   428              19.9
 18. Boston, MA                                      330               7.3
 19. Charlotte-Gastonia-Rock Hill, NC                320              21.0
 20. Richmond, VA                                    310              30.8
---------------------------------------------------------------------------------
 21. Birmingham, AL                                  286              28.7
---------------------------------------------------------------------------------
 22. Raleigh-Durham, NC                              281              23.2
---------------------------------------------------------------------------------
 23. Milwaukee-Racine, WI                            268              15.8
 24. Greensboro-Winston Salem-High Point, NC         263              20.8
 25. Tampa-St. Petersburg-Clearwater, FL             261              10.8
 26. Nassau-Suffolk, NY                              257               9.3
 27. Jacksonville, FL                                251              22.1
---------------------------------------------------------------------------------
 28. Cincinnati, OH                                  239              12.0
---------------------------------------------------------------------------------
 29. Kansas City, MO                                 237              13.4
 30. Orlando, FL                                     234              16.0
---------------------------------------------------------------------------------
 31. Indianapolis, IN                                224              15.0
 32. Columbus, OH                                    222              13.9
---------------------------------------------------------------------------------
 33. Middlesex-Somerset-Union, NJ                    217              13.7
 34. Jackson, MS                                     204              46.0
 35. Nashville, TN                                   200              16.0
 36. Pittsburgh, PA                                  198               8.4
 37. Baton Rouge, LA                                 197              32.3
 38. Seattle-Tacoma, WA                              194               5.4
 39. San Diego, CA                                   184               6.5
---------------------------------------------------------------------------------
 40. Minneapolis-St. Paul, MN                        182               6.1
---------------------------------------------------------------------------------
 41. Columbia, SC                                    178              32.7
 42. Charleston, SC                                  173              31.3
 43. W. Palm Beach-Boca Raton, FL                    173              15.0
---------------------------------------------------------------------------------
 44. Augusta, GA                                     169              35.1
---------------------------------------------------------------------------------
 45. Greenville-Spartanburg, SC                      162              17.6
 46. Riverside-San Bernardino, CA                    157               8.4
 47. Greenville-New Bern-Jacksonville, NC            156              26.7

                                                       African-Americans
                                                       as a Percentage of
                                     African-American     the Overall
                                     Population in the Population in the
      Rank          Market                Market             Market
      ----          ------           ----------------- ------------------
                      -               (in thousands)
      -------------------------------------------------------------------
       48. Louisville, KY                   151               14.2
      -------------------------------------------------------------------
       49. Mobile, AL                       150               27.6
       50. Shreveport, LA                   149               37.9
       51. Sacramento, CA                   146                7.9
       52. Buffalo-Niagara Falls, NY        144               12.3
       53. Westchester, NY                  144               15.5
       54. Fayetteville, NC                 143               33.3
       55. Lafayette, LA                    141               27.4
      -------------------------------------------------------------------
       56. Dayton, OH                       140               14.1
      -------------------------------------------------------------------
       57. Las Vegas, NV                    139                9.8
       58. Phoenix, AZ                      135                4.3
       59. Denver-Boulder, CO               134                5.5
       60. Montgomery, AL                   132               39.4

Acquisition Strategy

   Our acquisition strategy includes acquiring and turning around underperforming radio stations principally in the top 60 African-American markets. We also seek to make acquisitions in existing markets where expanded coverage is desirable and in new markets where we believe it is advantageous to establish a presence. For strategic reasons, or as a result of an acquisition of multiple stations in a market, we may also acquire and operate stations with formats that primarily target non-African-American segments of the population.

Turnaround Expertise

   Many of the stations we have acquired have been, in our opinion, underperforming. By implementing our operating strategy, we have succeeded in increasing the ratings, net broadcast revenue and broadcast cash flow of many of the FM stations we have owned and/or operated. We have achieved these improvements while, in many instances, competing against larger media companies. Our turnaround strategy has been especially successful with respect to our operations in Washington, D.C., Los Angeles, Detroit, Atlanta, Philadelphia, Baltimore, Dallas, Cleveland, Boston and Richmond.

Strategic Diversification

   We continue to explore opportunities in other forms of media that are complementary to our core radio business which will allow us to leverage our expertise in marketing to African-Americans and our significant listener base. Such opportunities could include an urban-oriented cable network, an urban-oriented radio network, outdoor advertising in urban environments, music production, publishing and other related businesses. To that end we currently have investments in:

    . iBiquity Digital Corporation, a leading developer of in-band on-channel digital broadcast technology;

    . PNE Media Holdings, LLC, a privately-held outdoor advertising company with a presence in several of the markets in which we own radio stations;

    . New Urban Entertainment Television, an urban-oriented cable television programmer; and

    . Quetzal/J.P. Morgan Partners, L.P., an entity formed for the purpose of investing in minority-owned telecommunications entities.

Operating Strategy

   To maximize net broadcast revenue and broadcast cash flow at our radio stations, we strive to achieve the largest audience share of African-American listeners in each market, convert these audience share ratings to advertising revenue, and control operating expenses. Through our national presence we also provide advertisers with a radio station advertising platform that is a unique and powerful delivery mechanism to African-Americans. The success of our strategy relies on the following:

   . market research, targeted programming and marketing;

   . strong management and performance-based incentives;

   . strategic sales efforts;

   . radio station clustering, programming segmentation and sales bundling;

   . marketing platform to national advertisers;

   . advertising partnerships and special events; and

   . significant community involvement.

Market Research, Targeted Programming and Marketing

   Radio One uses market research to tailor the programming, marketing and promotions of our radio stations to maximize audience share. To achieve these goals, we use market research to identify unserved or underserved markets or segments of the African-American community in current and new markets and to determine whether to acquire a new radio station or reprogram one of our existing radio stations to target those markets or segments.

   We also seek to reinforce our targeted programming by creating a distinct and marketable identity for each of our radio stations. To achieve this objective, in addition to our significant community involvement discussed below, we employ and promote distinct, high-profile on-air personalities at many of our radio stations, many of whom have strong ties to the African-American community.

Strong Management and Performance-based Incentives

   Radio One focuses on hiring highly motivated and talented individuals in each functional area of the organization who can effectively help us implement our growth and operating strategies. Radio One's management team is comprised of a diverse group of individuals who bring expertise to their respective functional areas. We seek to hire and promote individuals with significant potential, the ability to operate with high levels of autonomy and the appropriate team orientation that will enable them to pursue their careers within the organization.

   To enhance the quality of our management in the areas of sales and programming, general managers, sales managers and program directors have significant portions of their compensation tied to the achievement of certain performance goals. General managers' compensation is based partially on achieving broadcast cash flow benchmarks which create an incentive for management to focus on both sales growth and expense control. Additionally, sales managers and sales personnel have incentive packages based on sales goals, and program directors and on-air talent have incentive packages focused on maximizing overall ratings as well as ratings in specific target segments.

Radio Station Clustering, Programming Segmentation and Sales Bundling

   We strive to build clusters of radio stations in our markets, with each radio station targeting different demographic segments of the African-American population. This clustering and programming segmentation strategy allows us to achieve greater penetration into each segment of our target market. We are then able to offer advertisers multiple audiences and to bundle the radio stations for advertising sales purposes when advantageous.

   We believe there are several potential benefits that result from operating multiple radio stations in the same market. First, each additional radio station in a market provides us with a larger percentage of the prime advertising time available for sale within that market. Second, the more stations we program, the greater the market share we can achieve in our target demographic groups through the use of segmented programming. Third, we are often able to consolidate sales, promotional, technical support and corporate functions to produce substantial cost savings. Finally, the purchase of additional radio stations in an existing market allows us to take advantage of our market expertise and existing relationships with advertisers.

Strategic Sales Efforts

   Radio One has assembled an effective, highly trained sales staff responsible for converting audience share into revenue. We operate with a focused, sales-oriented culture which rewards aggressive selling efforts through a generous commission and bonus compensation structure. We hire and deploy large teams of sales professionals for each of our stations or station clusters, and we provide these teams with the resources necessary to compete effectively in the markets in which we operate. We utilize various sales strategies to sell and market our stations as stand-alones, in combination with other stations within a given market and across markets, where appropriate.

Marketing Platform to National Advertisers

   Through our acquisitions, we have created a national platform of radio stations in some of the largest African-American markets. This platform reaches over 10 million listeners weekly, more than any other media vehicle primarily targeting African-Americans. Thus, national advertisers find advertising on all of our radio stations an efficient and cost-effective way to reach this target audience. Through our corporate sales department we bundle and sell this national platform of radio stations to national advertisers thereby enhancing our revenue-generating opportunities, expanding our base of advertisers, creating greater demand for our advertising time inventory and increasing the capacity utilization of our inventory and making our sales effort more efficient.

Advertising Partnerships and Special Events

   We believe that in order to create advertising loyalty, we must strive to be the recognized expert in marketing to the African-American consumer in the markets in which we operate. We believe that we have achieved this recognition by focusing on serving the African-American consumer and by creating innovative advertising campaigns and promotional tie-ins with our advertising clients and sponsoring numerous entertainment events each year. In these events, advertisers buy signage, booth space and broadcast promotions to sell a variety of goods and services to African-American consumers. As we expand our presence in our existing markets and into new markets, we plan to increase the number of events and the number of markets in which we host these major events.

Significant Community Involvement

   We believe our active involvement and significant relationships in the African-American community provide a competitive advantage in targeting African-American audiences. In this way, we believe our proactive involvement in the African-American community in each of our markets significantly improves the marketability of our radio broadcast time to advertisers who are targeting such communities.

   We believe that a radio station's image should reflect the lifestyle and viewpoints of the target demographic group it serves. Due to our fundamental understanding of the African-American community, we believe we are able to identify music and musical styles, as well as political and social trends and issues, early in their evolution. This understanding is then integrated into all aspects of our operations and enables us to create enhanced awareness and name recognition in the marketplace. In addition, we believe our multi-level approach to community involvement leads to increased effectiveness in developing and updating our programming formats. We believe our enhanced awareness and more effective programming formats lead to greater listenership and higher ratings over the long term.

Our Station Portfolio

   The following table sets forth selected information about our portfolio of radio stations. Market population data and revenue rank data are from BIA 2002 First Edition. Audience share and audience rank data are based on Arbitron Survey four book averages ending with the Fall 2001 Arbitron Survey unless otherwise noted. As used in this table, "n/a" means not applicable or not available and ''t'' means tied with one or more radio stations.

                   Market Rank                                                      Four Book Average
                ------------------                                         --------------------------------
                                                                           Audience Audience Audience Audience
                                                                           Share in Rank in  Share in Rank in
                   2001     2001                                             12+      12+     Target   Target
                  Metro     Radio    Year                      Target Age   Demo-    Demo-    Demo-    Demo-
    Market      Population Revenue Acquired       Format       Demographic Graphic  Graphic  Graphic  Graphic
--------------  ---------- ------- --------  ----------------- ----------- -------- -------- -------- --------
Washington, DC      7        6
  WKYS-FM......                      1995    Urban                18-34      5.3       2(t)    10.7        2
  WMMJ-FM......                      1987    Urban AC             25-54      5.3       2(t)    6.2         1
  WYCB-AM......                      1998    Gospel               25-54      0.7       27(t)   0.5       31(t)
  WOL-AM.......                      1980    Urban Talk           25-54      0.7       27(t)   0.6       29(t)
Atlanta             11       7
  WPZE-FM......                      1999    Gospel               25-54      n/a        n/a    n/a        n/a
  WJZZ-FM......                      1999    NAC/Jazz             25-54      2.7        17     3.4        13
  WHTA-FM/(1)/.                    (pending) Urban                18-34      3.9        10     6.9       3(t)
  WAMJ-FM/(2)/.                       n/a    Urban AC             25-54      n/a        n/a    n/a        n/a
Philadelphia        6        10
  WPHI-FM......                      1997    Urban                18-34      2.8       14(t)   5.5       5(t)
  WPLY-FM......                      2000    Alternative Rock     18-34      2.5        16     5.4         7
Los Angeles         2        1
  KKBT-FM......                      2000    Urban                18-34      3.8         7     5.7         4
Detroit             10       11
  WDTJ-FM......                      1998    Urban                18-34      4.1        10     7.7         4
  WDMK-FM......                      1998    Urban AC             25-54      1.5        21     1.9        19
  WCHB-AM......                      1998    Urban Talk/Gospel     35+       0.6        27     0.8        26
Miami               12       12
  WVCG-AM/(3)/.                      2000    Ethnic               35-64      n/a        n/a    n/a        n/a
Houston             9        9
  KMJQ-FM......                      2000    Urban AC             25-54      6.1         3     7.3         2
  KBXX-FM......                      2000    Urban                18-34      6.5         2     10.4        1
Dallas              5        5
  KBFB-FM......                      2000    Urban                18-34      3.1        14     5.3         7
  KTXQ-FM/(4)/.                      2001    Urban AC             25-54      0.8       29(t)   1.0       25(t)
Baltimore           20       19
  WERQ-FM......                      1993    Urban                18-34      9.6         1     17.9        1
  WWIN-FM......                      1992    Urban AC             25-54      5.9         4     7.6         3
  WOLB-AM......                      1992    Urban Talk           25-54      n/a        n/a    n/a        n/a
  WWIN-AM......                      1993    Gospel                35+       0.7        18     0.8        17
St. Louis           19       21
  WFUN-FM......                      1999    Urban                18-34      3.2       15(t)   6.8         4
Cleveland           25       23
  WENZ-FM......                      1999    Urban                18-34      6.2         4     12.2        1
  WERE-AM......                      1999    News/Talk            25-54       --        --      --        --
  WZAK-FM......                      2000    Urban AC             25-54      5.9         6     7.1       4(t)
  WJMO-AM......                      2000    Gospel               35-64      1.4        18     1.5       16(t)
Boston              8        8
  WBOT-FM......                      1999    Urban                18-34      1.8        19     3.6         9
  WILD-AM......                      2001    Urban AC             25-54      1.2       23(t)   1.5       20(t)
Charlotte           37       25
  WCHH-FM/(5)/.                      2000    Urban                18-34      3.2        14     5.3       5(t)
Richmond            56       48
  WCDX-FM......                      2001    Urban                18-34      10.5        1     19.7        1
  WKJS-FM......                      1999    Urban AC             25-54      5.3         6     6.4         5
  WJMO-FM/(6)/.                      2001    R&B/Oldies           25-54      4.9         8     5.8         6
  WRHH-FM/(7)/.                      2001    Urban                18-34      n/a        n/a    n/a        n/a
  WGCV-AM/(8)/.                      2001    Gospel               35-64      0.7       23(t)   0.6        25
Raleigh-Durham      46       37
  WQOK-FM......                      2000    Urban                18-34      8.4         1     14.2        1
  WFXK-FM......                      2000    Urban AC             25-54      2.4        15     3.2        15
  WFXC-FM......                      2000    Urban AC             25-54      3.0       13(t)   3.7       13(t)
  WNNL-FM......                      2000    Gospel               25-54      6.1       4(t)    6.4         5

                      Market Rank                                                Four Book Average
                   ------------------                                   --------------------------------
                                                                        Audience Audience Audience Audience
                                                                Target  Share in Rank in  Share in Rank in
                      2001     2001                               Age     12+      12+     Target   Target
                     Metro     Radio    Year                     Demo-   Demo-    Demo-    Demo-    Demo-
      Market       Population Revenue Acquired      Format      Graphic Graphic  Graphic  Graphic  Graphic
------------------ ---------- ------- -------- ---------------- ------- -------- -------- -------- --------
Cincinnati             26        20
  WIZF-FM                               2001   Urban             18-34    5.5         5     8.4         3
  WDBZ-AM/(9)/                          n/a    Urban Talk        35-64    0.9        18     1.1        15
Indianapolis/(10)/     40        30
  WHHH-FM                               2000   CHR               18-34    5.4         7     9.1         3
  WTLC-FM/(11)/                         2000   Urban AC          25-54    5.7       5(t)    6.2         4
  WYJZ-FM                               2000   NAC/Jazz          25-54    2.2        15     2.1        15
  WTLC-AM                               2001   Young Gospel      25-54    1.3        18     0.9        19
Columbus               36        29
  WCKX-FM                               2001   Urban             18-34    7.7         3     11.4        2
  WXMG-FM                               2001   R&B/Oldies        25-54    2.7        10     3.4         9
  WJYD-FM                               2001   Gospel            25-54    1.2        22     1.3       20(t)
Minneapolis            16        16
  KTTB-FM                               2001   Urban             18-34    3.0       12(t)   4.8         8
Augusta/(12)/         112       117
  WAEG-FM                               2000   R&B/Oldies        25-54    0.4       25(t)   0.5        24
  WAEJ-FM                               2000   R&B/Oldies        25-54    0.7       22(t)   0.2        28
  WAKB-FM                               2000   Urban AC          25-54    3.7       12(t)   5.4         8
  WFXA-FM                               2000   Urban             18-34    8.0         2     10.8        3
  WTHB-AM                               2000   Gospel             35+     1.5        17     1.8       16(t)
Louisville             55        47
  WDJX-FM                               2001   CHR               18-34    6.9         3     10.3        2
  WBLO-FM/(13)/                         n/a    Urban             18-34    3.4        10     6.3       5(t)
  WGZB-FM                               2001   Urban AC          18-34    5.5         5     7.8         4
  WULV-FM                               2001   Soft AC           25-54    2.9       11(t)   3.6        11
  WMJM-FM                               2001   R&B/Oldies        25-54    2.4        15     2.6        12
  WLRS-FM                               2001   Alternative       18-34    2.9       11(t)   6.3       5(t)
Dayton                 58        51
  WGTZ-FM                               2001   CHR               18-34    4.8         6     8.0         5
  WDHT-FM/(14)/                         2001   Urban             18-34    4.6       8(t)    5.9         8
  WING-AM                               2001   News/Sports/Talk  25-54    0.8        19     1.0        15
  WKSW-FM                               2001   Country           25-54    1.1        16     0.9       16(t)

--------
/(1)/ We commenced operating WHTA-FM under a local marketing agreement during September 2001. We have entered into an agreement to acquire WHTA-FM and expect to complete the acquisition during the second quarter of 2002. WHTA-FM was formerly known as WPEZ-FM.
/(2)/ We commenced operating WAMJ-FM under a local marketing agreement during
      August 2001. WAMJ-FM was formerly known as WAWE-FM.
/(3)/ We do not subscribe to the Arbitron service for this market.
/(4)/ KTXQ-FM was formerly known as KDGE-FM.
/(5)/ WCHH-FM was formerly known as WCCJ-FM.
/(6)/ WJMO-FM was formerly known as WJRV-FM.
/(7)/ WRHH-FM was formerly known as WPLZ-FM.
/(8)/ A third party operates WGCV-AM under a local marketing agreement.
/(9)/ We operate WDBZ-AM pursuant to a local marketing agreement.
/(10) WDNI-LP (formerly W53AV), the low power television station that we acquired in Indianapolis in June 2000, is not included in this table. / /(11)/ WTLC-FM was formerly known as WBKS-FM.
/(12)/ For the Augusta market, Arbitron issues its radio market survey reports on a semi-annual basis, rather than a quarterly basis as in our other markets.
/(13)/ We currently operate WBLO-FM under a local marketing agreement. As part of our acquisition of Blue Chip Broadcasting, Inc., we obtained an option to purchase WBLO-FM for a purchase price of $2.0 million. This option may not be exercised until October 1, 2002.
/(14)/ WDHT-FM was formerly known as WING-FM.

Advertising Revenue

   Substantially all of our net broadcast revenue is generated from the sale of local and national advertising for broadcast on our radio stations. Additional net broadcast revenue is generated from network compensation payments and other miscellaneous transactions. Local sales are made by the sales staffs located in our markets. National sales are made by firms specializing in radio advertising sales on the national level, in exchange for a commission from Radio One that is based on a percentage of our net broadcast revenue from the advertising obtained. Approximately 73% of our net broadcast revenue for the year ended December 31, 2001 was generated from the sale of local advertising and 25% from sales to national advertisers, including network advertising. The balance of net broadcast revenue is derived from tower rental income, ticket and other revenue related to special events hosted by Radio One.

   We believe that advertisers can reach the African-American community more cost effectively through radio broadcasting than through newspapers or television. Advertising rates charged by radio stations are based primarily on:

    . a radio station's audience share within the demographic groups targeted by the advertisers;

    . the number of radio stations in the market competing for the same demographic groups; and

    .  the supply and demand for radio advertising time.

Advertising rates are generally highest during the morning and afternoon commuting hours.

   A radio station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to a radio station and the time they spend listening to that radio station. Each radio station's ratings are used by its advertisers to consider advertising with the radio station, and are used by us to chart audience growth, set advertising rates and adjust programming. Competition

   The radio broadcasting industry is highly competitive. Radio One's stations compete for audiences and advertising revenue with other radio stations and with other media such as television, the Internet, newspapers, direct mail and outdoor advertising, some of which may be controlled by horizontally-integrated companies. Audience ratings and advertising revenue are subject to change and any adverse change in a market could adversely affect our net broadcast revenue in that market. If a competing station converts to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, our stations could suffer a reduction in ratings and advertising revenue. Other radio companies which are larger and have more resources may also enter markets where we operate. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain or increase their current ratings or advertising revenue.

   The radio broadcasting industry is also subject to technological change, evolving industry standards and the emergence of new media technologies. Several new media technologies have been or are being developed, including the following:

   . audio programming by cable television systems, direct broadcast satellite systems, Internet content providers (both landline and wireless) and other digital audio broadcast formats;

   . satellite digital audio radio service, which has resulted in the introduction of two new subscriber-based satellite radio services with numerous channels and sound quality equivalent to that of compact discs;

   . in-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services; and

   . low power FM radio, which has resulted in additional FM radio broadcast outlets that are designed to serve localized areas.

   We are party to a programming agreement with XM Satellite Radio Inc., a satellite digital audio radio service and have also invested in iBiquity Digital Corporation, a developer of digital audio broadcast technology. However, we cannot assure you that these arrangements will be successful or enable us to adapt effectively to these new media technologies. We also cannot assure you that we will continue to have the resources to acquire other new technologies or to introduce new services that could compete with other new technologies.

                                  MANAGEMENT

  Directors and Executive Officers


   The table below sets forth information about our executive officers and directors:

                        Age as of
Name                     3/13/02                         Position
----                    ---------                        --------
Catherine L. Hughes....    54     Chairperson of the Board of Directors and Secretary
Alfred C. Liggins, III.    37     Chief Executive Officer, President, Treasurer and
                                  Director
Scott R. Royster.......    37     Executive Vice President and Chief Financial Officer
Mary Catherine Sneed...    50     Chief Operating Officer
Linda J. Eckard Vilardo    44     Vice President, Assistant Secretary and General Counsel
Terry L. Jones.........    55     Director
Brian W. McNeill.......    46     Director
Larry D. Marcus........    53     Director
D. Geoffrey Armstrong..    44     Director
L. Ross Love...........    55     Director

   Ms. Hughes has been Chairperson of the board of directors and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997. She was one of the founders of Radio One's predecessor company in 1980. Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is also the mother of Mr. Liggins, Radio One's Chief Executive Officer, President, Treasurer and director.

   Mr. Liggins has been Chief Executive Officer since 1997, and President, Treasurer and a director of Radio One since 1989. Mr. Liggins joined Radio One in 1985 as an Account Manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One's Washington, D.C. operations. After becoming President, Mr. Liggins engineered Radio One's expansion into other markets. Mr. Liggins is a graduate of the Wharton School of Business/Executive M.B.A. Program. Mr. Liggins is the son of Ms. Hughes, Radio One's Chairperson and Secretary.

   Mr. Royster has been Executive Vice President of Radio One since 1997 and Chief Financial Officer of Radio One since 1996. Prior to joining Radio One, he served as an independent consultant to Radio One. From 1995 to 1996, Mr. Royster was a principal at TSG Capital Group, LLC, a private equity investment firm located in Stamford, Connecticut, which became an investor in Radio One in 1987. Mr. Royster has also served as an associate and later a principal at Capital Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts. Mr. Royster is a graduate of Duke University and Harvard Business School.

   Ms. Sneed has been Radio One's Chief Operating Officer since January 1998. Prior to joining Radio One, she held various positions with Summit Broadcasting including Executive Vice President of the Radio Division, and Vice President of Operations from 1992 to 1995. Ms. Sneed is a graduate of Auburn University.

   Ms. Eckard Vilardo has been General Counsel of Radio One since January 1998, Assistant Secretary of Radio One since April 1999, and Vice President of Radio One since February 2001. Prior to joining Radio One as General Counsel, Ms. Eckard Vilardo represented Radio One as outside counsel from July 1995 until assuming her current position. Ms. Eckard Vilardo was a partner in the Washington, D.C. office of Davis Wright Tremaine LLP from August 1997 to December 1997. Her practice focused on transactions and FCC regulatory matters. Prior to joining Davis Wright Tremaine LLP, Ms. Eckard Vilardo was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded in April 1992. Ms. Eckard Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow. Ms. Eckard Vilardo is admitted to the District of Columbia Bar and the Bar of the United States Supreme Court.

   Mr. Jones has been a director of Radio One since 1995. Since 1990, Mr. Jones has been President of Syndicated Communications, Inc., a communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital Corporation. He joined Syndicated Communications, Inc. in 1978 as a Vice President. Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syndicated Communications, Inc. He also serves on the board of directors of the National Association of Investment Companies, Delta Capital Corporation, Sun Delta Capital Access Center, Cyber Digital Inc. and the Southern African Enterprise Development Fund. Mr. Jones earned his B.S. degree from Trinity College, his M.S. from George Washington University and his M.B.A. from Harvard Business School.

   Mr. McNeill has been a director of Radio One since 1995. Mr. McNeill is the Managing General Partner of Alta Communications, which was founded in 1996 as the successor firm to Burr, Egan, Deleage & Co., a major private equity firm specializing in investments in the telecommunications industry. Mr. McNeill began at Burr, Egan in 1986. He has served as a director of many private radio and television broadcasting companies such as NextMedia, Marathon Media, Telemundo Holdings and Shockley Communications. From 1979 to 1986, he worked at the Bank of Boston where he started and managed that institution's broadcast lending group. Mr. McNeill is a graduate of Holy Cross College and earned an M.B.A. from the Amos Tuck School at Dartmouth College. He currently serves as a director of Acme Communications, Inc., a public company with ownership interests in nine television stations.

   Mr. Marcus became a director of Radio One in April 1999. Mr. Marcus is currently President of Peak Media L.L.C., which is the sole management member of Peak Media Holdings L.L.C., the owner of a television station in Johnstown, Pennsylvania, and the operator under a time brokerage agreement of a television station in Altoona, Pennsylvania. In 1989, Mr. Marcus became the Chief Financial Officer of River City Broadcasting, L.P., licensee of ten television stations and thirty-four radio stations located in medium to large markets. River City Broadcasting was sold to Sinclair Broadcasting in 1996. Mr. Marcus is a graduate of City College of New York.

   Mr. Armstrong became a director of Radio One in June 2001. Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock exchange until it was purchased by Clear Channel Communications in September 2000. Between June 1998 and March 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which was taken public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.

   Mr. Love became a director of Radio One in June 2001. Mr. Love is currently the President and Chief Executive Officer of Blue Chip Enterprises, LLC, which owns and operates J&M Precision Machining, a manufacturer of power train components for the automotive industry in Blanchester, Ohio. Mr. Love is also the President and Chief Executive Officer of Blue Chip Communications, Inc., which owns radio station WDBZ-AM in Cincinnati, Ohio. Previously, Mr. Love was the President and Chief Executive Officer of Blue Chip Broadcasting, Inc., which was acquired by Radio One in August 2001. Mr. Love founded Blue Chip in 1995, growing the company to 19 stations in six markets. He was Blue Chip's largest shareholder. Prior to starting Blue Chip, Mr. Love had a 28-year career at Procter & Gamble, serving the last 10 years as Vice-President, Advertising for P&G worldwide.

                             SELLING STOCKHOLDERS

   The following table sets forth with respect to each of the selling stockholders (1) the number of shares of class D common stock held by that selling stockholder prior to the offering contemplated by this prospectus, (2) the number of shares included in the registration statement of which this prospectus forms a part, (3) the number of shares of class D common stock to be offered hereby for that selling stockholder, (4) the number of shares of class D common stock that the selling stockholder will hold after completion of the sale of the class D common stock offered hereby for that selling stockholder, and (5) the percentage of the outstanding class D common stock that the selling stockholder will hold after completion of the sale of the class D common stock offered hereby for that selling stockholder. Information regarding the number of shares of class D common stock held by a selling stockholder prior to the offering contemplated by this prospectus has been obtained from that selling stockholder. Except as noted, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors. The selling stockholders are selling an aggregate of 1,300,000 shares of class D common stock (2,485,510 shares of class D common stock assuming the underwriters' over-allotment option is exercised in full).


                                                                                             Number of Shares of
                                        Number of Shares                                       Class D Common
                                           of Class D                                         Stock Held After
                                          Common Stock                      Number of Shares  Completion of the
                                        Held Prior to the  Number of Shares    of Class D    Sale of the Class D
                                         Sale of Shares       of Class D      Common Stock      Common Stock
                                             Offered         Common Stock       Offered            Offered
     Name of Selling Stockholders           Hereunder         Registered      Hereunder**        Hereunder**
     ----------------------------       -----------------  ---------------- ---------------- -------------------
Alfred C. Liggins, III Revocable Trust,
 dated March 2, 1999 /(1)/                 11,663,782/(2)/    1,000,000               0          11,663,782
LRL Trading, L.L.C./ (3) (4)/               1,657,368           849,664         444,759           1,212,609
Cheryl H. Love /(5)/                           44,479            35,325          18,491              25,988
LRC Love Limited Partnership /(6)/            115,439            65,439          34,254              81,185
Love Family Limited Partnership /(6)/          28,045            28,045          14,680              13,365
J. Kenneth Blackwell                           71,679            71,179          37,259              34,420
Windings Lane Partnership, Ltd. /(7)/          53,887            32,387          16,953              36,934
Lovie L. Ross                                 198,287           128,241          67,128             131,159
Calvin D. Buford                               53,329            49,840          26,089              27,240
Buford Family Limited Partnership /(8)/         1,943             1,943           1,017                 926
C. Howard Buford                               11,128            11,128           5,825               5,303
Thomas Revely, III                             18,184            18,184           9,518               8,666
Steven R. Love /(9)/                           19,676             7,557           3,956              15,720
Stephen E. Kaufmann                            16,287             6,405           3,353              12,934
George C. Hale, Sr.                             3,261             3,261           1,707               1,554
R. Dean Meiszer                                16,677             6,405           3,353              13,324
Thomas Ross                                    11,874            11,874           6,215               5,659
Paul Landry                                     7,844             7,844           4,106               3,738
Devin Miller                                    1,485             1,485             777                 708
Quetzal/J.P. Morgan Partners, L.P.          2,294,607         1,147,304         600,559           1,694,048

                                          Percentage of
                                         Class D Common
                                        Stock Held After
                                        Completion of the
                                           Sale of the
                                             Class D
                                          Common Stock
                                             Offered
     Name of Selling Stockholders          Hereunder**
     ----------------------------       -----------------
Alfred C. Liggins, III Revocable Trust,
 dated March 2, 1999 /(1)/                    15.4%
LRL Trading, L.L.C./ (3) (4)/                  1.6
Cheryl H. Love /(5)/                             *
LRC Love Limited Partnership /(6)/               *
Love Family Limited Partnership /(6)/            *
J. Kenneth Blackwell                             *
Windings Lane Partnership, Ltd. /(7)/            *
Lovie L. Ross                                    *
Calvin D. Buford                                 *
Buford Family Limited Partnership /(8)/          *
C. Howard Buford                                 *
Thomas Revely, III                               *
Steven R. Love /(9)/                             *
Stephen E. Kaufmann                              *
George C. Hale, Sr.                              *
R. Dean Meiszer                                  *
Thomas Ross                                      *
Paul Landry                                      *
Devin Miller                                     *
Quetzal/J.P. Morgan Partners, L.P.             2.2%

--------
 * Less than 1%
** Assumes that 1,300,000 shares of class D common stock are sold by the selling stockholders in the offering and that each selling stockholder sells its pro rata amount of such shares. Also, assumes that the underwriters' over-allotment option is not exercised. In the event that any selling stockholder chooses not to sell its pro rata share, its pro rata share may be sold by the other selling stockholders.
(1) Alfred C. Liggins, III, the President, Chief Executive Officer and a director of Radio One, is the trustee and sole beneficiary of Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(2) Includes shares held by (i) Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, (ii) Alfred C. Liggins, III, individually, and
    (iii) Hughes-Liggins Family Partners, L.P.
(3) LRL Trading, L.L.C. is owned by LRL Investments, L.P. (99.725%) and Vada Hill (0.275%). LRL Investments, L.P. is owned by L. Ross Love (99.9%) and LRL Management Corporation (0.1%). LRL Management Corporation is wholly-owned by L. Ross Love. Accordingly, L. Ross Love may be deemed the beneficial owner of some or all of the shares held by LRL Trading, L.L.C.
(4) L. Ross Love, who may be deemed beneficial owner of some or all of the shares held by LRL Trading, L.L.C. (see note (3) above) was elected to our board of directors on June 5, 2001.
(5) Cheryl H. Love is the spouse of L. Ross Love, a director of Radio One (see note (4)), and, accordingly, Mr. Love may be deemed to beneficially own some or all of the shares held by Mrs. Love.
(6) L. Ross Love has a controlling interest in LRC Love Limited Partnership and Love Family Limited Partnership, and, accordingly, Mr. Love may be deemed to beneficially own some or all of the shares held by LRC Love Limited Partnership and Love Family Limited Partnership.
(7) J. Kenneth Blackwell has a controlling interest in Windings Lane Partnership, Ltd., and, accordingly, Mr. Blackwell may be deemed to beneficially own some or all of the shares held by Windings Lane Partnership, Ltd.
(8) Calvin D. Buford has a controlling interest in Buford Family Limited Partnership, and, accordingly, Mr. Buford may be deemed to beneficially own some or all of the shares held by Buford Family Limited Partnership.
(9) Steven R. Love is the brother of L. Ross Love, a director of Radio One (see note (4)).

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 13, 2002 by: (1) each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock; (2) each of our top five most highly compensated executive officers; (3) each of our directors; and (4) all of our directors and officers as a group. The number of shares of each class of common stock excludes the shares of any other class of common stock issuable upon conversion of that class of common stock. Unless otherwise indicated in the footnotes below, each stockholder possesses sole voting and investment power with respect to the shares listed. Information with respect to the beneficial ownership of shares has been provided by the stockholders.

                                                                        Common Stock
                                      -------------------------------------------------------------------------------
                                           Class A            Class B             Class C               Class D        Percent of
                                      -----------------  -----------------  -------------------  --------------------    Total
                                       Number   Percent   Number   Percent   Number   Percent of Number of  Percent of  Economic
                                      of Shares of Class of Shares of Class of Shares   Class     Shares      Class     Interest
                                      --------- -------- --------- -------- --------- ---------- ---------- ----------  --------
Catherine L. Hughes (1)(2)(3)(4).....     1,000      *     851,536   29.7%  3,121,048    99.6%    7,897,168    12.0%      12.6%
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Alfred C. Liggins, III(1)(2)(5)(6)...    38,036   0.17%  2,010,307   70.1   3,121,048    99.6    11,726,282    17.8       17.9
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Scott R. Royster(7)..................   391,364    1.7          --     --          --      --       767,726     1.2        1.2
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Linda J. Eckard Vilardo(8)...........    32,077   0.14          --     --          --      --       314,154     0.5        0.4
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Mary Catherine Sneed.................   230,922    1.0          --     --          --      --       136,844     0.2        0.4
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Terry L. Jones(9)....................   577,318    2.6          --     --          --      --     1,168,886     1.8        1.9
 c/o Syncom Capital
 Corporation 8401 Colesville
 Road, Suite 300 Silver Spring, MD
 20910
Brian W. McNeill(10).................    30,554   0.14          --     --          --      --        62,320     0.1        0.1
 c/o Burr, Egan, Deleage & Co. One
 Post Office Square Boston, MA 02109
Larry D. Marcus......................     2,500   0.01          --     --          --      --        17,000       *          *
 248 Gay Avenue Clayton, MO 63105
L. Ross Love (11)....................       250      *          --     --          --      --     1,802,602     2.7        1.9
 c/o Blue Chip Broadcasting,
 Inc. 1821 Summit Road, Suite
 401 Cincinnati, OH 45237
D. Geoffrey Armstrong (12)...........    10,000   0.05          --     --          --      --         1,250       *          *
 c/o 310 Partners
FMR Corp............................. 2,601,535   11.6          --     --          --      --            --      --        2.8
 82 Devonshire Street Boston, MA
 02109


                                      Percent of
                                        Total
                                        Voting
                                        Power
                                      ----------
Catherine L. Hughes (1)(2)(3)(4).....    16.7%
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Alfred C. Liggins, III(1)(2)(5)(6)...    39.4
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Scott R. Royster(7)..................     0.8
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Linda J. Eckard Vilardo(8)...........     0.1
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Mary Catherine Sneed.................     0.5
 c/o Radio One 5900 Princess Garden
 Parkway, 8 th Floor Lanham,
 Maryland 20706
Terry L. Jones(9)....................     1.1
 c/o Syncom Capital
 Corporation 8401 Colesville
 Road, Suite 300 Silver Spring, MD
 20910
Brian W. McNeill(10).................     0.1
 c/o Burr, Egan, Deleage & Co. One
 Post Office Square Boston, MA 02109
Larry D. Marcus......................       *
 248 Gay Avenue Clayton, MO 63105
L. Ross Love (11)....................       *
 c/o Blue Chip Broadcasting,
 Inc. 1821 Summit Road, Suite
 401 Cincinnati, OH 45237
D. Geoffrey Armstrong (12)...........       *
 c/o 310 Partners
FMR Corp.............................     5.1
 82 Devonshire Street Boston, MA
 02109

                                                                       Common Stock
                                     --------------------------------------------------------------------------------
                                          Class A            Class B             Class C               Class D        Percent of
                                     ------------------ ------------------ -------------------- ---------------------   Total
                                      Number   Percent   Number   Percent   Number   Percent of Number of  Percent of  Economic
                                     of Shares of Class of Shares of Class of Shares   Class     Shares      Class     Interest
                                     --------- -------- --------- -------- --------- ---------- ---------- ----------  --------
Putnam Investments, Inc............. 1,162,271   5.2           --     --          --      --     4,206,394     6.4        5.7
 One Post Office Square Boston, MA
 02109
The TCW Group, Inc.................. 1,922,406   8.6           --     --          --      --     3,569,328     5.4        5.8
 865 South Figueroa St. Los
 Angeles, CA 90017
T. Rowe Price Associates, Inc.......        --    --           --     --          --      --     3,109,900     4.7        3.3
 100 E. Pratt Street Baltimore, MD
 21202
Delaware Business Management Trust.. 2,020,400   9.0           --     --          --      --            --      --        2.1
 2005 Market Street Philadelphia,
 PA 19103
Salomon Brothers Holding Company,    1,397,112   6.2           --     --          --      --            --      --        1.5
 Inc................................
 388 Greenwich Street New York, NY
 10013
All Directors and Named Executives
 as a group (10 persons)............ 1,314,021   5.9    2,861,843   99.8   3,121,048    99.6    17,652,136    26.8       26.5


                                     Percent of
                                       Total
                                       Voting
                                       Power
                                     ----------
Putnam Investments, Inc.............     2.3
 One Post Office Square Boston, MA
 02109
The TCW Group, Inc..................     3.8
 865 South Figueroa St. Los
 Angeles, CA 90017
T. Rowe Price Associates, Inc.......       *
 100 E. Pratt Street Baltimore, MD
 21202
Delaware Business Management Trust..     4.0
 2005 Market Street Philadelphia,
 PA 19103
Salomon Brothers Holding Company,        2.7
 Inc................................
 388 Greenwich Street New York, NY
 10013
All Directors and Named Executives
 as a group (10 persons)............    58.6

--------
 *  Less than .01%
(1) The shares of class C common stock and 6,242,096 shares of class D common stock are held by Hughes-Liggins Family Partners, L.P., the limited partners of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable trust, dated March 2, 1999.
(2) The shares of class A common stock and class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One's directors.
(3) The shares of class B common stock and 1,528,072 shares of class D common stock are held by the Catherine L. Hughes Revocable Trust, dated March 2, 1999.
(4) Includes 125,000 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(5) The shares B common stock and 3,921,686 shares of class D common stock are held by the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(6) Includes 62,500 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(7) Includes 18,646 shares of class A common stock and 37,292 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(8) Includes 31,077 shares of class A common stock and 62,154 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(9) Includes 49,557 shares of class A common stock and 6,714 shares of class D common stock held by Mr. Jones, 300 shares of class A common stock and 600 shares of class D common stock held by each of Mr. Jones' three daughters, and 526,861 shares of class A common stock and 1,134,122 shares of class D common stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of class A common stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership in such shares. Also includes 26,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(10) Includes 1,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(11) Includes 500 shares of class D common stock held by Mr. Love, 1,657,368 shares held by LRL Trading, L.L.C., 115,439 shares held by LRC Love Limited Partnership and 28,045 shares held by the Love Family Limited Partnership. Mr. Love has a controlling interest in LRL Trading, L.L.C., LRC Love Limited Partnership and Love Family Limited Partnership and may be deemed to be the beneficial owner of the shares held by those entities by virtue of his affiliation. Also includes 1,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.
(12) Includes 1,250 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2002.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Bank Credit Facility

   Our amended and restated credit agreement provides for a bank credit facility under which we may borrow up to $600.0 million from a group of banking institutions. The credit facility consists of term loans in an amount of up to $350.0 million and revolving credit loans in an amount of up to $250.0 million that may be borrowed on a revolving basis. As of March 20, 2002, we had borrowed approximately $480.0 million under the bank credit facility. Subsequent draw downs of revolving loans under the bank credit facility will be subject to compliance with provisions of the credit agreement, including but not limited to the financial covenants. Borrowings under the bank credit facility may be entirely of Eurodollar Loans, Alternate Base Rate ("ABR") Loans or a combination thereof.

   The term loans have scheduled quarterly amortization payments payable on the last day of each fiscal quarter beginning March 31, 2003, with 15% of the term loans payable in each of 2003 and 2004, 20% payable in 2005, and 25% payable in each of 2006 and 2007, with the final payment due on June 30, 2007. In addition, we are required to prepay the term loans with 100% of the net cash proceeds of certain asset sales and insurance awards (subject to a $10 million exclusion and the right to reinvest such proceeds within specified time periods), 50% of the net cash proceeds of certain equity issuances (but only if the ratio of total debt to EBITDA as of the end of the immediately preceding fiscal quarter exceeds 6.0 to 1.0, and then only to the extent necessary to reduce the ratio of total debt to EBITDA to 6.0 to 1.0), and, if the ratio of total debt to EBITDA exceeds 6.0 to 1.0 as of the end of any fiscal year after December 31, 2002, 50% of excess cash flow for such fiscal year.

   Our ability to borrow revolving loans under the bank credit facility will terminate on June 30, 2007, at which time any outstanding principal together with all accrued and unpaid interest thereon would become due and payable.

   All amounts under the bank credit facility are guaranteed by each of Radio One's direct and indirect subsidiaries. The bank credit facility is secured by a perfected first priority secured interest in: (1) substantially all of the tangible and intangible assets of Radio One and our direct and indirect subsidiaries including, without limitation, any and all FCC licenses to the maximum extent permitted by law, but excluding real estate assets, and (2) all of the common stock of our direct and indirect restricted subsidiaries, including all warrants or options and other similar securities to purchase such securities. Radio One will also grant a security interest in all money (including interest), instruments and securities at any time held or acquired in connection with a cash collateral account established pursuant to the credit agreement, together with all proceeds thereof.

   After completion of this offering, the interest rates on the borrowings under the bank credit facility are based on the ratio of total debt to EBITDA with a maximum margin above ABR of 1.000% with respect to ABR Loans, and a maximum margin above Eurodollar rate of 2.000% with respect to Eurodollar Loans. Interest on Eurodollar Loans is based on a 360-day period for actual days elapsed, and interest on ABR Loans is based on a 365-day period for actual days elapsed. In addition, Radio One will pay a commitment fee based on the average daily amount of the available revolving credit loans commitment computed at a rate per year tied to a leverage ratio in effect for the fiscal quarter preceding the date of payment of such fee. The commitment fee is fully earned and non-refundable and is payable quarterly in arrears on the last business day of each March, June, September and December and on the maturity date of the revolving credit loans.

   The credit agreement contains customary and appropriate affirmative and negative covenants including, but not limited to, financial covenants and other covenants including limitations on other indebtedness, liens, investments, guarantees, restricted payments (dividends, redemptions and payments on subordinated debt), prepayment or repurchase of other indebtedness, mergers and acquisitions, sales of assets, transactions with affiliates and other provisions customary and appropriate for financing of this type, including mutually agreed upon exceptions and baskets. The financial covenants include:

 . a maximum ratio of total debt to EBITDA of 6.5x (assuming completion of this offering);

 . a maximum ratio of senior debt to EBITDA of 4.0x (assuming completion of this offering);

 . a minimum interest coverage ratio; and

 . a minimum fixed charge coverage ratio.

The credit agreement contains the following customary events of default:

 . failure to make payments when due;

 . defaults under any other agreements or instruments of indebtedness;

 . noncompliance with covenants;

 . breaches of representations and warranties;

 . voluntary or involuntary bankruptcy or liquidation proceedings;

 . entrance of judgments;

 . impairment of security interests in collateral; and

 . changes of control.

                                 UNDERWRITING

   Under the terms and subject to the conditions contained in an underwriting
agreement dated April   , 2002, we and the selling stockholders have agreed to
sell to the underwriters named below, for whom Banc of America Securities LLC and Credit Suisse First Boston Corporation are acting as representatives, the following respective numbers of shares of our class D common stock:

                                                      Number of
               Underwriters                            Shares
               ------------                           ----------
               Banc of America Securities LLC........
               Credit Suisse First Boston Corporation
               Deutsche Banc Alex. Brown Inc.........
               First Union Securities, Inc...........
               Robertson Stephens, Inc...............
               TD Securities (USA) Inc...............
                                                      ----------
               Total................................. 10,000,000
                                                      ==========

   The underwriting agreement provides that the underwriters are obligated to purchase all the shares of class D common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

   Radio One and the selling stockholders have granted to the underwriters a 30-day option to purchase on a pro-rata basis an aggregate of 1,500,000 additional outstanding shares at the public offering price on the cover page of this prospectus less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of class D common stock.

   The underwriters propose to offer the shares of class D common stock initially at the public offering price on the cover page of this prospectus and
to selling group members at that price less a selling concession of $       per
share. The underwriters and selling group members may allow a discount of
$       per share on sales to other broker/dealers. After the public offering the representatives may change the offering price and concession and discount to broker/dealers.

   The following table summarizes the compensation and estimated expenses we and the selling stockholders will pay:

                                                Per Share                  Total
                                         ------------------------ ------------------------
                                         Without Over- With Over- Without Over- With Over-
                                           allotment   allotment    allotment   allotment
                                         ------------- ---------- ------------- ----------
Underwriting Discounts and Commissions
  paid by us............................      $           $            $           $
Expenses payable by us..................      $           $            $           $
Underwriting Discounts and Commissions
  paid by selling stockholders..........      $           $            $           $
Expenses payable by selling stockholders      $0          $0           $0          $0

In addition, the underwriters are reimbursing Radio One in an aggregate amount up to $495,000.

   We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our class D common stock or securities convertible into or exchangeable or exercisable for any shares of our class D common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus.

   Our officers, directors and the selling stockholders, subject to certain exceptions, have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our class D common stock or securities convertible into or exchangeable or exercisable for any shares of our class D common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our class D common stock, whether any of these transactions are to be settled by delivery of our class D common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 60 days after the date of this prospectus.

   We and the selling stockholders have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

   The shares of class D common stock have been approved for listing on The Nasdaq Stock Market's National Market subject to official notice of issuance, under the symbol "ROIAK."

   In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  . Syndicate covering transactions involve purchases of the class D common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the class D common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

  . In passive market making, market makers in the class D common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our class D common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our class D common stock or preventing or retarding a decline in the market price of the class D common stock. As a result, the price of our class D common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

   The underwriters and certain of their affiliates have provided and may in the future provide investment banking, commercial banking and other financial services to us and certain of our affiliates for which they have received and will receive customary fees. Certain of our underwriters and their affiliates acted as underwriters of the public debt and common stock of both us and our affiliates. In addition, certain of the underwriters, or their affiliates, acted as lenders under our existing credit facilities. Also, because a portion of the net proceeds to us from this offering may be paid to affiliates of certain of the underwriters to repay existing loans, this offering is being conducted in accordance with Rule 2710(c)(8) and Rule 2720 of the NASD.

   First Union Securities, Inc., one of the underwriters, is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus, however, do not include Wachovia Securities, Inc., member NASD/SIPC and a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc. which may or may not be participating as a selling dealer in the distribution of the securities offered by this prospectus.

   A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

                                 LEGAL MATTERS

   Kirkland & Ellis, Washington, D.C. (a partnership that includes professional corporations) will pass upon the validity of the class D common stock offered by this prospectus. Certain legal matters in connection with the offering will be passed upon for the underwriters by their counsel, Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C.

                                    EXPERTS

   The consolidated financial statements of Radio One, Inc. and subsidiaries as of December 31, 2000 and 2001, and for each of the years in the three-year period ended December 31, 2001, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of selected operations of Clear Channel Communications as of December 31, 1998 and 1999, and for the years then ended incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of selected operations of AMFM, Inc. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of Blue Chip Broadcasting, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 incorporated by reference in this prospectus by reference to pages 1-19 of Radio One Inc.'s Form 8-K/A dated April 9, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Blue Chip Broadcast Company and subsidiary as of December 31, 1998 and for the year then ended incorporated by reference in this prospectus have been audited by Clark, Schaefer, Hackett & Co., independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said reports.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We are subject to the reporting requirements of the Securities Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC upon payment of certain fees prescribed by the SEC. The SEC's web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site on the world wide web is sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

                          INCORPORATION BY REFERENCE

   The SEC permits us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We have filed the following documents with the SEC and incorporate in this prospectus by reference:

    . our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed on March 25, 2002;

    .  our Definitive Proxy Statement on Form DEF 14A filed on April 26, 2001;
       and

    .  our Registration Statement on Form 8-A dated May 17, 2000.

   We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act. Statements contained in documents incorporated or deemed to be incorporated by reference after the date of this prospectus will modify statements in any other subsequently filed documents to the extent the new information differs from the old information. Any statements modified or superseded will no longer constitute a part of this prospectus in their original form.

   If you request a copy of any or all of the documents incorporated by reference, then we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Investor Relations, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706, or to our e-mail address: invest@radio-one.com. Our telephone number is (301) 306-1111.

[LOGO] Radio One Logo

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses of the Radio One in connection with the registration of the securities being registered, other than underwriting discounts and commissions. All such amounts are estimates, other than the fees payable to the Commission.

                     SEC registration fee........ $ 51,602*
                     NASD filing fee.............   30,500
                     Rating agency fees..........   50,000
                     Legal fees and expenses.....  250,000
                     Accounting fees and expenses  100,000
                     Printing....................   40,000
                     Trustee's Fees..............   55,000
                                                  --------
                        Total.................... $577,102
                                                  ========

--------
* Includes $46,000 for the securities registered by us hereunder and $5,602 paid by us on behalf of the selling stockholders registering securities hereunder.

Item 15.  Indemnification of Directors and Officers.

  Registrants Incorporated or Organized Under Delaware Law

   All Registrants, other than Bell Broadcasting Company, Blue Chip Broadcast Company, Blue Chip Broadcasting, Ltd., Blue Chip Broadcasting Licenses, Ltd., and Blue Chip Broadcasting Licenses II, Ltd., are incorporated or organized under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

   Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Amended and Restated Certificate of Incorporation or equivalent constituting document of each of the Registrants, other than Bell Broadcasting Company, Blue Chip Broadcast Company, Blue Chip Broadcasting, Ltd., Blue Chip Broadcasting Licenses, Ltd., Blue Chip Broadcasting Licenses II, Ltd. and the Radio One Trusts, provides for indemnification of its directors and officers to the fullest extent permitted by applicable law.

   Radio One of Indiana, L.P. and Radio One of Texas, L.P. are organized as limited partnerships under the laws of the State of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership, subject to any standards and restrictions in its partnership agreement, may indemnify and hold harmless any partner or other person from and against any and all claims and demands. The Limited Partnership Agreement of each of Radio One of Indiana, L.P. and Radio One of Texas, L.P. provides that the partnership shall indemnify and save harmless its general partners from any loss or damage incurred by reason of any act performed by them for and on behalf of the partnership unless the act constituted gross negligence, willful or wanton misconduct, or intentional malfeasance.

   Satellite One, L.L.C., Radio One of Charlotte, LLC, Radio One Licenses, LLC, Radio One of Detroit, LLC, Radio One of Atlanta, LLC, ROA Licenses, LLC, Radio One of Augusta, LLC, Charlotte Broadcasting, LLC, Radio One of North Carolina, LLC, Radio One of Boston Licenses, LLC, Radio One of Indiana, LLC, Radio One of Texas I, LLC and Radio One of Texas II, LLC are organized as limited liability companies under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company, subject to any standards and restrictions in its limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. The Limited Liability Company Agreement of each of Satellite One, L.L.C., Radio One Licenses, LLC, Radio One of Detroit, LLC, Radio One of Atlanta, LLC, ROA Licenses, LLC, Radio One of Augusta, LLC, Charlotte Broadcasting, LLC, Radio One of North Carolina, LLC, Radio One of Boston Licenses, LLC, Radio One of Indiana, LLC, Radio One of Texas I, LLC and Radio One of Texas II, LLC provides that the company shall, in accordance with Section 18-108 of the Delaware Limited Liability Company Act, indemnify and hold harmless any member, manager or officer of such company (or of an affiliate thereof) to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against such indemnitee, including, without limitation, reasonable attorney's fees and disbursements incurred in the defense thereof, arising out of any act or omission of such indemnitee in connection with the company. The limited liability company agreement of Radio One of Charlotte, LLC provides that, to the maximum extent permitted by law, the company shall indemnify any person who is or was a manager of the company or is or was serving at the request of the company, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The company may also, to the maximum extent permitted by law, indemnify any employee or agent who is not a manager under the same standard if such indemnification is approved by the company's managers.

  Registrant Incorporated Under Michigan Law

   Bell Broadcasting Company ("BBC") is incorporated under the laws of the State of Michigan. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders. BBC's Restated Articles of Incorporation provide that its directors shall not be personally liable to BBC or its shareholders for monetary damages for breach of the director's fiduciary duty. However, BBC's Restated Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or
(v) an act or omission occurring before the effective date of the Restated Articles of Incorporation. In addition, BBC's By-Laws generally provide that BBC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of BBC) by reason of the fact that he is or was a BBC director, officer, employee or agent or is or was serving at BBC's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

  Registrants Organized Under Nevada Law

   Blue Chip Broadcasting Licenses II, Ltd. is organized as a limited liability company under the laws of the State of Nevada. Under Chapter 86 of the Nevada Revised Statutes, a limited liability company may indemnify a manager, member, employee, agent or certain other persons against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding, if such manager, member, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A limited liability company may also indemnify a manager, member, employee, agent or certain other persons against expenses, including attorney's fees, actually and reasonably incurred in connection with an action or suit by or in the right of such company, if such manager, member, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company. The Bylaws of Blue Chip Broadcasting Licenses II, Ltd. provide that the company shall grant indemnification to the foregoing persons to the extent authorized by the Nevada Revised Statutes.


  Registrants Incorporated or Organized Under Ohio Law

   Blue Chip Broadcast Company is incorporated under the laws of the State of Ohio. Under Section 1701.13 of the Ohio Revised Code, a corporation may indemnify a director, officer, employee or agent or certain other persons against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with an action, suit or proceeding, if such director, officer, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may also indemnify a director, officer, employee or agent or certain other persons against expenses, including attorney's fees, actually and reasonably incurred in connection with an action or suit by or in the right of such corporation, subject to certain exceptions, if such director, officer, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Article IV of the Regulations of Blue Chip Broadcast Company provides that the company shall indemnify all the foregoing persons to the full extent permitted by the General Corporation Law of Ohio.

   Blue Chip Broadcasting, Ltd. and Blue Chip Broadcasting Licenses, Ltd. are organized as limited liability companies under the laws of the State of Ohio. Under Section 1705.32 of the Ohio Revised Code, a limited liability company may indemnify a manager, member, partner, officer, employee, agent or certain other persons against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with an action, suit or proceeding, if such manager, member, partner, officer, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A limited liability company may also indemnify a manager, officer, employee, agent or certain other persons against expenses, including attorney's fees, actually and reasonably incurred in connection with an action or suit by or in the right of such company, if such manager, officer, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company. The Bylaws of each of Blue Chip Broadcasting, Ltd. and Blue Chip Broadcasting Licenses, Ltd. provide that the company shall indemnify the foregoing persons to the full extent authorized by the Ohio Revised Code.

   The above discussion of the relevant statutes and the governing documents of the registrants is not intended to be exhaustive and is qualified in its entirety by reference to such statutes and governing documents.

   We refer you to the proposed Form of Underwriting Agreement, filed as
Exhibit 1.1, for additional provisions relating to indemnification of Radio One and its directors and officers.

  Indemnification of Trustees of the Radio One Trusts

   Each trust agreement provides that no trustee, affiliate of any trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any trustee or any employee or agent of a Radio One Trust or its affiliates, each referred to as an indemnified person, shall be liable, responsible or accountable in damages or otherwise to any employee or agent of a Radio One Trust or its affiliates or any officers, directors, stockholders, employees, representatives or agents of Radio One or its affiliates, or to any holders of trust securities of a Radio One Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of a Radio One Trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by the trust agreement of a Radio One Trust or by law, except that an indemnified person shall be liable for any such loss, damage or claim incurred by reason of such indemnified person's gross negligence (or, in the case of the property trustee of a Radio One Trust, negligence), willful misconduct or bad faith with respect to such acts or omissions. The trust agreement also provides that, to the fullest extent permitted by applicable law, Radio One shall indemnify and hold harmless each indemnified person from and against any loss, damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of a Radio One Trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the trust agreement, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (or, in the case of the property trustee of a Radio One Trust, negligence), willful misconduct or bad faith with respect to such acts or omissions. Each trust agreement further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by Radio One prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Radio One of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified pursuant to the trust agreement.

Item 16.  Exhibits.



Exhibit
Number                                                 Description
------- ---------------------------------------------------------------------------------------------------------
 1.1    Form of Underwriting Agreement (previously filed).
 3.1    Amended and Restated Certificate of Incorporation of Radio One, Inc. (dated as of May 4, 2000) as filed with the State of Delaware on May 9, 2000 (incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 000-25969; Film No. 631638)).
 3.1.1  Certificate of Amendment (dated as of September 21, 2000) of the Amended and Restated
        Certificate of Incorporation of Radio One, Inc. (dated as of May 4, 2000), as filed with the State of
        Delaware on September 21, 2000 (incorporated by reference to Radio One's Current Report on
        Form 8-K filed October 6, 2000 (File No. 000-25969; Film No. 736375)).
 3.2    Amended and Restated By-laws of Radio One, Inc., amended as of June 5, 2001 (incorporated by reference to Radio One's Form 10-Q filed on August 14, 2001 (File No. 000-25969; Film
        No. 1714323)).
 3.3    Certificate Of Designations, Rights and Preferences of the 6 1/2% Convertible Preferred Securities
        Remarketable Term Income Deferrable Equity Securities (HIGH TIDES) of Radio One, Inc., as filed with the State of Delaware on July 13, 2000 (incorporated by reference to Radio One's Quarterly
        Report on Form 10-Q for the period ended June 30, 2000 (File No. 000-25969; Film No. 698190)).
 4.14   Indenture, dated as of May 18, 2001, between Radio One, Inc. and United States Trust Company of
        New York, as Trustee (incorporated by reference to Radio One's Registration Statement on Form
        S-4 filed July 17, 2001 (File No. 333-65278; Film No. 1683373)).
 4.14.1 First Supplemental Indenture, dated as of August 10, 2001, among Radio One, Inc., the Guaranteeing
        Subsidiaries and other Guarantors listed therein, and The Bank of New York (as successor to The
        United States Trust Company of New York), as trustee (incorporated by reference to Amendment
        No. 1, filed October 4, 2001, to Radio One's Registration Statement on Form S-4 (File No. 333-
        65278; Film No. 1752425)).
 4.14.2 Second Supplemental Indenture, dated as of December 31, 2001, among Radio One, Inc., the
        Guaranteeing Subsidiaries and other Guarantors listed therein, and The Bank of New York (as successor to The United States Trust Company of New York), as trustee.
 4.15   Form of 8 7/8% Senior Subordinated Notes, due 2011 (incorporated by reference to Radio One's
        Registration Statement on Form S-4 filed July 17, 2001 (File No. 333-65278; Film No. 1683373)).
 4.17   Form of Senior Indenture (previously filed).
 4.18   Form of Senior Debt Security (included in Form of Senior Indenture filed as Exhibit 4.17).
 4.19   Form of Subordinated Indenture (previously filed).
 4.20   Form of Subordinated Debt Security (included in Form of Subordinated Indenture filed as
        Exhibit 4.19).
 4.21   Form of Junior Subordinated Indenture (previously filed).
 4.22   Certificate of Trust of Radio One Trust I (previously filed).
 4.23   Trust Agreement of Radio One Trust I (previously filed).
 4.24   Certificate of Trust of Radio One Trust II (previously filed).
 4.25   Trust Agreement of Radio One Trust II (previously filed).
 4.26   Form of Amended and Restated Trust Agreement (previously filed).
 4.27   Form of Preferred Securities Guarantee Agreement (previously filed).
 4.28   Form of Preferred Securities Certificate (included in Form of Amended and Restated Trust
        Agreement filed as Exhibit 4.26).
 4.29   Form of Warrant Agreement (previously filed).
 4.30   Form of Standard Stock Warrant Agreement Provisions (previously filed).
 4.31   Form of Stock Purchase Contract Agreement (previously filed).
 5.1    Opinion of Kirkland & Ellis regarding the legality of the securities being registered (previously filed).

Exhibit
Number                                              Description
------- ----------------------------------------------------------------------------------------------------
  5.2   Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered
        (previously filed).
 12.1   Statement setting forth computation of ratios (previously filed).
 23.1   Consent of Kirkland & Ellis (included in Exhibit 5.1).
 23.2   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
 23.3   Consent of Arthur Andersen LLP.
 23.4   Consent of PricewaterhouseCoopers, LLP
 23.5   Consent of Clark, Schaefer, Hackett & Co.
 24.1   Power of Attorney for Radio One, Inc. (included on the signature pages hereto).
 24.2   Power of Attorney for Radio One, as Sponsor, to sign the Registration Statement on behalf of Radio
        One Trust I (included in Exhibit 4.23).
 24.3   Power of Attorney for Radio One, as Sponsor, to sign the Registration Statement on behalf of Radio
        One Trust II (included in Exhibit 4.25).
 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for The Bank of New York
        (as successor to United States Trust Company of New York), as trustee under the Indenture
        (previously filed).
 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as trustee under the Senior Indenture (previously filed).
 25.3   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as trustee under the Subordinated Indenture (previously filed).
 25.4   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as trustee under the Junior Subordinated Debenture Indenture (previously filed).
 25.5   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as guarantee trustee under the Preferred Securities Guarantee Agreement for Radio One
        Trust I (previously filed).
 25.6   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as guarantee trustee under the Preferred Securities Guarantee Agreement for Radio One
        Trust II (previously filed).
 25.7   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as property trustee under the Amended and Restated Trust Agreement for Radio One
        Trust I (previously filed).
 25.8   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as property trustee under the Amended and Restated Trust Agreement for Radio One
        Trust II (previously filed).


Item 17.  Undertakings.

   Each undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
      (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
       provided, however, that clauses (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment (whether or not containing a form of prospectus) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) That, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (6) If any of the securities are offered at a competitive bidding, (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of
       Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland, on March 25, 2002.


                                          RADIO ONE, INC.


                                          By: /S/ ALFRED C. LIGGINS, III

                                            -----------------------------------

                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                            Officer

                                          RADIO ONE LICENSES, LLC
                                          BELL BROADCASTING COMPANY
                                          RADIO ONE OF DETROIT, LLC
                                          RADIO ONE OF ATLANTA, LLC
                                          ROA LICENSES, LLC
                                          RADIO ONE OF CHARLOTTE, LLC,
                                          RADIO ONE OF AUGUSTA, LLC
                                          CHARLOTTE BROADCASTING, LLC
                                          RADIO ONE OF NORTH CAROLINA, LLC
                                          RADIO ONE OF BOSTON, INC.
                                          RADIO ONE OF BOSTON LICENSES, LLC
                                          BLUE CHIP MERGER SUBSIDIARY, INC.
                                          BLUE CHIP BROADCAST COMPANY
                                          BLUE CHIP BROADCASTING, LTD.
                                          BLUE CHIP BROADCASTING LICENSES, LTD.
                                          BLUE CHIP BROADCASTING LICENSES II,
                                            LTD.
                                          RADIO ONE OF INDIANA, LLC
                                          RADIO ONE OF TEXAS I, LLC
                                          RADIO ONE OF TEXAS II, LLC
                                          SATELLITE ONE, L.L.C.


                                          By: /S/ ALFRED C. LIGGINS, III

                                            -----------------------------------

                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                            Officer

                                          RADIO ONE OF INDIANA, L.P.

                                          By: RADIO ONE, INC.,
                                              its general partner


                                          By: /S/ ALFRED C. LIGGINS, III

                                            -----------------------------------

                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                            Officer

                                          RADIO ONE OF TEXAS, L.P.

                                          By: RADIO ONE OF TEXAS I, LLC,
                                              its general partner


                                          By: /S/ ALFRED C. LIGGINS

                                            -----------------------------------

                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                            Officer

                       POWER OF ATTORNEY AND SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on behalf of the following persons by Linda J. Eckard Vilardo, their true and lawful attorney, on the date indicated.


                                  Registrants


        Signature                           Title(s)                        Date
        ---------                           --------                        ----

 /s/ Catherine L. Hughes   Chairperson of the Board of Directors /(1)/ March 25, 2002
--------------------------
   Catherine L. Hughes

    /s/ Terry L. Jones     Director /(1)/                              March 25, 2002
--------------------------
      Terry L. Jones

   /s/ Brian W. McNeill    Director /(1)/                              March 25, 2002
--------------------------
     Brian W. McNeill

   /s/ Larry D. Marcus     Director /(2)/                              March 25, 2002
--------------------------
     Larry D. Marcus

     /s/ L. Ross Love      Director /(3)/                              March 25, 2002
--------------------------
       L. Ross Love

/s/ D. Geoffrey Armstrong  Director /(3)/                              March 25, 2002
--------------------------
  D. Geoffrey Armstrong

/s/ Alfred C. Liggins, III Director /(1),/ President and Chief         March 25, 2002
--------------------------   Executive Officer (Principal
  Alfred C. Liggins, III     Executive Officer)/ (4)/ and in the
                             capacity described below /(5)/

   /s/ Scott R. Royster    Executive Vice President and Chief          March 25, 2002
--------------------------   Financial Officer (Principal
     Scott R. Royster        Financial and Accounting
                             Officer)/ (4)/

--------
/(1)/ Radio One, Inc., Bell Broadcasting Company, Radio One of Boston, Inc.,
      Blue Chip Merger Subsidiary, Inc., and Blue Chip Broadcast Company.
/(2)/ Radio One, Inc., Radio One of Boston, Inc., Blue Chip Merger Subsidiary,
      Inc., and Blue Chip Broadcast Company.
/(3)/ Radio One, Inc.
/(4)/ All Registrants, other than the Radio One Trusts and the limited partnership Registrants.
/(5)/ For the Registrants that are limited liability companies or limited partnerships , Alfred C. Liggins, III is executing on behalf of such Registrants in the following capacity: (a) for each of Radio One Licenses, LLC, Radio One of Atlanta, LLC, Radio One of Charlotte, LLC, Radio One of Texas I, LLC, Radio One of Texas II, LLC and Satellite One, L.L.C., as President and Chief Executive Officer of Radio One, Inc., the sole member of each such limited liability company, (b) for Radio One of Detroit, LLC, as President and Chief Executive Officer of Bell Broadcasting Company, its sole member, (c) for ROA Licenses, LLC, as President and Chief Executive Officer of Radio One of Atlanta, LLC, its sole member, (d) for Radio One of Augusta, LLC and Charlotte Broadcasting, LLC, as President and Treasurer of Radio One of Charlotte, LLC, the sole member of each such limited liability company, (e) for Radio One of North Carolina, LLC, as President and Chief Executive Officer of Charlotte Broadcasting, LLC, its sole member, (f) for Radio One of Boston Licenses, LLC, as President and Chief Executive Officer of Radio One of Boston, Inc., its sole member, (g) for Blue Chip Broadcasting, Ltd., as President and Chief Executive Officer of Blue Chip Broadcast Company, its sole member, (h) for Blue Chip Broadcasting Licenses, Ltd., as President and Chief Executive Officer of Blue Chip Broadcasting, Ltd., its sole member, (i) for Blue Chip Broadcasting Licenses II, Ltd., as President and Chief Executive Officer of Blue Chip Merger Subsidiary, Inc., its sole member, (j) for Radio One of Indiana, L.P., as President and Chief Executive Officer of Radio One, Inc., its general partner, (k) for Radio One of Indiana, LLC, as President and Chief Executive Officer of Radio One, Inc., the general partner of Radio One of Indiana, L.P., its sole member, and (l) for Radio One of Texas, L.P., as President and Chief Executive Officer of Radio One of Texas I, LLC, its general partner.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, Radio One Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland, on March 25, 2002.


                                          RADIO ONE TRUST I

                                          By: Radio One, Inc., as Sponsor


                                          By: /S/ ALFRED C. LIGGINS, III

                                            ------------------------------------
                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                            Officer

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, Radio One Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland, on March 25, 2002.


                                          RADIO ONE TRUST II

                                          By: Radio One, Inc., as Sponsor


                                          By: /S/ ALFRED C. LIGGINS, III

                                            ------------------------------------
                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                            Officer

                                 EXHIBIT INDEX


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Exhibit
Number                                               Description
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
 1.1    Form of Underwriting Agreement (previously filed).
 3.1    Amended and Restated Certificate of Incorporation of Radio One, Inc. (dated as of May 4, 2000) as filed with the State of Delaware on May 9, 2000 (incorporated by reference to Radio One's
        Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 000-25969; Film No.
        631638)).
 3.1.1  Certificate of Amendment (dated as of September 21, 2000) of the Amended and Restated
        Certificate of Incorporation of Radio One, Inc. (dated as of May 4, 2000), as filed with the State of
        Delaware on September 21, 2000 (incorporated by reference to Radio One's Current Report on
        Form 8-K filed October 6, 2000 (File No. 000-25969; Film No. 736375)).
 3.2    Amended and Restated By-laws of Radio One, Inc., amended as of June 5, 2001 (incorporated by reference to Radio One's Form 10-Q filed on August 14, 2001 (File No. 000-25969; Film
        No. 1714323)).
 3.3    Certificate Of Designations, Rights and Preferences of the 6 1/2% Convertible Preferred Securities
        Remarketable Term Income Deferrable Equity Securities (HIGH TIDES) of Radio One, Inc., as filed with the State of Delaware on July 13, 2000 (incorporated by reference to Radio One's Quarterly
        Report on Form 10-Q for the period ended June 30, 2000 (File No. 000-25969; Film No. 698190)).
 4.14   Indenture, dated as of May 18, 2001, between Radio One, Inc. and United States Trust Company of
        New York, as Trustee (incorporated by reference to Radio One's Registration Statement on Form
        S-4 filed July 17, 2001 (File No. 333-65278; Film No. 1683373)).
 4.14.1 First Supplemental Indenture, dated as of August 10, 2001, among Radio One, Inc., the Guaranteeing
        Subsidiaries and other Guarantors listed therein, and The Bank of New York (as successor to The
        United States Trust Company of New York), as trustee (incorporated by reference to Amendment
        No. 1, filed October 4, 2001, to Radio One's Registration Statement on Form S-4 (File No. 333-
        65278; Film No. 1752425)).
 4.14.2 Second Supplemental Indenture, dated as of December 31, 2001, among Radio One, Inc., the
        Guaranteeing Subsidiaries and other Guarantors listed therein, and The Bank of New York (as successor to The United States Trust Company of New York), as trustee.
 4.15   Form of 8 7/8% Senior Subordinated Notes, due 2011 (incorporated by reference to Radio One's
        Registration Statement on Form S-4 filed July 17, 2001 (File No. 333-65278; Film No. 1683373)).
 4.17   Form of Senior Indenture (previously filed).
 4.18   Form of Senior Debt Security (included in Form of Senior Indenture filed as Exhibit 4.17).
 4.19   Form of Subordinated Indenture (previously filed).
 4.20   Form of Subordinated Debt Security (included in Form of Subordinated Indenture filed as
        Exhibit 4.19).
 4.21   Form of Junior Subordinated Indenture (previously filed).
 4.22   Certificate of Trust of Radio One Trust I (previously filed).
 4.23   Trust Agreement of Radio One Trust I (previously filed).
 4.24   Certificate of Trust of Radio One Trust II (previously filed).
 4.25   Trust Agreement of Radio One Trust II (previously filed).
 4.26   Form of Amended and Restated Trust Agreement (previously filed).
 4.27   Form of Preferred Securities Guarantee Agreement (previously filed).
 4.28   Form of Preferred Securities Certificate (included in Form of Amended and Restated Trust
        Agreement filed as Exhibit 4.26).
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
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Exhibit
Number                                              Description
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
  4.29  Form of Warrant Agreement (previously filed).
  4.30  Form of Standard Stock Warrant Agreement Provisions (previously filed).
  4.31  Form of Stock Purchase Contract Agreement (previously filed).
  5.1   Opinion of Kirkland & Ellis regarding the legality of the securities being registered
        (previously filed).
  5.2   Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered
        (previously filed).
 12.1   Statement setting forth computation of ratios (previously filed).
 23.1   Consent of Kirkland & Ellis (included in Exhibit 5.1).
 23.2   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
 23.3   Consent of Arthur Andersen LLP.
 23.4   Consent of PricewaterhouseCoopers, LLP
 23.5   Consent of Clark, Schaefer, Hackett & Co.
 24.1   Power of Attorney for Radio One, Inc. (included on the signature pages hereto).
 24.2   Power of Attorney for Radio One, as Sponsor, to sign the Registration Statement on behalf of Radio
        One Trust I (included in Exhibit 4.23).
 24.3   Power of Attorney for Radio One, as Sponsor, to sign the Registration Statement on behalf of Radio
        One Trust II (included in Exhibit 4.25).
 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for The Bank of New York
        (as successor to United States Trust Company of New York), as trustee under the Indenture
        (previously filed).
 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as trustee under the Senior Indenture (previously filed).
 25.3   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as trustee under the Subordinated Indenture (previously filed).
 25.4   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as trustee under the Junior Subordinated Debenture Indenture (previously filed).
 25.5   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as guarantee trustee under the Preferred Securities Guarantee Agreement for Radio One
        Trust I (previously filed).
 25.6   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as guarantee trustee under the Preferred Securities Guarantee Agreement for Radio One
        Trust II (previously filed).
 25.7   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as property trustee under the Amended and Restated Trust Agreement for Radio One
        Trust I (previously filed).
 25.8   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for Wilmington Trust
        Company, as property trustee under the Amended and Restated Trust Agreement for Radio One
        Trust II (previously filed).
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